     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 1997
                                                     REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ---------------
                            SIGNATURE RESORTS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         MARYLAND                            6552                    95-4582157
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)    IDENTIFICATION NO.)

                    5933 WEST CENTURY BOULEVARD, SUITE 210
                         LOS ANGELES, CALIFORNIA 90045
                                (310) 348-1000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ---------------
                               ANDREW D. HUTTON
                      VICE PRESIDENT AND GENERAL COUNSEL
                            SIGNATURE RESORTS, INC.
                    5933 WEST CENTURY BOULEVARD, SUITE 210
                         LOS ANGELES, CALIFORNIA 90045
                                (310) 348-1000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ---------------
                                  COPIES TO:
                             JOHN M. NEWELL, ESQ.
                               LATHAM & WATKINS
                             633 WEST FIFTH STREET
                                  SUITE 4000
                         LOS ANGELES, CALIFORNIA 90071
                                (213) 485-1234
                               ---------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 From time to time after the effective date of this Registration Statement as determined by market conditions.
                               ---------------
  If any of the securities on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434 of the Securities Act of 1933, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                                                         PROPOSED       PROPOSED
                                                         MAXIMUM        MAXIMUM
                                                         OFFERING      AGGREGATE      AMOUNT OF
       TITLE OF EACH CLASS OF           AMOUNT TO BE    PRICE PER       OFFERING    REGISTRATION
     SECURITIES TO BE REGISTERED         REGISTERED      SHARE(1)       PRICE(1)         FEE
---------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per        4,959,548
 Share...............................      Shares        $33.063      $163,977,536     $49,690
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low trading prices of the Common Stock on the Nasdaq National Market on June 23, 1997.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                            SIGNATURE RESORTS, INC.

                             CROSS-REFERENCE SHEET

           PURSUANT TO RULE 404(a) AND ITEM 501(b) OF REGULATION S-K

         ITEM NUMBER AND HEADING IN
      FORM S-1 REGISTRATION STATEMENT               PROSPECTUS CAPTION
      -------------------------------               ------------------
  1. Forepart of the Registration
      Statement and Outside Front
      Cover Page of Prospectus........   Facing Page; Cross-Reference Sheet;
                                          Outside Front Cover Page of Prospectus

  2. Inside Front and Outside Back
      Cover Pages of Prospectus.......  Inside Front and Outside Back Cover
                                          Pages of Prospectus

  3. Summary Information, Risk Factors
      and Ratio of Earnings to Fixed
      Charges.........................   Summary; Risk Factors

  4. Use of Proceeds..................   Summary; Use of Proceeds; Consolidated
                                          Capitalization; Management's
                                          Discussion and Analysis of Financial
                                          Condition and Results of Operations

  5. Determination of Offering Price..   Outside Front Cover Page; Plan of
                                          Distribution

  6. Dilution.........................   Not Applicable

  7. Selling Security Holders.........   Principal Stockholders; Registering
                                          Stockholders

  8. Plan of Distribution.............   Outside Front Cover Page; Plan of
                                          Distribution

  9. Description of Securities to be     Summary; Description of Capital Stock
      Registered......................

  10. Interests of Named Experts and
      Counsel.........................   Experts; Legal Matters

  11. Information with Respect to the
      Registrant......................   Outside and Inside Front Cover Pages of
                                          Prospectus; Summary; Risk Factors; Use
                                          of Proceeds; Common Stock Price Range;
                                          Dividend Policy; Consolidated
                                          Capitalization; Selected Consolidated
                                          and Restated Historical Financial
                                          Information of the Company; Selected
                                          Financial Data of Plantation Resorts
                                          Group, Inc.; Pro Forma Financial
                                          Information (Unaudited); Management's
                                          Discussion and Analysis of Financial
                                          Condition and Results of Operations;
                                          Business; Management; Certain
                                          Relationships and Related
                                          Transactions; Principal Stockholders;
                                          Registering Stockholders; Description
                                          of Capital Stock; Certain Provisions
                                          of Maryland Law and of the Company's
                                          Charter and Bylaws; Shares Eligible
                                          for Future Sale; Plan of Distribution;
                                          Legal Matters; Experts; Available
                                          Information; Index to Financial
                                          Statements

  12. Disclosure of Commission Position
      on Indemnification for
      Securities Act Liabilities......   Not Applicable

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED JUNE 27, 1997

                                4,959,548 SHARES

                          [LOGO OF SIGNATURE RESORTS]

                            SIGNATURE RESORTS, INC.

                                  COMMON STOCK

  The shares of Common Stock, par value $0.01 per share ("Common Stock"), of Signature Resorts, Inc., a Maryland corporation (the "Company" or "Signature"), which may be offered hereby (the "Registered Offering") are held by certain stockholders of the Company (the "Registering Stockholders"). See "Registering Stockholders." The Company will not receive any of the proceeds from the sale of any shares offered hereby. The Registering Stockholders received such shares of Common Stock in private placement transactions and the Company has agreed to file and maintain a shelf registration statement relating to such shares in order to permit the Registering Stockholders to resell such shares from time-to-time in public transactions. In connection with this transaction, the
Company will bear expenses estimated at $   .

  The Common Stock is listed on the Nasdaq National Market under the symbol "SIGR." On June 26, 1997, the last reported sales price for the Company's Common Stock was $34 5/16 per share. See "Common Stock Price Range."

  SEE "RISK FACTORS" COMMENCING ON PAGE 10 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.
                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES COMMISSION
    PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF   THIS  PROSPECTUS.  ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  Any distribution of the shares covered by this Prospectus may be effected from time to time in one or more transactions (which may involve block transactions) on the Nasdaq National Market, in negotiated transactions or in a combination of such methods of sale, at fixed prices, at prices related to the prevailing market prices or at negotiated prices. The Registering Stockholders will effect any such transactions with or through one or more broker-dealers which may act as agent or principal, and if required by the Company, through block trades or offerings through underwriters. Any such broker-dealer may receive compensation in the form of underwriting discounts, concessions or commissions from the Registering Stockholders and/or the purchaser of the shares for whom it may act as agent or to whom it may sell as principals or both. With respect to any shares sold by a Registering Stockholder, the Registering Stockholder and/or any broker-dealer effecting the sales may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by the broker-dealer and any profit on the resale of shares as principal may be deemed to be underwriting discounts or commissions under the Securities Act. Additionally, the Registering Stockholders may pledge or make gifts of their shares and such shares may also be sold by the pledgees or transferees. See "Plan of Distribution."

                                  -----------

                  The date of this Prospectus is       , 1997

  IN CONNECTION WITH THE REGISTERED OFFERING, UNDERWRITERS MAY EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET, ON THE OPEN MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                                   SUMMARY

   The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the financial statements and notes thereto, included elsewhere in this Prospectus. Unless the context otherwise indicates, the "Company" means Signature Resorts, Inc. and includes its corporate and partnership predecessors and wholly-owned subsidiaries and affiliates, including AVCOM International, Inc. ("AVCOM") and its subsidiaries, which were acquired by a subsidiary of Signature Resorts, Inc. on February 7, 1997 in the merger with AVCOM (the "AVCOM Merger") and Plantation Resorts Group, Inc. ("PRG") and its subsidiaries, which were acquired by a subsidiary of Signature Resorts, Inc. on May 15, 1997 (the "PRG Merger"). This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

                                 THE COMPANY

   Signature Resorts, Inc. is one of the largest developers and operators of vacation ownership resorts in North America. The Company is devoted exclusively to vacation ownership operations and, as of the date of this Prospectus, owns 22 vacation ownership resorts located in a variety of popular resort destinations, which includes three resorts in which the Company holds a partial interest. The Company's resorts are located in Arizona (six resorts), California (five resorts), Florida (two resorts), Netherlands Antilles (two resorts), Hawaii, Missouri, South Carolina, Texas, U.S. Virgin Islands and Virginia (two resorts). The Company acquired (i) its Arizona resorts, three of its California resorts and its Texas resort as a result of the AVCOM Merger (the "All Seasons Resorts") and (ii) its Virginia resorts as a result of the PRG Merger (the "PRG Resorts"). The Company currently sells Vacation Intervals at 18 of these 22 resorts; sales at three resorts have been substantially completed; and sales at one resort have yet to commence.

   The Company's principal operations currently consist of (i) acquiring, developing and operating vacation ownership resorts, (ii) marketing and selling vacation ownership interests in its resorts, which typically entitle the buyer to use a fully-furnished vacation residence, generally for a one-week period each year ("Vacation Intervals") and (iii) providing financing for the purchase of Vacation Intervals at its resorts.

   The Company's principal executive offices are located at 5933 West Century Boulevard, Suite 210, Los Angeles, California 90045, and its telephone number is (310) 348-1000.

                              RECENT DEVELOPMENTS

  Acquisition of Plantation Resorts Group, Inc. On May 15, 1997 the Company consummated the PRG Merger, acquiring 100% of the capital stock of PRG for the issuance of 2,401,229 shares of the Company's Common Stock. Based upon the closing price of the Company's Common Stock on May 15, 1997, the 2,401,229 shares issued in the PRG Merger were valued at approximately
$59.1 million in the aggregate. The PRG Merger will be accounted for by the Company under the pooling-of-interests method of accounting.

  PRG is a Williamsburg, Virginia based developer, owner and operator of vacation ownership resorts and owns and operates the Powhatan Plantation Resort which currently consists of 405 units, and the Greensprings Plantation Resort which currently consists of 58 units. Upon completion, the two PRG Resorts will have a combined total of 1,000 units.

  The Company also acquired an additional 141 acres of waterfront land near the PRG Resorts. Subject to obtaining necessary permits and approvals, the Company expects to use the land for the future development of 350 units. The PRG Resorts and the additional land together provide an aggregate expansion capacity of over 43,000 intervals.

  Pursuant to the Agreement and Plan of Merger dated as of May 15, 1997 by and among the Company, Primavera Acquisition Corp. and PRG (the "PRG Merger Agreement"), certain beneficial shareholders of PRG agreed to indemnify the Company from and against certain expenses and damages arising out of a breach of a representation, warranty or covenant made by PRG in the PRG Merger Agreement. In order to establish a procedure for the satisfaction of claims by the Company for indemnification, the PRG Merger Agreement requires 5% of the 2,401,229 shares of the Company's Common Stock received by PRG stockholders upon consummation of the PRG Merger be deposited into escrow and held pursuant to an escrow agreement. The PRG Merger Agreement provides that the escrow shares will be held by the escrow agent to satisfy claims made within one year from the closing date. If no claim for indemnification is outstanding at the end of the one year period, the remaining escrowed shares will be released.

  Pursuant to the terms of the PRG Merger Agreement, the Company entered into a one year consulting agreement, subject to renewal, with Robert T. Gow and Kay F. Gow (the "Gows") (the "Consulting Agreement"). The Consulting Agreement provides that, under the Company's supervision, the Gows shall be responsible for general property management, sales, marketing and construction supervision, as well as administrative activities for the PRG Resorts including inventory and underwriting control, contract processing, registration and loan servicing. Under the supervision of the Company's senior management, the principals will have primary responsibility for the performance of such services and will receive a salary and discretionary bonuses in connection therewith as approved in the Consulting Agreement. In addition, the Consulting Agreement provides for the payment to Robert Gow of an acquisition fee in the event Mr. Gow introduces to or procures for the Company, and the Company consummates, any vacation ownership resorts or operating companies.

  Pursuant to the terms of the PRG Merger Agreement, the Company and the PRG shareholders entered into a registration rights agreement (the "PRG Registration Rights Agreement") with respect to the registration of the shares of Common Stock delivered to the PRG stockholders at closing (the "PRG Registrable Shares"). The PRG Registration Rights Agreement provides for either
(i) a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act covering the PRG Registrable Shares or (ii) an amendment of an effective shelf registration of the Company to provide for the inclusion of the PRG Registrable Shares. The Company has agreed to use its maximum reasonable efforts to cause the shelf registration to be declared effective under the Securities Act as soon as practicable following the closing of the PRG Merger and to keep the shelf registration continuously effective under the Securities Act for a period of the shorter of three years from the closing, or such period that will terminate when all Registrable Shares are tradeable without restriction under any applicable rules and regulations under the Securities Act or when all PRG Registrable Shares covered by the shelf registration have been disposed of in accordance therewith. See "Shares Eligible for Future Sale."

  Acquisition of LSI Group Holdings, PLC. On June 5, 1997, the Company announced the execution of a definitive agreement to acquire 100% of the capital stock of LSI Group Holdings, PLC ("LSI"). LSI is a United Kingdom based developer, owner and operator of European vacation ownership resorts with 11 resorts located in England, Spain and Austria. Operating a points-based club system, LSI and its Grand Vacation Club allow member families to flexibly exchange points for vacation options at LSI's resorts. Under the LSI club system, members purchase an annual allotment of points which can be applied toward a single extended stay or several shorter vacations at LSI's resorts according to established exchange rates. The number of points required for each vacation option vary based upon the desired resort location, time of year, length of stay and unit size and type. LSI's 11 resorts are located in England's Lake District and Midlands (2 resorts), Southern England (2 resorts), the sun coast of Spain (3 resorts), the Spanish island of Menorca (2 resorts), Lanzarote in the Canary Islands and the Austrian Alps.

  Under the terms of the purchase agreement, the Company will acquire all outstanding shares of LSI stock in exchange for newly-issued shares of the Company's Common Stock (the "LSI Merger"). The actual number of shares to be issued by the Company will be determined by the average closing price of the Company's Common Stock for a five day trading period which will end prior to August 7, 1997. Between an average closing price of $21 and $27 per share, 1,875,000 shares will be issued. Should the average closing price exceed $27 per share, the number of shares issued would decrease so that the total common stock consideration would not exceed $50,625,000, subject to a minimum of 1,400,000 shares being issued.

  The LSI Merger is subject to any applicable waiting periods required for governmental approvals and the satisfaction of other customary conditions. The LSI Merger is structured to qualify for the pooling-of-interests method of accounting and is anticipated to close during the third quarter of 1997. Giving effect to the LSI acquisition, the Company will own and operate 33 resorts in Europe and North America.

                            THE REGISTERED OFFERING

 Common Stock offered by the Registering
  Stockholders.............................. 4,959,548 shares
 Common Stock to be outstanding after
  the Registered Offering................... 22,292,070 shares(1)
 Use of Proceeds............................ The Company will not receive any proceeds from the sale of Common
                                             Stock by the Registering
                                             Stockholders in the Registered
                                             Offering. See "Use of Proceeds."
 Nasdaq National Market symbol.............. "SIGR"

--------
(1) Does not include 3,024,660 shares of Common Stock initially issuable upon conversion of the Company's 5 3/4% Convertible Subordinated Notes due 2007 (the "Convertible Notes"), 2,500,000 shares of Common Stock reserved for issuance upon exercise of options granted pursuant to the Company's 1996 Equity Participation Plan (as defined) and 500,000 shares of Common Stock reserved for issuance pursuant to the Company's Employee Stock Purchase Plan (as defined). See "Management--1996 Equity Participation Plan" and "-- Employee Stock Purchase Plan."

     SUMMARY CONSOLIDATED AND RESTATED HISTORICAL AND PRO FORMA FINANCIAL
                          INFORMATION OF THE COMPANY
             (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
  The following table sets forth summary consolidated and restated historical and pro forma financial information of the Company. For the historical period ended March 31, 1997, the financial information presented below includes the effect of the Consolidation Transactions (as defined herein) and the Company's initial public offering (the "Initial Public Offering") which were consummated on August 20, 1996. For periods ending prior to March 31, 1997, the historical financial information presented below combines each of the Company's predecessor limited partnerships, limited liability companies and other affiliated corporations that were combined into the Company in the Consolidation Transactions. Such historical financial information also gives effect to the AVCOM Merger by combining and restating the historical financial information of the Company and AVCOM and should be read in conjunction with the selected consolidated historical and pro forma financial information of the Company, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements for the Company and the notes thereto which are contained elsewhere in this Prospectus. The pro forma information for the three month period ended March 31, 1997 gives effect to the PRG Merger (the historical information for such period already gives effect to the Consolidation Transactions and the Initial Public Offering) and the pro forma information for the year ended December 31, 1996 and for the three month period ended March 31, 1996 give effect to the Consolidation Transactions, the Initial Public Offering and the PRG Merger, in each case, as if each had occurred as of the beginning of the period presented. Due to seasonality, other market factors and additions to the number of the Company's resorts, the combined historical and pro forma results for the three months ended March 31, 1997 and 1996 are not necessarily indicative of results for a full year.

                                                    HISTORICAL(a)
                   -------------------------------------------------------------------------------------
                     THREE MONTHS ENDED
                         MARCH  31,                          YEAR ENDED DECEMBER 31,
                   ------------------------  -----------------------------------------------------------
                      1997         1996         1996         1995        1994       1993        1992
                   -----------  -----------  -----------  -----------  --------  ----------- -----------
                   (UNAUDITED)  (UNAUDITED)                                      (UNAUDITED) (UNAUDITED)
 REVENUES:
 Vacation
 Interval sales..  $    45,796  $    19,890  $   121,330  $    92,302  $ 64,399   $ 36,719     $20,629
 Interest income.        5,393        2,489       12,254        7,523     3,863      2,061         586
 Other income....        2,366        1,648        9,891        7,052       882        544         248
                   -----------  -----------  -----------  -----------  --------   --------     -------
 Total revenues..       53,555       24,027      143,475      106,877    69,144     39,324      21,463
                   -----------  -----------  -----------  -----------  --------   --------     -------
 COSTS AND
 OPERATING
 EXPENSES:
 Vacation
 Interval cost of
 sales...........       12,061        5,036       31,302       26,731    19,186      9,256       5,202
 Advertising,
 sales, and
 marketing.......       20,760        9,456       61,495       42,408    30,977     17,759       9,437
 Loan portfolio:
 Interest
 expense--
 treasury........        2,341        1,541        6,466        3,887     1,691      1,009         590
 Other expenses..          844          410        2,260        1,667     1,244        208          50
 Provision for
 doubtful
 accounts........        2,057          717        6,286        2,579     1,294        870         658
 General and
 administrative..        7,122        4,134       27,836       11,148     6,625      4,788       1,824
 Resort property
 valuation
 allowance.......          --           --         2,620          --        --         --          --
 Depreciation and
 amortization....          919          601        4,219        1,861       635        439         225
 Merger costs....        1,693          --           --           --        --         --          --
                   -----------  -----------  -----------  -----------  --------   --------     -------
 Total cost and
 operating
 expenses........       47,797       21,895      142,484       90,281    61,652     34,329      17,986
                   -----------  -----------  -----------  -----------  --------   --------     -------
 Income from
 operations......        5,758        2,132          991       16,596     7,492      4,995       3,477
 Interest
 expense--other..        1,337          834        3,725        1,515     1,313        519         --
 Equity loss on
 investment in
 joint venture...           70            1          236        1,649       271        --          --
 Minority
 interest in
 income of
 consolidated
 limited
 partnership.....           24          --           199          --        --         --          --
                   -----------  -----------  -----------  -----------  --------   --------     -------
 Income (loss)
 before taxes....        4,327        1,297       (3,169)      13,432     5,908      4,476       3,477
 Provision
 (benefit) for
 income taxes....        1,731         (414)      (4,907)       1,479       695      1,970          12
                   -----------  -----------  -----------  -----------  --------   --------     -------
 Net income......  $     2,596  $     1,711  $     1,738  $    11,953  $  5,213   $  2,506     $ 3,465
                   ===========  ===========  ===========  ===========  ========   ========     =======
 Pro forma
 unaudited net
 income
 (loss)(d).......               $       778  $    (1,901) $     8,059  $  3,604   $  2,730     $ 2,119
                                ===========  ===========  ===========  ========   ========     =======
 Pro forma
 unaudited net
 income (loss)
 per common and
 common
 equivalent
 shares
 outstanding
 (Actual for
 March 31, 1997).  $      0.13  $      0.06  $     (0.13) $      0.66  $    --    $    --      $   --
                   ===========  ===========  ===========  ===========  ========   ========     =======
 Pro forma
 unaudited
 weighted average
 common and
 common
 equivalent
 shares
 outstanding
 (Actual for
 March 31, 1997).   19,990,454   12,237,741   14,730,268   12,237,741       --         --          --
 OTHER DATA:
 EBITDA(e).......  $     8,924  $     4,273  $    11,241  $    20,695  $  9,547   $  6,443     $ 4,292
 Cash flows
 provided by
 (used in)
 Operating
 activities......  $    (9,835) $    (4,778) $   (36,646) $     5,504  $ (9,647)  $   (355)    $(7,718)
 Investing
 activities......  $   (26,954) $   (19,490) $   (78,790) $   (50,332) $(26,866)  $(12,973)    $(1,793)
 Financing
 activities......  $   136,090  $    22,710  $   116,531  $    48,096  $ 37,180   $ 15,158     $ 8,427
 Number of
 resorts at
 period end......           20           19           19           11         8          5           3
 Number of
 Vacation
 Intervals sold..        3,445        1,659       10,458        7,482     6,469      3,503       2,206
 Number of
 Vacation
 Intervals in
 inventory.......       32,576       26,866       28,465       22,265     6,269      2,368       3,360
 Average price of
 Vacation
 Intervals sold..  $    13,293  $    11,992  $    11,602  $    12,337  $  9,955   $ 10,482     $ 9,351
 BALANCE SHEET
 DATA (END OF
 PERIOD):
 Cash, including
 escrow..........  $   108,878  $     6,559  $     8,525  $     8,095  $  5,308   $  3,156     $   912
 Total Assets....  $   454,208  $   326,006  $   325,228  $   174,019  $103,306   $ 46,689     $25,984
 Long term debt..  $   248,586  $   118,262  $   165,934  $    97,988  $ 57,375   $ 26,385     $13,736
 Stockholders'
 equity..........  $   152,993  $    45,521  $    96,942  $    43,810  $ 34,195   $ 14,352     $ 9,258
                                               PRO FORMA (UNAUDITED)
                   -----------------------------------------------------------------------------
                           THREE MONTHS ENDED MARCH 31,             YEAR ENDED DECEMBER 31,
                   -------------------------------------------- --------------------------------
                     1997                   1996                             1996
                   ----------- -------------------------------- --------------------------------
                                  CONSOLIDATION                    CONSOLIDATION
                     THE PRG   TRANSACTIONS/INITIAL   THE PRG   TRANSACTIONS/INITIAL   THE PRG
                    MERGER(b)   PUBLIC OFFERING(c)   MERGER(b)   PUBLIC OFFERING(c)   MERGER(b)
                   ----------- -------------------- ----------- -------------------- -----------
 REVENUES:
 Vacation
 Interval sales..  $    53,930     $    19,890      $    31,175     $   121,330      $   157,042
 Interest income.        8,416           2,489            5,655          12,254           24,935
 Other income....        2,367           1,728            1,731          10,101           10,133
                   ----------- -------------------- ----------- -------------------- -----------
 Total revenues..       64,713          24,107           38,561         143,685          192,110
                   ----------- -------------------- ----------- -------------------- -----------
 COSTS AND
 OPERATING
 EXPENSES:
 Vacation
 Interval cost of
 sales...........       14,572           5,021            8,514          31,252           42,618
 Advertising,
 sales, and
 marketing.......       24,527           9,456           14,712          61,495           78,029
 Loan portfolio:
 Interest
 expense--
 treasury........        4,100             687            2,358           3,995           11,011
 Other expenses..        1,422             393              789           2,194            4,010
 Provision for
 doubtful
 accounts........        2,138             717            1,296           6,286            8,009
 General and
 administrative..        8,225           4,134            4,512          27,836           30,692
 Resort property
 valuation
 allowance.......          --              --               --            2,620            2,620
 Depreciation and
 amortization....        1,057             601              705           4,219            4,639
 Merger costs....        1,693             --               --              --               --
                   ----------- -------------------- ----------- -------------------- -----------
 Total cost and
 operating
 expenses........       57,734          21,009           32,886         139,897          181,628
                   ----------- -------------------- ----------- -------------------- -----------
 Income from
 operations......        6,979           3,098            5,675           3,788           10,482
 Interest
 expense--other..        1,337             283              283           2,144            2,144
 Equity loss on
 investment in
 joint venture...           70             147              147             626              626
 Minority
 interest in
 income of
 consolidated
 limited
 partnership.....           24             --               --              199              199
                   ----------- -------------------- ----------- -------------------- -----------
 Income (loss)
 before taxes....        5,548           2,668            5,245             819            7,513
 Provision
 (benefit) for
 income taxes....        2,220           1,067            2,098             328            3,006
                   ----------- -------------------- ----------- -------------------- -----------
 Net income......  $     3,328     $     1,601      $     3,147     $       491      $     4,507
                   =========== ==================== =========== ==================== ===========
 Pro forma
 unaudited net
 income
 (loss)(d).......
 Pro forma
 unaudited net
 income (loss)
 per common and
 common
 equivalent
 shares
 outstanding
 (Actual for
 March 31, 1997).  $      0.15     $      0.09      $      0.15     $      0.03      $      0.21
                   =========== ==================== =========== ==================== ===========
 Pro forma
 unaudited
 weighted average
 common and
 common
 equivalent
 shares
 outstanding
 (Actual for
 March 31, 1997).   22,391,683      18,275,241       20,676,470      19,100,399       21,501,628
 OTHER DATA:
 EBITDA(e).......
 Cash flows
 provided by
 (used in)
 Operating
 activities......
 Investing
 activities......
 Financing
 activities......
 Number of
 resorts at
 period end......
 Number of
 Vacation
 Intervals sold..
 Number of
 Vacation
 Intervals in
 inventory.......
 Average price of
 Vacation
 Intervals sold..
 BALANCE SHEET
 DATA (END OF
 PERIOD):
 Cash, including
 escrow..........
 Total Assets....
 Long term debt..
 Stockholders'
 equity..........

                                                              MARCH 31, 1997
                                                          ----------------------
                                                                    AS ADJUSTED
                                                          COMPANY     FOR THE
                                                           ACTUAL  PRG MERGER(b)
                                                          -------- -------------
                                                                    (UNAUDITED)
BALANCE SHEET DATA (AT END OF PERIOD)
Cash, including escrow................................... $108,878   $115,484
Total assets.............................................  454,208    554,106
Long-term debt...........................................  248,586    317,015
Stockholders' equity.....................................  152,993    177,700

--------
(a) Reflects the effects of the AVCOM Merger under the pooling-of-interests accounting method.

(b) The Pro Forma adjustments for the PRG Merger represent the historical financial statements of PRG. These adjustments assume the PRG Merger will be accounted for using the pooling-of-interests method of accounting and assumes that the combined Company was treated as a C corporation rather than as limited partnerships and limited liability companies for purposes of computing federal income taxes for the relevant period. See "Risk Factors--Risks Related to the AVCOM Merger, the PRG Merger and the LSI Merger--Accounting Treatment."

(c) Reflects the effects of the Consolidation Transactions, the Initial Public Offering and assumes that the combined Company was treated as a C corporation rather than limited partnerships and limited liability companies for purposes of computing federal income taxes for the relevant period.

(d) Reflects the effect on historical statement of operations data, assuming the combined Company had been treated as a C corporation rather than as individual limited partnerships and limited liability companies for federal income tax purposes.

(e) As shown below, EBITDA represents net income before interest expense, income taxes and depreciation and amortization. EBITDA is presented because it is a widely-accepted financial indicator of a company's ability to service and/or incur indebtedness. However, EBITDA should not be construed as an alternative to net income as a measure of the Company's operating results or to operating cash flow as a measure of liquidity. The following table reconciles EBITDA to net income:

                               THREE MONTHS ENDED
                                    MARCH 31,                   YEAR ENDED DECEMBER 31,
                             ----------------------- -----------------------------------------------
                                1997        1996      1996     1995    1994     1993        1992
                             ----------- ----------- -------  ------- ------ ----------- -----------
                             (UNAUDITED) (UNAUDITED)                         (UNAUDITED) (UNAUDITED)
   Net income..............    $2,596      $1,711    $ 1,738  $11,953 $5,213   $2,506      $3,465
   Interest expense--
    treasury...............     2,341       1,541      6,466    3,887  1,691    1,009         590
   Interest expense--other.     1,337         834      3,725    1,515  1,313      519         --
   Taxes...................     1,731        (414)    (4,907)   1,479    695    1,970          12
   Depreciation and
    amortization...........       919         601      4,219    1,861    635      439         225
                               ------      ------    -------  ------- ------   ------      ------
   EBITDA..................    $8,924      $4,273    $11,241  $20,695 $9,547   $6,443      $4,292
                               ======      ======    =======  ======= ======   ======      ======

          SUMMARY CONSOLIDATED HISTORICAL FINANCIAL INFORMATION OF PRG
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

  The operating data for the years ended December 31, 1996, 1995 and 1994 and the balance sheet data as of December 31, 1996 and 1995 are derived from PRG's consolidated financial statements and notes thereto which have been audited by Arthur Andersen LLP, independent public accountants, and are included elsewhere in this Prospectus. The operating data and the balance sheet data as of and for the three months ended March 31, 1997 and 1996 and the operating data and balance sheet data as of and for the years ended December 31, 1993 and 1992 have been derived from unaudited financial statements that in the opinion of PRG's management reflects all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial information for such periods and of such dates. The selected consolidated financial data presented below should be read in conjunction with PRG's consolidated financial statements, appearing elsewhere in this Prospectus in thousands.

                            THREE MONTHS ENDED
                                 MARCH 31                     YEAR ENDED DECEMBER 31
                          ----------------------- ------------------------------------------------
                             1997        1996      1996     1995    1994      1993        1992
                          ----------- ----------- -------  ------- ------- ----------- -----------
                          (UNAUDITED) (UNAUDITED)                          (UNAUDITED) (UNAUDITED)
STATEMENT OF OPERATIONS:
REVENUES:
Vacation Interval sales.    $ 8,134     $11,285   $35,712  $26,250 $34,659   $32,148     $32,101
Interest income.........      3,023       3,166    12,681   12,483  11,884    10,709       9,769
Other income............          1           3        32       92     151       566         563
                            -------     -------   -------  ------- -------   -------     -------
  Total revenues........     11,158      14,454    48,425   38,825  46,694    43,423      42,433
                            -------     -------   -------  ------- -------   -------     -------
COSTS AND OPERATING
 EXPENSES:
Vacation Interval cost
 of sales...............      2,511       3,493    11,366    7,346   9,806     9,292       8,383
Advertising, sales and
 marketing..............      3,767       5,256    16,534   12,202  16,104    14,952      14,967
Loan Portfolio:
  Interest expense......      1,759       1,671     7,016    6,190   6,533     6,426       6,910
  Other expenses........        578         396     1,816      351     216       632         803
  Provision for doubtful
   accounts.............         81         579     1,723      921     662       833       1,935
General and
 administrative.........      1,103         378     2,856    2,451   1,838     2,064       2,060
Depreciation and
 amortization...........        138         104       420      293     355       177         187
                            -------     -------   -------  ------- -------   -------     -------
  Total costs and
   operating expenses...      9,937      11,877    41,731   29,754  35,514    34,376      35,245
                            -------     -------   -------  ------- -------   -------     -------
Income before (benefit)
 provision for income
 taxes..................      1,221       2,577     6,694    9,071  11,180     9,047       7,188
(Benefit) provision for
 income taxes...........       (380)        418      (337)   1,533   1,351     1,094         882
                            -------     -------   -------  ------- -------   -------     -------
  Net income............    $ 1,601     $ 2,159   $ 7,031  $ 7,538 $ 9,829   $ 7,953     $ 6,306
                            =======     =======   =======  ======= =======   =======     =======
PRO FORMA NET INCOME
 (UNAUDITED)(A).........    $   733     $ 1,546   $ 4,016  $ 5,443 $ 6,820   $ 5,519     $ 4,385
                            =======     =======   =======  ======= =======   =======     =======

                               THREE MONTHS
                                   ENDED
                                 MARCH 31                      YEAR ENDED DECEMBER 31
                          ----------------------- ----------------------------------------------------
                             1997        1996       1996      1995     1994       1993        1992
                          ----------- ----------- --------  --------  -------  ----------- -----------
                          (UNAUDITED) (UNAUDITED)                              (UNAUDITED) (UNAUDITED)
OTHER DATA:
EBITDA(b)...............    $ 3,118    $  4,352   $ 14,130  $ 15,554  $18,068    $15,650     $14,285
Cash flows provided by
 (used in)
 Operating activities...    $  (775)   $  3,602   $  5,109  $  4,366  $ 5,876    $ 3,654     $ 1,917
 Investing activities...    $ 1,043    $ (1,019)  $ (4,453) $ (4,460) $(6,487)   $  (149)    $  (133)
 Financing activities...    $ 1,417    $ (2,719)  $ (4,171) $    601  $(1,871)   $ 6,386     $(1,171)
Number of resorts at
 period end.............          2           2          2         2        1          1           1
Number of Vacation
 Intervals sold.........        558         773      2,452     1,813    2,365      2,414       2,159
Number of Vacation
 Intervals in inventory.      1,789       2,096      1,934     1,174      646        462       1,797
Average price of
 Vacation Intervals.....    $14,577    $ 14,599   $ 14,564  $ 14,479  $14,655    $13,317     $14,868
BALANCE SHEET DATA (END
 OF PERIOD):
Cash and cash
 equivalents, including
 escrow.................    $ 6,606    $ 11,324   $  7,573  $ 11,460  $10,946    $13,295     $ 3,404
Total Assets............    $99,898    $100,593   $101,916  $108,816  $96,674    $89,918     $72,547
Notes payable to
 financial institutions.    $68,429    $ 68,517   $ 69,756  $ 69,278  $64,017    $61,454     $49,793
Equity..................    $24,707    $ 24,903   $ 23,196  $ 28,151  $25,274    $22,280     $19,602

--------
(a) Reflects the effect on historical statement of operations data, assuming the combined company had been treated as a C Corporation rather than as individual joint ventures for federal income tax purposes.
(b) As shown below, EBITDA represents net income before interest expense, income taxes and depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. However, EBITDA should not be construed as an alternative to net income as a measure of PRG's operating results or to operating cash flow as a measure of liquidity. The following table reconciles EBITDA to net income:

                              THREE MONTHS
                                  ENDED
                                MARCH 31                     YEAR ENDED DECEMBER 31
                         ----------------------- ------------------------------------------------
                            1997        1996      1996     1995    1994      1993        1992
                         ----------- ----------- -------  ------- ------- ----------- -----------
                         (UNAUDITED) (UNAUDITED)                          (UNAUDITED) (UNAUDITED)
Net income..............   $1,601      $2,159    $ 7,031  $ 7,538 $ 9,829   $ 7,953     $ 6,306
Interest expense........    1,759       1,671      7,016    6,190   6,533     6,426       6,910
(Benefit) provision for
 income taxes...........     (380)        418       (337)   1,533   1,351     1,094         882
Depreciation and
 amortization...........      138         104        420      293     355       177         187
                           ------      ------    -------  ------- -------   -------     -------
EBITDA..................   $3,118      $4,352    $14,130  $15,554 $18,068   $15,650     $14,285
                           ======      ======    =======  ======= =======   =======     =======

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus, the following risk factors should be carefully considered in evaluating the Company and its business before purchasing any of the shares of Common Stock offered hereby. The Company cautions the reader that this list of risk factors may not be exhaustive.

  The Company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Certain statements in this Prospectus that are not historical fact constitute "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Discussions containing such forward-looking statements may be found in the material set forth under "Summary," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as within the Prospectus generally. In addition, when used in the Prospectus the words "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below and the matters set forth in the Prospectus generally. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

ACQUISITION STRATEGY AND RISKS RELATED TO RAPID GROWTH

  A principal component of the Company's strategy is to continue to grow by acquiring additional resorts. The Company's future growth and financial success will depend upon a number of factors, including its ability to identify attractive resort acquisition opportunities, consummate the acquisitions of such resorts on favorable terms, convert such resorts to use as vacation ownership resorts and profitably sell Vacation Intervals at such resorts. There can be no assurance that the Company will be successful with respect to such factors. The Company's ability to execute its growth strategy depends to a significant degree on the existence of attractive resort acquisition opportunities (which, in the past, have included completed or nearly completed resort properties), its ability both to consummate acquisitions on favorable terms and to obtain additional debt and equity capital and to fund such acquisitions and any necessary conversion and marketing expenditures. Currently, there are numerous potential buyers of resort real estate which are better capitalized than the Company competing to acquire resort properties which the Company may consider attractive resort acquisition opportunities. There can be no assurance that the Company will be able to compete against such other buyers successfully or that the Company will be successful in consummating any such future financing transactions or equity offerings on terms favorable to the Company. The Company's ability to obtain and repay any indebtedness at maturity may depend on refinancing, which could be adversely affected if the Company cannot effect the sale of additional debt or equity through public offerings or private placements on terms favorable to the Company. Factors which could affect the Company's access to the capital markets, or the cost of such capital, include changes in interest rates, general economic conditions, the perception in the capital markets of the vacation ownership industry and the Company's business, results of operations, leverage, financial condition and business prospects.

  In addition, an important part of the Company's growth strategy is to acquire and develop additional Embassy Vacation Resorts and Westin Vacation Club resorts. See "Business--Embassy Vacation Resorts," and "--Westin Vacation Club Resorts." Westin has not previously been active in the vacation ownership market and may not devote the corporate resources to such projects at levels which will make the projects successful. Moreover, there can be no assurance that Promus will elect to continue licensing the Embassy Vacation Resort name to the Company with respect to possible future resorts. Under the terms of an exclusive five-year agreement, Promus and Vistana, Inc. will jointly acquire, develop, manage and market vacation ownership resorts in North America under Promus brand names. As part of the exclusive agreement, Promus and Vistana, Inc. will designate selected markets for development. The Company has been identified by Promus as the only other licensee to whom Promus will license the Embassy Vacation Resort name. However, there can be no assurance that Promus will not grant other entities a license to develop Embassy Vacation Resorts or that Promus will not exercise its rights to terminate the Embassy Vacation Resort licensees. See "--Competition."

RISKS RELATED TO THE AVCOM MERGER, THE PRG MERGER AND THE LSI MERGER

  Uncertainty as to Future Financial Results. The Company believes that the AVCOM Merger, the PRG Merger and the LSI Merger (collectively, the "Mergers") offer opportunities for long-term efficiencies in operations that should positively affect future results of the combined operations of the Company, AVCOM, PRG and LSI. However, the Mergers may adversely affect the Company's financial performance in 1997 and future years until such time as the Company is able to realize the positive effect of such long-term efficiencies. In addition, the combined companies will be more complex and diverse than the Company prior to the Mergers, and the combination and continued operation of their distinct business operations present difficult challenges for the Company's management due to the increased time and resources required in the management effort. While management and the Board of Directors of the Company believe that the combinations can be effected in a manner which will realize the value of the companies, management has limited experience in combinations of this size. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  In order to maintain and increase profitability, the combined companies will need to successfully integrate and streamline overlapping functions with respect to AVCOM and PRG. There can be no assurance that such integration will be successfully accomplished. The difficulties of such integration may be increased by the necessity of coordinating geographically separate organizations. The integration of certain operations following the Mergers will require the dedication of management resources which may temporarily distract attention from the day-to-day business of the combined companies. Failure to effectively accomplish the integration of AVCOM's and PRG's operations could have an adverse effect on the Company's results of operations and financial condition.

  PRG Merger and LSI Merger and Related Expenses. Transaction costs relating to the negotiation of and preparation for the PRG Merger and the LSI Merger, and for the consummation of the PRG Merger and the anticipated combination of certain operations are expected to result in a one-time charge to the Company's earnings of approximately $3.5 million in the second quarter of 1997 and approximately $1.5 million in the third quarter of 1997. These charges will include the fees and expenses payable to financial advisors, legal fees and other transaction expenses related to the PRG Merger and the LSI Merger. In addition, there can be no assurance that the Company will not incur additional charges in subsequent quarters to reflect costs associated with the PRG Merger and the LSI Merger and the integration of the Company's and PRG's operations.

  Accounting Treatment. The Mergers will be accounted for by the pooling-of-interests method of accounting. Under this method of accounting, the recorded assets and liabilities of the Company, AVCOM, PRG and LSI will be carried forward at their book values to the Company, income of the Company will include the income (or loss) of the Company, AVCOM, PRG and LSI for the entire fiscal year in which the Mergers occurred, and the reported income of the Company, AVCOM, PRG and LSI for prior periods will be combined and restated as income of the Company. Although the Company has received an opinion from its independent public accountants that the AVCOM Merger and the PRG Merger will qualify for pooling-of-interests accounting treatment, and expects to receive such an opinion with respect to the LSI Merger, opinions of accountants are not binding upon the Commission, and there can be no assurance that the Commission will not successfully assert a contrary position. In such case, the purchase method of accounting would be applicable. Under the purchase method, the book value of AVCOM's, PRG's and LSI's assets would be increased to their fair values, which could result in higher operating costs and expenses as the excess of the purchase price over the fair value of AVCOM's, PRG's and LSI's assets would be amortized and expensed, which would adversely affect the Company's earnings.

  Dilution to Existing Stockholders. As a result of the LSI Merger, up to 1,875,000 shares (subject to adjustment) of Common Stock will be issuable by the Company in exchange for outstanding shares of LSI stock. Such shares will represent up to approximately 7.8% of the number of shares of Common Stock outstanding following the LSI Merger.

  Shares Eligible for Public Sale. Sales of substantial amounts of the Company's Common Stock issued (or issuable) in the AVCOM Merger, the PRG Merger and the LSI Merger in the public market could adversely affect prevailing market prices. Subject to certain limitations, the shares of Common Stock issued in the AVCOM Merger are eligible for sale in the public market, subject to certain limitations relating to pooling and relating to affiliates of AVCOM under the Securities Act. See "Shares Eligible for Future Sale."

VARIABILITY OF QUARTERLY RESULTS; POSSIBLE VOLATILITY OF STOCK PRICE

  The Company's earnings may be impacted by the timing of the completion of the acquisition and development of future resorts and the potential impact of weather or other natural disasters at the Company's resort locations (e.g., hurricanes in Hawaii, St. Maarten and St. John and earthquakes in California). See "--Natural Disasters; Uninsured Loss" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Furthermore, the Company has historically experienced and expects to continue to experience seasonal fluctuations in its gross revenues and net income from the sale of Vacation Intervals. This seasonality may cause significant variations in quarterly operating results. If sales of Vacation Intervals are below seasonal normalities during a particular period, the Company's annual operating results could be materially adversely affected. In addition, the combination of (i) the possible delay in generating revenue after the acquisition by the Company of additional resorts prior to the commencement of Vacation Interval sales and
(ii) the expenses associated with start-up unit or room-rental operations, interest expense, amortization and depreciation expenses from such acquisitions may materially adversely impact earnings.

  Due to the foregoing and other factors, the Company believes that its quarterly and annual revenues, expenses and operating results could vary significantly in the future and that period-to-period comparisons should not be relied upon as indications of future performance. Because of the above factors, it is possible that the Company's operating results will be below the expectations of stock market analysts and investors, which could have a severe adverse effect on the market value of the Company's Common Stock. Furthermore, the market price for the Common Stock has been subject to significant fluctuations. Numerous factors, including announcements of fluctuations in the Company's or its competitors' operating results and market conditions for hospitality and vacation ownership industry stocks in general, could have a significant impact on the future price of the Common Stock. In addition, the stock market in recent years has experienced significant price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the market price of the Common Stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RISKS OF DEVELOPMENT AND CONSTRUCTION ACTIVITIES

  The Company intends to actively continue development, construction, redevelopment/conversion and expansion of vacation ownership resorts. There can be no assurance that the Company will complete development, expansion and/or conversion of its resorts currently under development or expansion, undertake the additional expansion plans set forth in "Business--Description of the Company's Resorts" or undertake to develop other resorts or complete such development if undertaken. Risks associated with the Company's development, construction and redevelopment/conversion activities, and expansion activities may include the risks that: acquisition and/or development opportunities may be abandoned; construction costs of a property may exceed original estimates, possibly making the resort uneconomical or unprofitable; sales of Vacation Intervals at a newly completed property may not be sufficient to make the property profitable; financing may not be available on favorable terms for development of, or the continued sales of Vacation Intervals at, a property; and construction may not be completed on schedule, resulting in decreased revenues and increased interest expense. In addition, the Company's construction activities typically are performed by third-party contractors, the timing, quality and completion of which cannot be controlled by the Company. Nevertheless, construction claims may be asserted against the Company for construction defects and such claims may give rise to liabilities. New development activities, regardless of whether or not they are ultimately successful, typically require a substantial portion of management's time and attention. Development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations, the ability of the Company to coordinate construction activities with the process of obtaining such permits and authorizations, and the ability of the Company to obtain the financing necessary to complete the necessary acquisition, construction, and/or conversion work. The Company currently does not have the financing available to complete all of its planned expansion as set forth in "Business--Description of the Company's Resorts." The ability of the Company to expand its business to include new resorts will in part depend upon the availability of suitable properties at reasonable prices and the availability of financing for the acquisition and development of such properties. In addition, certain states and local laws may impose liability on property developers with respect to construction defects, discovered or repairs made by future owners of such property. Pursuant to such laws, future owners may recover from the Company amounts in connection with any repairs made to the developed property. See "Business--Business Strategy" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RISKS OF THE ST. JOHN ACQUISITION

  Although the Company expects to begin sales of Vacation Intervals at the St. John resort by the fourth quarter of 1997, there can be no assurance that commencement of vacation ownership sales will be consummated in such time period. In the event that the commencement of vacation ownership sales is materially delayed, the Company could incur additional transaction and start-up costs, which may result in an adverse effect on the results of the Company in 1997 or in future years.

RISK OF INCREASING LEVERAGE; RESTRICTIVE COVENANTS

  The Company will have significant interest expense and principal repayment obligations under its indebtedness. As of March 31, 1997, the Company and its consolidated subsidiaries had an aggregate of approximately $317.0 million of long-term debt. See "Consolidated Capitalization" and "Pro Forma Financial Information." Future development by the Company at its resorts will be financed with indebtedness obtained pursuant to the Company's existing credit facilities or credit facilities obtained by the Company in the future. The agreements with respect to such facilities do contain or in the future could contain restrictive covenants, possibly including covenants limiting capital expenditures, incurrence of debt and sales of assets and requiring the Company to achieve certain financial ratios, some of which could become more restrictive over time. Subsequent acquisition activities will be financed primarily by new financing arrangements. The Company's pro forma indebtedness as well as the indebtedness to be incurred under such facilities will be secured by mortgages on the Company's resort properties as well as other assets of the Company. Among other consequences, the leverage of the Company and such restrictive covenants and other terms of the Company's debt instruments could impair the Company's ability to obtain additional financing in the future, to make acquisitions and to take advantage of significant business opportunities that may arise. In addition, the Company's leverage may increase its vulnerability to adverse general economic and vacation ownership industry conditions and to increased competitive pressures.

RISKS ASSOCIATED WITH PARTNERSHIP INVESTMENT IN THE POIPU PARTNERSHIP

  The Embassy Vacation Resort Poipu Point is owned by the Poipu Partnership (as defined), which consists of the Company and a third party. Property ownership through a partnership involves additional risks, including requirements of partner consents for major decisions (including approval of budgets), capital contributions and entry into material agreements. If the Company and its partner are unable to agree on major decisions, either partner may elect to invoke a buy/sell right, which could require the Company to either sell its interest in the Embassy Vacation Resort Poipu Point or to buy out the interest of its partner at a time when the Company is not prepared to do so. In addition, under certain circumstances, the other partner can require the Company to purchase such partner's interest or sell its interest to the partner. If a dispute arises under this partnership, an adverse resolution could have a material adverse effect on the operations of the Company. In addition, as a general partner, the Company will be subject to certain fiduciary obligations which may obligate it to act in a manner which is not necessarily in the best interest of the Company. The Company may elect to purchase interests in future resorts through similar partnership arrangements. See "--Risks Related to Westin Agreement; Limited Control of Resorts and Termination" and "Business--the Resorts."

LIMITED OPERATING HISTORY

  The Company was formed in May 1996 in order to effectuate the Consolidation Transactions and the Initial Public Offering. Although predecessors of the Company have operating history in the vacation ownership and hospitality industries, the Company has limited operating history as an integrated entity and limited experience operating as a public company, which could have an adverse impact on the Company's operations and future profitability. The Company has chosen to conduct its management operations (i) in two locations in California primarily with respect to acquisition, development and finance,
(ii) in Chicago, Illinois with respect to marketing, (iii) in Orlando, Florida primarily with respect to sales, accounting and property management operations and (iv) in Sedona, Arizona, primarily with respect to sales, marketing, accounting and property management of the All Seasons Resorts. However, as the Company grows and diversifies into additional geographic markets, no assurance can be given as to management's ability to efficiently manage operations and control functions without a centrally located management team.

GENERAL ECONOMIC CONDITIONS; CONCENTRATION IN VACATION OWNERSHIP INDUSTRY; GEOGRAPHIC CONCENTRATION OF INVESTMENTS

  Any downturn in economic conditions or any price increases (e.g., airfares) related to the travel and tourism industry could depress discretionary consumer spending and have a material adverse effect on the Company's business. Any such economic conditions, including recession, may also adversely affect the future availability of attractive financing rates for the Company or its customers and may materially adversely affect the Company's business. Furthermore, adverse changes in general economic conditions may adversely affect the collectibility of the Company's loans to Vacation Interval buyers. Because the Company's operations are conducted solely within the vacation ownership industry, any adverse changes affecting the vacation ownership industry such as an oversupply of vacation ownership units, a reduction in demand for vacation ownership units, changes in travel and vacation patterns, changes in governmental regulations of the vacation ownership industry and increases in construction costs or taxes, as well as negative publicity for the vacation ownership industry, could have a material adverse effect on the Company's operations. Additionally, six of the Company's 22 resorts are located in Arizona, five are located in California and two resorts are located in each of Florida, the Netherlands Antilles and Virginia. See "Business--The Resorts." The concentration of the Company's investments in Arizona, California, Florida, the Caribbean and Virginia could result in adverse events or conditions which affect those areas in particular, such as economic recessions and natural disasters, having a more significant negative effect on the operations of the Company's resorts, than if the Company's investments were more geographically diverse. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RISKS ASSOCIATED WITH CUSTOMER FINANCING

  The Company offers financing to the buyers of Vacation Intervals at the Company's resorts who make a down payment generally equal to at least 10% of the purchase price. This financing generally bears interest at fixed rates and is collateralized by a first mortgage on the underlying Vacation Interval. The Company has entered into agreements with lenders for the financing of these customer receivables. Under these arrangements, the Company pledges as security promissory notes to these lenders, who typically lend the Company 85% to 90% of the principal amount of such notes. Payments under these promissory notes are made by the buyer/borrowers directly to a payment processing center and such payments are credited against the Company's outstanding balance with the respective lenders. The Company does not presently have binding agreements to extend the terms of such existing financing or for any replacement financing upon the expiration of such funding commitments (which have varying borrowing periods ranging from 18 to 20 months after the initial commitment date), and there can be no assurance that alternative or additional arrangements can be made on terms that are satisfactory to the Company. Accordingly, future sales of Vacation Intervals may be limited by both the availability of funds to finance the initial negative cash flow that results from sales that are financed by the Company and by reduced demand which may result if the Company is unable to provide financing through unaffiliated lenders to buyers of Vacation Intervals. If the Company is required to sell its customer receivables to lenders, discounts from the face value of such receivables may be required by such lenders, if lenders are available at all. The Company has historically derived income from its financing activities. However, because the Company's borrowings bear interest at variable rates and the Company's loans to buyers of Vacation Intervals bear interest at fixed rates, the Company bears the risk of increases in interest rates with respect to the loans it has from its lenders. To the extent interest rates on the Company's borrowings decrease, the Company faces an increased risk that customers will pre-pay their loans and reduce the Company's income from financing activities. See "Business--Customer Financing."

RISKS OF HEDGING ACTIVITIES

  To manage risks associated with the Company's borrowings bearing interest at variable rates, the Company may from time to time to purchase interest rate caps, interest rate swaps or similar instruments. The nature and quantity of the hedging transactions for the variable rate debt will be determined by the management of the Company based on various factors, including market conditions, and there have been no limitations placed on management's use of certain instruments in such hedging transactions. No assurance can be given that any such hedging transactions will offset the risks of changes in interest rates, or that the costs associated with hedging activities will not increase the Company's operating costs.

RISKS ASSOCIATED WITH CUSTOMER DEFAULT

  The Company bears the risk of defaults by buyers who financed the purchase of their Vacation Intervals. As of March 31, 1997, approximately 6.9% of the Company's consumer loans were considered by the Company to be delinquent (past due by 60 or more days) and the Company has completed or commenced foreclosure or deed-in-lieu of foreclosure on approximately 2.4% of its consumer loans. If a buyer of a Vacation Interval defaults on the loan made by the Company and the Company has pledged the mortgage receivable as collateral to a lending institution, the Company generally must take back the mortgage with respect to such Vacation Interval and replace it with a performing mortgage. In connection with the Company taking back any such Vacation Interval, the associated marketing costs other than certain sales commissions will not have been recovered by the Company and they must be incurred again after their Vacation Interval has been returned to the Company's inventory for resale (commissions paid in connection with the sale of Vacation Intervals may be recoverable from the Company's sales personnel and from independent contractors upon default in accordance with contractual arrangements with the Company, depending upon the amount of time that has elapsed between the sale and the default and the number of payments made prior to such default). Although private mortgage insurance or its equivalent is available to cover Vacation Intervals, the Company has never purchased such insurance. In addition, although the Company in many cases may have recourse against Vacation Interval buyers, sales personnel and independent contractors for the purchase price paid and for commissions paid, respectively, no assurance can be given that the Vacation Interval purchase price or any commissions will be fully or partially recovered in the event of buyer defaults under such financing arrangements. The Company purchased defaulted mortgage notes with respect to 900 Vacation Intervals at the San Luis Bay Resort on which the Company is in the process of foreclosing. The Company will be subject to the costs and delays associated with such foreclosure process and no assurance can be given that the value of the underlying Vacation Intervals being foreclosed upon at the time of resale will exceed the purchase price of the defaulted loans, taking into consideration the costs of foreclosure and resale. See "Business--Customer Financing." Similarly, in March 1996, AVCOM purchased defaulted mortgage notes with respect to 1,057 Vacation Intervals at the Tahoe Seasons Resort on which AVCOM was in the process of foreclosing. The Company continues to be subject to the costs and delays associated with such foreclosure process and no assurance can be given that the value of the underlying Vacation Intervals being foreclosed upon at the time of resale will exceed the purchase price of the defaulted loans, taking into consideration the costs of foreclosure and resale. See "Business--Description of All Seasons Resorts."

COMPETITION

  The Company is subject to significant competition at each of its resorts from other entities engaged in the business of resort development, sales and operation, including interval ownership, condominiums, hotels and motels. Many of the world's most recognized lodging, hospitality and entertainment companies have begun to develop and sell Vacation Intervals in resort properties. Although the Company recently obtained the exclusive development rights to Westin Vacation Clubs from Westin pursuant to the Westin Agreement, other major companies that now operate or are developing or planning to develop Vacation Interval resorts include Marriott Ownership Resorts ("Marriott"), The Walt Disney Company ("Disney"), Hilton Hotels Corporation ("Hilton"), Hyatt Corporation ("Hyatt"), Four Seasons Hotels & Resorts ("Four Seasons") and Inter-Continental Hotels and Resorts ("Inter-Continental"). Many of these entities possess significantly greater financial, marketing, personnel and other resources than those of the Company and may be able to grow at a more rapid rate or more profitably as a result.

  The Company also competes with companies with non-branded resorts such as Westgate, Vistana, Inc., ILX Incorporated, Fairfield Communities and Vacation Break. Under the terms of an exclusive five-year agreement, Promus and Vistana, Inc. will jointly acquire, develop and manage and market vacation ownership resorts in North America under Promus brand names. As part of the exclusive agreement, Promus and Vistana, Inc. will designate selected markets for development. The Company has been identified by Promus as the only other licensee to whom Promus will license the Embassy Vacation Resort name. However, there can be no assurance that Promus will not grant other entities a license to develop Embassy Vacation Resorts or that Promus will not exercise its rights to terminate the Embassy Vacation Resort licenses. See "Business-- Competition."

  In the event that the Westin Agreement becomes the subject of dispute between the parties thereto, it is possible that the Company's interest in pursuing acquisition and development opportunities at "four-star" and "five-star" resorts located in North America, Mexico and the Caribbean through May 2001 could be barred pending the final resolution of such dispute. Additionally, at the expiration or early termination of the Westin Agreement, Westin could become a direct competitor with the Company in the vacation ownership business, including in the markets most attractive to the Company. See "--Risks Related to the Westin Agreement; Limited Control of Resorts and Termination" and "Business--Westin Vacation Club Resorts." Subject to the covenants not to compete (as described herein), the Founders could acquire resort and other hotel properties that could compete with the Company's vacation ownership business. See "Management--Employment Agreements" and "-- Covenants Not To Compete."

DEPENDENCE ON VACATION INTERVAL EXCHANGE NETWORKS; RISK OF INABILITY TO QUALIFY RESORTS

  The attractiveness of Vacation Interval ownership is enhanced significantly by the availability of exchange networks that allow Vacation Interval owners to exchange in a particular year the occupancy right in their Vacation Interval for an occupancy right in another participating network resort. According to the American Resort Development Association ("ARDA"), the ability to exchange Vacation Intervals was cited by buyers as a primary reason for purchasing a Vacation Interval. Several companies, including Resort Condominiums International ("RCI"), provide broad-based Vacation Interval exchange services, and the Company's resorts are currently qualified for participation in the RCI exchange network. In November 1996, HFS Incorporated consummated its acquisition of RCI.

  No assurance can be given that the Company will continue to be able to qualify its resorts or will be able to qualify its future resorts, for participation in the RCI network or any other exchange network. RCI is under no obligation to include the Company's resorts in its exchange network. If such exchange networks cease to function effectively, or if the Company's resorts are not accepted as exchanges for other desirable resorts, the Company's sales of Vacation Intervals could be materially adversely effected. See "Business--Participation in Vacation Interval Exchange Networks."

DEPENDENCE ON KEY PERSONNEL

  The Company's success depends to a large extent upon the experience and abilities of Messrs. Osamu Kaneko, Andrew J. Gessow and Steven C. Kenninger (the "Founders"), who serve as the Company's Chief Executive Officer, President, and Chief Operating Officer, respectively, as well as the abilities of James E. Noyes and Michael A. Depatie, the Company's Executive Vice President, and Executive Vice President and Chief Financial Officer, respectively. The loss of the services of any one of these individuals could have a material adverse effect on the Company, its operations and its business prospects. See "Management-- Employment Agreements." The Company's success is also dependent upon its ability to attract and maintain qualified development, acquisition, marketing, management, administrative and sales personnel for which there is keen competition among the Company's competitors. In addition, the cost of retaining such key personnel could escalate over time. There can be no assurance that the Company will be successful in attracting and/or retaining such personnel.

REGULATION OF MARKETING AND SALES OF VACATION INTERVALS; OTHER LAWS

  The Company's marketing and sales of Vacation Intervals and other operations are subject to extensive regulation by the federal government and the states and foreign jurisdictions in which its resorts are located and in which Vacation Intervals are marketed and sold. On a federal level, the Federal Trade Commission has taken the most active regulatory role through the Federal Trade Commission Act, which prohibits unfair or deceptive acts or competition in interstate commerce. Other federal legislation to which the Company is or may be subject appears in the Truth-in-Lending Act and Regulation Z, the Equal Opportunity Credit Act and Regulation B, the Interstate Land Sales Full Disclosure Act, Telephone Consumer Protection Act, Telemarketing and Consumer Fraud and Abuse Prevention Act, Fair Housing Act and the Civil Rights Acts of 1964 and 1968. In addition, many states have adopted specific laws and regulations regarding the sale of interval ownership programs. The laws of most states, including Florida, California, Arizona, South Carolina, Virginia and Hawaii, require the Company to file with a designated state authority for its approval a detailed offering statement describing the Company and all material aspects of the project and sale of Vacation Intervals. Laws in each state where the Company sells Vacation Intervals generally grant the purchaser of a Vacation Interval the right to cancel a contract of purchase at any time within a period ranging from three to fifteen calendar days following the earlier of the date the contract was signed or the date the purchaser has received the last of the documents required to be provided by the Company. Most states have other laws which regulate the Company's activities, such as real estate licensure; seller's of travel licensure; anti-fraud laws; telemarketing laws; price, gift and sweepstakes laws; and labor laws. The Company believes that it is in material compliance with all federal, state, local and foreign laws and regulations to which it is currently subject. However, no assurance can be given that the cost of qualifying under Vacation Interval ownership regulations in all jurisdictions in which the Company desires to conduct sales will not be significant or that the Company is in fact in compliance with all applicable federal, state, local and foreign laws and regulations. Any failure to comply with applicable laws or regulations could have a material adverse effect on the Company. See "Business-- Governmental Regulation."

  In addition, certain state and local laws may impose liability on property developers with respect to construction defects discovered or repairs made by future owners of such property. Pursuant to such laws, future owners may recover from the Company amounts in connection with the repairs made to the developed property.

POSSIBLE ENVIRONMENTAL LIABILITIES

  Under various federal, state and local laws, ordinances and regulations, the owner of real property generally is liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in, or emanating from, such property, as well as related costs of investigation and property damage. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell or lease a property or to borrow using such real property as collateral. Other federal and state laws require the removal or encapsulation of asbestos-containing material when such material is in poor condition or in the event of construction, demolition, remodeling or renovation. Other statutes may require the removal of underground storage tanks. Noncompliance with these and other environmental, health or safety requirements may result in the need to cease or alter operations at a property.

  As of the date of the Prospectus, Phase I environmental reports (which typically involve inspection without soil sampling or ground water analysis) have been prepared by independent environmental consultants for each of the Company's 22 resorts. In connection with the acquisition and development of the Embassy Vacation Resort Lake Tahoe and the San Luis Bay Resort, the independent environmental consultants have identified several areas of environmental concern. The areas of concern at the Embassy Vacation Resort Lake Tahoe relate to possible soil and water contamination that originated on the resort site due to prior uses and to contamination that may migrate onto the resort site from upgradient sources. California regulatory agencies have been monitoring the resort site and have required or are in the process of requiring the responsible parties (presently excluding the Company) to effect remediation action. The Company has been indemnified by certain of such responsible parties for certain costs and expenses in connection with contamination at the Embassy Vacation Resort Lake Tahoe (including Chevron
(USA), Inc.) and does not anticipate incurring material costs in connection therewith; however, there is no assurance that the indemnitor(s) will meet their obligations in a complete and timely manner. In addition, the Company's San Luis Bay Resort is located in an area of Avila Beach, California which has experienced underground contamination resulting from leaking pipes at a nearby oil refinery. California regulatory agencies have required the installation of groundwater monitoring wells on the beach near the resort site, and no demand or claim in connection with such contamination has been made on the Company, however, there is no assurance that claims will not be asserted against the Company with respect to this environmental condition. In addition, while remodeling the Carson Building at the Tahoe Beach & Ski Club, AVCOM's contractor informed AVCOM of the possible presence of asbestos containing materials. AVCOM has given governmental and private notification to various agencies and persons whom AVCOM determined, after consulting with counsel, should receive notice. Civil and criminal penalties could be assessed in this matter, however, it is the present belief of the Company, after conferring with counsel, that such penalties are unlikely. Civil liability for personal injury is also possible, but the Company's consultants do not believe that the asbestos posed a substantial health hazard and that the environmental concern has been remediated. The total additional cost to AVCOM for the asbestos remediation, including all professional fees, was $325,000.

  With the exception of the above mentioned resorts, the Company is not aware of any environmental liability that would have a material adverse effect on the Company's business, assets or results of operations. No assurance, however, can be given that these reports reveal all environmental liabilities or that no prior owner created any material environmental condition not known to the Company.

  Certain environmental laws impose liability on a previous owner of property to the extent that hazardous or toxic substances were present during the prior ownership period. A transfer of the property does not relieve an owner of such liability. Thus, the Company may have liability with respect to properties previously sold by its predecessors.

  The Company believes that it is in compliance in all material respects with all federal, state and local ordinances and regulations regarding hazardous or toxic substances and, except as described above with respect to the Embassy Vacation Resort Lake Tahoe, the San Luis Bay Resort and the Tahoe Beach & Ski Club, the Company has not been notified by any governmental authority or third party of any non-compliance, liability or other claim in connection with any of its present or former properties. See "Business--Governmental Regulation-- Environmental Matters."

COSTS OF COMPLIANCE WITH LAWS GOVERNING ACCESSIBILITY OF FACILITIES TO DISABLED PERSONS

  A number of state and federal laws, including the Fair Housing Act and the Americans with Disabilities Act (the "ADA"), impose requirements related to access and use by disabled persons on a variety of public accommodations and facilities. These requirements did not become effective until after January 1, 1991. Although the Company believes that its resorts are substantially in compliance with laws governing the accessibility of its facilities to disabled persons, a determination that the Company is not in compliance with the ADA could result in a judicial order requiring compliance, imposition of fines or an award of damages to private litigants. The Company is likely to incur additional costs of complying with the ADA; however, such costs are not expected to have a material adverse effect on the Company's results of operations or financial condition. Additional legislation may impose further burdens or restrictions on property owners (including homeowner associations at the Existing Resorts) with respect to access by disabled persons. The ultimate amount of the cost of compliance with such legislation is not currently ascertainable, and, while such costs are not expected to have a material effect on the Company, such costs could be substantial. Limitations or restrictions on the completion of certain renovations may limit application of the Company's growth strategy in certain instances or reduce profit margins on the Company's operations. If a homeowners' association at a resort was required to make significant improvements as a result of non-compliance with the ADA, Vacation Interval owners may default on their mortgages and/or cease making required homeowners' association assessment payments. The Company is not aware of any non-compliance with the ADA, the Fair Housing Act or similar laws that management believes would have a material adverse effect on the Company's business, assets or results of operations.

NATURAL DISASTERS; UNINSURED LOSS

  In 1992, prior to the Company's purchase of an interest in the Embassy Vacation Resort Poipu Point, the resort was substantially destroyed by Hurricane Iniki. The resort was rebuilt with insurance proceeds before the Company acquired its interest in the resort, but could suffer similar damage in the future. In September 1995 and July 1996, the Company's St. Maarten resorts were damaged by hurricanes and could suffer similar damage in the future. In addition, the Company's other resorts which are or will be located in Hawaii, Florida and the Caribbean (including the St. John resort which was damaged by Hurricane Marilyn in 1995) may be subject to hurricanes and damaged as a result thereof. The Company's resorts located in California and Hawaii may be subject to damage resulting from earthquakes. There are certain types of losses that are not generally insured because they are either uninsurable or not economically insurable and for which the Company does not have insurance coverage. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its capital invested in a resort, as well as the anticipated future revenues from such resort and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. Any such loss could have a material adverse effect on the Company. See "Business--Insurance, Legal Proceedings."

EFFECTIVE VOTING CONTROL BY EXISTING STOCKHOLDERS; WESTIN DIRECTOR DESIGNATION

  The Founders hold substantial amounts of shares of Common Stock (Messrs. Kaneko, Gessow and Kenninger hold 11.7%, 13.4% and 5.0%, respectively, as of the date of this Prospectus) which may allow them, collectively, to exert substantial influence over the election of directors and the management and affairs of the Company. Accordingly, if such persons vote their shares of Common Stock in the same manner, they may have sufficient voting power to determine the outcome of various matters submitted to the stockholders for approval, including mergers, consolidations and the sale of substantially all of the Company's assets. Pursuant to the Westin Agreement, during the term thereof Westin generally will have the right to designate one member of the Company's Board of Directors, irrespective of its share ownership in the Company. See "Principal Stockholders," "Registering Stockholders," "Description of Capital Stock" and "Business--Westin Vacation Club Resorts." Such control may result in decisions which are not in the best interest of the Company. In addition, under certain circumstances, in the event that the Founders collectively own less than 75% of the shares of Common Stock owned by them immediately following the closing of the Initial Public Offering and the consummation of the Consolidation Transactions, and the Common Stock they own thereafter is less than 75% of the market value of the Common Stock issued to them in the Initial Public Offering, then the Company's partner in the Poipu Partnership will be entitled to require the Company to either dispose of its interest or purchase such partner's interest in the Poipu Partnership pursuant to the terms and conditions of the partnership agreement.

DIVIDEND POLICY

  The Company has never declared or paid any cash dividends on its capital stock. Any payment of future dividends will be in the discretion of the Company's Board of Directors and will depend upon, among other things, the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions in respect of the payment of dividends and other factors that the Company's Board of Directors deems relevant.

RISK OF TAX RE-CLASSIFICATION OF INDEPENDENT CONTRACTORS AND RESULTING TAX LIABILITY; COST OF COMPLIANCE WITH APPLICABLE LAWS

  The Company sells Vacation Intervals at its resorts through independent sales agents. Such independent sales agents provide services to the Company under contract and, the Company believes, are not employees of the Company. Accordingly, the Company does not withhold payroll taxes from the amounts paid to such independent contractors. Although the Internal Revenue Service has made inquiries regarding the Company's classification of its sales agents at its Branson, Missouri resort, no formal action has been taken and the Company has requested that the inquiry be closed. In the event the Internal Revenue Service or any state or local taxing authority were to successfully classify such independent sales agents as employees of the Company, rather than as independent contractors, and hold the Company liable for back payroll taxes, such reclassification may have a material adverse effect on the Company.

LIMITED RESALE MARKET FOR VACATION INTERVALS

  The Company sells the Vacation Intervals to buyers for leisure and not investment purposes. The Company believes, based on experience at its resorts, that the market for resale of Vacation Intervals by buyers is presently limited, and that any resales of Vacation Intervals are typically at prices substantially less than the original purchase price. These factors may make ownership of Vacation Intervals less attractive to prospective buyers, and attempts by buyers to resell their Vacation Intervals will compete with sales of Vacation Intervals by the Company. In addition, the market price of Vacation Intervals sold by the Company at a given resort or by its competitors in the market in which each resort is located could be depressed by a substantial number of Vacation Intervals offered for resale.

RISKS RELATED TO OPERATIONS IN ST. MAARTEN, NETHERLAND ANTILLES

  Two of the Company's resorts are located in St. Maarten, Netherlands Antilles, both of which were acquired by the Company in a foreclosure sale. There are a number of ongoing disputes with owners who owned units at the Flamingo Beach Club, including certain claims respecting their obligations to pay for annual maintenance expenses or whether there are certain entitlements to guaranteed returns. If such claims are adversely determined against the Company, such determination may have a material adverse impact on the operation of this property.

  In addition, a portion of the Company's Royal Palm Beach Club resort located in St. Maarten, Netherlands Antilles, is operated by the Company pursuant to a long-term ground lease that expires in 2050 and the types of tenant protections, such as estoppel certificates, which would be provided in the United States, are not available. Although the Company is unaware of any circumstances that could cause the early termination of such ground lease before its scheduled expiration date, any such early termination or cancellation of the ground lease could have an adverse effect on the Company's operations. In addition, title insurance is not available in the Netherlands Antilles. Accordingly, title to the Company's real property and ground lease with respect to the Flamingo Beach Club and Royal Palm Beach Club resorts are not insured, may be subject to challenge, and, if successfully challenged, could result in additional costs to operate these resorts.

POTENTIAL CONFLICTS OF INTEREST

  Because affiliates of Messrs. Kaneko and Kenninger have operations in the lodging industry other than those with respect to the development and operation of vacation ownership resorts, potential conflicts of interest exist. Affiliates of KOAR Group, Inc. ("KOAR"), a Los Angeles based real estate acquisition and development company and predecessor of the Company which is owned by Messrs. Kaneko and Kenninger, have developed and currently act as the managing general partner of partnerships which own hotels that are franchised as Embassy Suites hotels (one of which, the Embassy Suites Lake Tahoe, is located in a market served by the Company) and a residential condominium project overlooking the ocean in Long Beach, California (a market in which the Company may operate in the future). Messrs. Kaneko and Kenninger will continue to devote a portion of their time to KOAR's hotel business and to meeting their duties and responsibilities to investors in such entities.

   Additionally, notwithstanding their covenants not to compete, the Founders have the right to pursue certain activities which could divert their time and attention from the Company's business and result in conflicts with the Company's business. The Founders are evaluating the acquisition of other hotel properties in Hawaii, which at a future date may be converted to accommodate vacation ownership operations. See "Management--Employment Agreements and Covenants Not To Compete" and "Business--Future Acquisitions."

RISKS RELATED TO WESTIN AGREEMENT; LIMITED CONTROL OF RESORTS AND TERMINATION

  The Westin Agreement may involve certain additional risks to the Company's future operations. The Westin Agreement imposes certain restrictions on the Company's ability to develop certain vacation ownership resorts in conjunction with hotel operators other than Westin. Generally, the Company is required, subject to certain exceptions involving Embassy Vacation Resorts and Promus, to submit for Westin's consideration any "four-star" or "five-star" development opportunity that the Company has determined to pursue in North America, Mexico and the Caribbean. In the event Westin determines not to proceed with the Company to develop such resort, the Company would be free only to develop the resort as a "non-branded" property or as a property branded as an Embassy Vacation Resort or in conjunction with other upscale operators, but excluding specified operators of luxury hotels and resorts. In addition, resorts acquired or developed pursuant to the Westin Agreement, including the St. John resort, will be owned by partnerships, limited liability companies or similar entities in which each of Westin and the Company will own a 50% equity interest and have an equal voice in management. Accordingly, the Company will not be able to control such resorts or the applicable entities. In addition, the Westin Agreement will be terminable by either party if certain thresholds relating to development or acquisitions of resorts are not met, in the event of certain changes in management of Westin or the Company or in the event of an acquisition or merger of either party. Pursuant to the Westin Agreement, Westin and the Company intend to enter into detailed definitive agreements to implement the Westin Agreement, including operating agreements. There can be no assurance that the parties will be able to reach such definitive agreements. See "Business--Westin Vacation Club Resorts" and "Risk Factors--Effective Voting Control of Existing Stockholders; Westin Director Designation."

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND THE COMPANY'S CHARTER AND BYLAWS

  Certain provisions of the Company's articles of incorporation (the "Charter") and bylaws (the "Bylaws"), as well as Maryland corporate law, may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt that a stockholder might consider to be in the stockholder's best interest. For example, such provisions may (i) deter tender offers for Common Stock, which offers may be beneficial to stockholders or (ii) deter purchases of large blocks of Common Stock, thereby limiting the opportunity for stockholders to receive a premium for their Common Stock over then-prevailing market prices. These provisions include the following:

  Preferred Shares. The Charter authorizes the Board of Directors to issue preferred stock in one or more classes and to establish the preferences and rights (including the right to vote and the right to convert into Common Stock) of any class of preferred stock issued. No preferred stock will be issued or outstanding as of the closing of either of the Offerings. See "Description of Capital Stock--Preferred Stock."

  Staggered Board. The Board of Directors of the Company has three classes of directors. The terms of the first, second and third classes will expire in 1997, 1998 and 1999, respectively. Directors for each class will be chosen for a three-year term upon the expiration of the term of the current class, beginning in 1997. The affirmative vote of two-thirds of the outstanding Common Stock is required to remove a director.

  Maryland Business Combination Statute. Under the Maryland General Corporation Law ("MGCL"), certain "business combinations" (including the issuance of equity securities) between a Maryland corporation and any person who owns, directly or indirectly, 10% or more of the voting power of the corporation's shares of capital stock (an "Interested Stockholder") must be approved by a supermajority (i.e., 80%) of voting shares. In addition, an Interested Stockholder may not engage in a business combination for five years following the date he or she became an Interested Stockholder.

  Maryland Control Share Acquisition. Maryland law provides that "Control Shares" of a corporation acquired in a "Control Share Acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible under the statute to be cast on the matter. "Control Shares" are voting shares of beneficial interest which, if aggregated with all other such shares of beneficial interest previously acquired by the acquiror, would entitle the acquiror directly or indirectly to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority of all voting power. Control Shares do not include shares of beneficial interest the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "Control Share Acquisition" means the acquisition of Control Shares, subject to certain exceptions.

  If voting rights are not approved at a meeting of stockholders then, subject to certain conditions and limitations, the issuer may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value. If voting rights for Control Shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares of beneficial interest entitled to vote, all other stockholders may exercise appraisal rights. See "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws."

SHARES ELIGIBLE FOR FUTURE SALE

  Future sales of substantial amounts of Common Stock, or the potential for such sales, could adversely affect prevailing market prices. The shares of Common Stock issued in the Consolidation Transactions and the PRG Merger are, and the shares of Common Stock issuable in the LSI Merger will be, subject to the limitations of Rule 144 of the Securities Act ("Rule 144"). The holders of the shares issued in the Consolidation Transactions and the PRG Merger have been granted certain registration rights pursuant to which the Company has agreed to file the shelf registration statement of which this Prospectus is a part with the Commission for the purpose of registering the sale of such shares of Common Stock.

  Sales in the public market of substantial amounts of the Company's Common Stock issued (or issuable) in the AVCOM Merger, the PRG Merger and the LSI Merger could also adversely affect prevailing market prices. Additionally, sales of substantial amounts of the Company's Common Stock pursuant to this Prospectus could adversely affect prevailing market prices.

  The Founders have agreed, with certain exceptions, not to offer, sell, contract to sell or otherwise dispose of any Common Stock, for a period of one year after the closing of the Initial Public Offering, which occurred on August 20, 1996, without the written consent of Montgomery Securities (which consent has been given with respect to the shares being registered by the Founders in the shelf registration statement of which this Prospectus is a part). One such exception allowed the Founders to pledge between $30 million and $50 million of their Common Stock to secure a margin loan in a maximum amount of $10 million and another exception allowed the Founders to pledge approximately $5.8 million of their Common Stock in connection with their buyout of a former partner. See "Shares Eligible for Future Sale."

  The Founders have only elected to register a portion of their shares in the shelf registration statement of which this Prospectus is a part pursuant to such registration rights. However, they reserve the right to register their remaining shares pursuant to another shelf registration statement.

  As of the date of this Prospectus, there were (i) outstanding stock options to purchase approximately 2,000,000 shares of Common Stock which have been granted to executive officers, other key employees, independent directors and independent contractors of the Company under the 1996 Equity Participation Plan (less than 20% of which are presently exercisable), (ii) up to 500,000 shares of Common Stock that may be sold pursuant to the Company's Employee Stock Purchase Plan (none of which have been sold to date) and (iii) 3,024,660 shares of Common Stock initially issuable upon conversion of the Convertible Notes.

                                USE OF PROCEEDS

  The Company will not receive any of the proceeds of the sale of Common Stock by the Registering Stockholders. In connection with the filing of the shelf registration of which this Prospectus is a part, the Company will bear the estimated expenses set forth on the cover of this Prospectus.

                            COMMON STOCK PRICE RANGE

  The Company's Initial Public Offering of Common Stock was consummated in August 1996, at an initial public offering price of $14.00 per share. The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "SIGR." The following table sets forth, for the periods indicated, the high and low sale prices for the Common Stock, as quoted on the Nasdaq National Market.

                                                                   COMMON STOCK
                                                                  --------------
                                                                    HIGH   LOW
                                                                   ------ ------
      YEAR ENDED DECEMBER 31, 1996:
      Third Quarter (commencing August 15, 1996).................. 24 5/8 13 5/8
      Fourth Quarter.............................................. 39 1/8 25
      YEAR ENDING DECEMBER 31, 1997:
      First Quarter............................................... 38     21 1/4
      Second Quarter (through June 26, 1997)...................... 34 1/2 19 1/4

  A recent reported last sales price for the Company's Common Stock as quoted on the Nasdaq National Market is set forth on the cover of this Prospectus. On May 21, 1997, there were approximately 107 holders of record of the Company's Common Stock.

                                DIVIDEND POLICY

  The Company has never declared or paid any cash dividends on its capital stock. Any payment of future dividends will be at the discretion of the Board of Directors of the Company and will depend upon, among other things, the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions in respect of the payment of dividends and other factors that the Company's Board of Directors deems relevant.

                          CONSOLIDATED CAPITALIZATION

  The following table sets forth, as of March 31, 1997, the total consolidated capitalization of the Company. The as adjusted information gives effect to the PRG Merger. This table should be read in conjunction with the historical financial statements of the Company and the related notes thereto included elsewhere in this Prospectus. See "Use of Proceeds" and "Selected Consolidated Historical Financial Information of the Company."

                                                      AS OF MARCH 31, 1997
                                                   ----------------------------
                                                           (UNAUDITED)
                                                       (DOLLAR AMOUNTS IN
                                                           THOUSANDS)
                                                                         AS
                                                                      ADJUSTED
                                                                      FOR THE
                                                    ACTUAL     PRG   PRG MERGER
                                                   --------  ------- ----------
Debt:
  Notes payable to financial institutions(1)...... $110,586  $68,429  $179,015
  5 3/4% convertible subordinated notes due 2007..  138,000      --    138,000
                                                   --------  -------  --------
    Total debt....................................  248,586   68,429   317,015
Stockholders' equity:
  Common Stock, $0.01 par value;
   19,890,841 issued and outstanding; as adjusted
   for the PRG Merger, 22,292,070 shares issued
   and outstanding(2).............................      199       24       223
  Additional paid-in capital......................  153,597   24,683   178,280
  Retained earnings...............................     (803)     --       (803)
                                                   --------  -------  --------
  Total stockholders' equity......................  152,993   24,707   177,700
                                                   --------  -------  --------
    Total capitalization.......................... $401,579  $93,136  $494,715
                                                   ========  =======  ========

--------
(1) Includes notes collateralized by mortgages receivable.
(2) Does not include an aggregate of 2,500,000 shares of Common Stock reserved for issuance upon exercise of options granted pursuant to the Company's 1996 Equity Participation Plan, as amended, 500,000 shares of Common Stock reserved for issuance pursuant to the Employee Stock Purchase Plan and 3,024,660 shares of Common Stock initially issuable upon conversion of the Convertible Notes. See "Management--1996 Equity Participation Plan" and "--Employee Stock Participation Plan."

     SELECTED CONSOLIDATED AND RESTATED HISTORICAL AND PRO FORMA FINANCIAL
                          INFORMATION OF THE COMPANY
             (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
  The following table sets forth summary consolidated and restated historical and pro forma financial information of the Company. For the historical period ended March 31, 1997, the financial information presented below includes the effect of the Consolidation Transactions (as defined herein) and the Company's initial public offering (the "Initial Public Offering") which were consummated on August 20, 1996. For periods ending prior to March 31, 1997, the historical financial information presented below combines each of the Company's predecessor limited partnerships, limited liability companies and other affiliated corporations that were combined into the Company in the Consolidation Transactions. Such historical financial information also gives effect to the AVCOM Merger by combining and restating the historical financial information of the Company and AVCOM and should be read in conjunction with the selected consolidated historical and pro forma financial information of the Company, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements for the Company and the notes thereto which are contained elsewhere in this Prospectus. The pro forma information for the three month period ended March 31, 1997 gives effect to the PRG Merger (the historical information for such period already gives effect to the Consolidation Transactions and the Initial Public Offering) and the pro forma information for the year ended December 31, 1996 and for the three month period ended March 31, 1996 give effect to the Consolidation Transactions, the Initial Public Offering and the PRG Merger, in each case, as if each had occurred as of the beginning of the period presented. Due to seasonality, other market factors and additions to the number of the Company's resorts, the combined historical and pro forma results for the three months ended March 31, 1997 and 1996 are not necessarily indicative of results for a full year.

                                                    HISTORICAL(a)
                   -------------------------------------------------------------------------------------
                     THREE MONTHS ENDED
                         MARCH  31,                          YEAR ENDED DECEMBER 31,
                   ------------------------  -----------------------------------------------------------
                      1997         1996         1996         1995        1994       1993        1992
                   -----------  -----------  -----------  -----------  --------  ----------- -----------
                   (UNAUDITED)  (UNAUDITED)                                      (UNAUDITED) (UNAUDITED)
 REVENUES:
 Vacation
 Interval sales..  $    45,796  $    19,890  $   121,330  $    92,302  $ 64,399   $ 36,719     $20,629
 Interest income.        5,393        2,489       12,254        7,523     3,863      2,061         586
 Other income....        2,366        1,648        9,891        7,052       882        544         248
                   -----------  -----------  -----------  -----------  --------   --------     -------
 Total revenues..       53,555       24,027      143,475      106,877    69,144     39,324      21,463
                   -----------  -----------  -----------  -----------  --------   --------     -------
 COSTS AND
 OPERATING
 EXPENSES:
 Vacation
 Interval cost of
 sales...........       12,061        5,036       31,302       26,731    19,186      9,256       5,202
 Advertising,
 sales, and
 marketing.......       20,760        9,456       61,495       42,408    30,977     17,759       9,437
 Loan portfolio:
 Interest
 expense--
 treasury........        2,341        1,541        6,466        3,887     1,691      1,009         590
 Other expenses..          844          410        2,260        1,667     1,244        208          50
 Provision for
 doubtful
 accounts........        2,057          717        6,286        2,579     1,294        870         658
 General and
 administrative..        7,122        4,134       27,836       11,148     6,625      4,788       1,824
 Resort property
 valuation
 allowance.......          --           --         2,620          --        --         --          --
 Depreciation and
 amortization....          919          601        4,219        1,861       635        439         225
 Merger costs....        1,693          --           --           --        --         --          --
                   -----------  -----------  -----------  -----------  --------   --------     -------
 Total cost and
 operating
 expenses........       47,797       21,895      142,484       90,281    61,652     34,329      17,986
                   -----------  -----------  -----------  -----------  --------   --------     -------
 Income from
 operations......        5,758        2,132          991       16,596     7,492      4,995       3,477
 Interest
 expense--other..        1,337          834        3,725        1,515     1,313        519         --
 Equity loss on
 investment in
 joint venture...           70            1          236        1,649       271        --          --
 Minority
 interest in
 income of
 consolidated
 limited
 partnership.....           24          --           199          --        --         --          --
                   -----------  -----------  -----------  -----------  --------   --------     -------
 Income (loss)
 before taxes....        4,327        1,297       (3,169)      13,432     5,908      4,476       3,477
 Provision
 (benefit) for
 income taxes....        1,731         (414)      (4,907)       1,479       695      1,970          12
                   -----------  -----------  -----------  -----------  --------   --------     -------
 Net income......  $     2,596  $     1,711  $     1,738  $    11,953  $  5,213   $  2,506     $ 3,465
                   ===========  ===========  ===========  ===========  ========   ========     =======
 Pro forma
 unaudited net
 income
 (loss)(d).......               $       778  $    (1,901) $     8,059  $  3,604   $  2,730     $ 2,119
                                ===========  ===========  ===========  ========   ========     =======
 Pro forma
 unaudited net
 income (loss)
 per common and
 common
 equivalent
 shares
 outstanding
 (Actual for
 March 31, 1997).  $      0.13  $      0.06  $     (0.13) $      0.66  $    --    $    --      $   --
                   ===========  ===========  ===========  ===========  ========   ========     =======
 Pro forma
 unaudited
 weighted average
 common and
 common
 equivalent
 shares
 outstanding
 (Actual for
 March 31, 1997).   19,990,454   12,237,741   14,730,268   12,237,741       --         --          --
 OTHER DATA:
 EBITDA(e).......  $     8,924  $     4,273  $    11,241  $    20,695  $  9,547   $  6,443     $ 4,292
 Cash flows
 provided by
 (used in)
 Operating
 activities......  $    (9,835) $    (4,778) $   (36,646) $     5,504  $ (9,647)  $   (355)    $(7,718)
 Investing
 activities......  $   (26,954) $   (19,490) $   (78,790) $   (50,332) $(26,866)  $(12,973)    $(1,793)
 Financing
 activities......  $   136,090  $    22,710  $   116,531  $    48,096  $ 37,180   $ 15,158     $ 8,427
 Number of
 resorts at
 period end......           20           19           19           11         8          5           3
 Number of
 Vacation
 Intervals sold..        3,445        1,659       10,458        7,482     6,469      3,503       2,206
 Number of
 Vacation
 Intervals in
 inventory.......       32,576       26,866       28,465       22,265     6,269      2,368       3,360
 Average price of
 Vacation
 Intervals sold..  $    13,293  $    11,992  $    11,602  $    12,337  $  9,955   $ 10,482     $ 9,351
 BALANCE SHEET
 DATA (END OF
 PERIOD):
 Cash, including
 escrow..........  $   108,878  $     6,559  $     8,525  $     8,095  $  5,308   $  3,156     $   912
 Total Assets....  $   454,208  $   326,006  $   325,228  $   174,019  $103,306   $ 46,689     $25,984
 Long term debt..  $   248,586  $   118,262  $   165,934  $    97,988  $ 57,375   $ 26,385     $13,736
 Stockholders'
 equity..........  $   152,993  $    45,521  $    96,942  $    43,810  $ 34,195   $ 14,352     $ 9,258
                                               PRO FORMA (UNAUDITED)
                   -----------------------------------------------------------------------------
                             QUARTER ENDED MARCH 31,                YEAR ENDED DECEMBER 31,
                   -------------------------------------------- --------------------------------
                       1997                   1996                             1996
                   ----------- -------------------------------- --------------------------------
                                  CONSOLIDATION                    CONSOLIDATION
                     THE PRG   TRANSACTIONS/INITIAL   THE PRG   TRANSACTIONS/INITIAL   THE PRG
                    MERGER(b)   PUBLIC OFFERING(c)   MERGER(b)   PUBLIC OFFERING(c)   MERGER(b)
                   ----------- -------------------- ----------- -------------------- -----------
 REVENUES:
 Vacation
 Interval sales..  $    53,930     $    19,890      $    31,175     $   121,330      $   157,042
 Interest income.        8,416           2,489            5,655          12,254           24,935
 Other income....        2,367           1,728            1,731          10,101           10,133
                   ----------- -------------------- ----------- -------------------- -----------
 Total revenues..       64,713          24,107           38,561         143,685          192,110
                   ----------- -------------------- ----------- -------------------- -----------
 COSTS AND
 OPERATING
 EXPENSES:
 Vacation
 Interval cost of
 sales...........       14,572           5,021            8,514          31,252           42,618
 Advertising,
 sales, and
 marketing.......       24,527           9,456           14,712          61,495           78,029
 Loan portfolio:
 Interest
 expense--
 treasury........        4,100             687            2,358           3,995           11,011
 Other expenses..        1,422             393              789           2,194            4,010
 Provision for
 doubtful
 accounts........        2,138             717            1,296           6,286            8,009
 General and
 administrative..        8,225           4,134            4,512          27,836           30,692
 Resort property
 valuation
 allowance.......          --              --               --            2,620            2,620
 Depreciation and
 amortization....        1,057             601              705           4,219            4,639
 Merger costs....        1,693             --               --              --               --
                   ----------- -------------------- ----------- -------------------- -----------
 Total cost and
 operating
 expenses........       57,734          21,009           32,886         139,897          181,628
                   ----------- -------------------- ----------- -------------------- -----------
 Income from
 operations......        6,979           3,098            5,675           3,788           10,482
 Interest
 expense--other..        1,337             283              283           2,144            2,144
 Equity loss on
 investment in
 joint venture...           70             147              147             626              626
 Minority
 interest in
 income of
 consolidated
 limited
 partnership.....           24             --               --              199              199
                   ----------- -------------------- ----------- -------------------- -----------
 Income (loss)
 before taxes....        5,548           2,668            5,245             819            7,513
 Provision
 (benefit) for
 income taxes....        2,220           1,067            2,098             328            3,006
                   ----------- -------------------- ----------- -------------------- -----------
 Net income......  $     3,328     $     1,601      $     3,147     $       491      $     4,507
                   =========== ==================== =========== ==================== ===========
 Pro forma
 unaudited net
 income
 (loss)(d).......
 Pro forma
 unaudited net
 income (loss)
 per common and
 common
 equivalent
 shares
 outstanding
 (Actual for
 March 31, 1997).  $      0.15     $      0.09      $      0.15     $      0.03      $      0.21
                   =========== ==================== =========== ==================== ===========
 Pro forma
 unaudited
 weighted average
 common and
 common
 equivalent
 shares
 outstanding
 (Actual for
 March 31, 1997).   22,391,683      18,275,241       20,676,470      19,100,399       21,501,628
 OTHER DATA:
 EBITDA(e).......
 Cash flows
 provided by
 (used in)
 Operating
 activities......
 Investing
 activities......
 Financing
 activities......
 Number of
 resorts at
 period end......
 Number of
 Vacation
 Intervals sold..
 Number of
 Vacation
 Intervals in
 inventory.......
 Average price of
 Vacation
 Intervals sold..
 BALANCE SHEET
 DATA (END OF
 PERIOD):
 Cash, including
 escrow..........
 Total Assets....
 Long term debt..
 Stockholders'
 equity..........

--------
(a) Reflects the effects of the AVCOM Merger under the pooling-of-interests accounting method.

(b) The Pro Forma adjustments for the PRG Merger represent the historical financial statements of PRG. These adjustments assume the PRG Merger will be accounted for using the pooling-of-interests method of accounting and assumes that the combined Company was treated as a C corporation rather than as limited partnerships and limited liability companies for purposes of computing federal income taxes for the relevant period. See "Risk Factors--Risks Related to the AVCOM Merger, the PRG Merger and the LSI Merger--Accounting Treatment."

(c) Reflects the effects of the Consolidation Transactions, the Initial Public Offering and assumes that the combined Company was treated as a C corporation rather than limited partnerships and limited liability companies for purposes of computing federal income taxes for the relevant period.

(d) Reflects the effect on historical statement of operations data, assuming the combined Company had been treated as a C corporation rather than as individual limited partnerships and limited liability companies for federal income tax purposes.

(e) As shown below, EBITDA represents net income before interest expense, income taxes and depreciation and amortization. EBITDA is presented because it is a widely-accepted financial indicator of a company's ability to service and/or incur indebtedness. However, EBITDA should not be construed as an alternative to net income as a measure of the Company's operating results or to operating cash flow as a measure of liquidity. The following table reconciles EBITDA to net income:


                                 THREE MONTHS ENDED
                                      MARCH 31,                   YEAR ENDED DECEMBER 31,
                               ----------------------- -----------------------------------------------
                                  1997        1996      1996     1995    1994     1993        1992
                               ----------- ----------- -------  ------- ------ ----------- -----------
                               (UNAUDITED) (UNAUDITED)                         (UNAUDITED) (UNAUDITED)
     Net income..............    $2,596      $1,711    $ 1,738  $11,953 $5,213   $2,506      $3,465
     Interest expense--
      treasury...............     2,341       1,541      6,466    3,887  1,691    1,009         590
     Interest expense--other.     1,337         834      3,725    1,515  1,313      519         --
     Taxes...................     1,731        (414)    (4,907)   1,479    695    1,970          12
     Depreciation and
      amortization...........       919         601      4,219    1,861    635      439         225
                                 ------      ------    -------  ------- ------   ------      ------
     EBITDA..................    $8,924      $4,273    $11,241  $20,695 $9,547   $6,443      $4,292
                                 ======      ======    =======  ======= ======   ======      ======

           SELECTED FINANCIAL DATA OF PLANTATION RESORTS GROUP, INC.
              (DOLLAR AMOUNT IN THOUSANDS, EXCEPT PER SHARE DATA)

  The statements of operations for the years ended December 31, 1996, 1995 and 1994 and the balance sheet data as of December 31, 1996 and 1995 are derived from PRG's consolidated financial statements and notes thereto which have been audited by Arthur Andersen LLP, independent public accountants, and are included elsewhere in this Prospectus. The statements of operations and the balance sheet data as of and for the three months ended March 31, 1997 and 1996 and the statements of operations and balance sheet data as of and for the years ended December 31, 1993 and 1992 have been derived from unaudited financial statements that in the opinion of PRG's management reflects all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial information for such periods and of such dates. The selected consolidated financial data presented below should be read in conjunction with PRG's consolidated financial statements, appearing elsewhere in this Prospectus.

                            THREE MONTHS ENDED
                                 MARCH 31                      YEAR ENDED DECEMBER 31
                          ----------------------- ----------------------------------------------------
                             1997        1996       1996      1995     1994       1993        1992
                          ----------- ----------- --------  --------  -------  ----------- -----------
                          (UNAUDITED) (UNAUDITED)                              (UNAUDITED) (UNAUDITED)
STATEMENTS OF
 OPERATIONS:
REVENUES:
  Vacation Interval
   sales................    $ 8,134    $ 11,285   $ 35,712  $ 26,250  $34,659    $32,148     $32,101
  Interest income.......      3,023       3,166     12,681    12,483   11,884     10,709       9,769
  Other income..........          1           3         32        92      151        566         563
                            -------    --------   --------  --------  -------    -------     -------
  Total revenues........     11,158      14,454     48,425    38,825   46,694     43,423      42,433
                            -------    --------   --------  --------  -------    -------     -------
COSTS AND OPERATING
 EXPENSES:
Vacation Interval cost
 of sales...............      2,511       3,493     11,366     7,346    9,806      9,292       8,383
Advertising, sales and
 marketing..............      3,767       5,256     16,534    12,202   16,104     14,952      14,967
LOAN PORTFOLIO:
  Interest expense......      1,759       1,671      7,016     6,190    6,533      6,426       6,910
  Other expenses........        578         396      1,816       351      216        632         803
  Provision for doubtful
   accounts.............         81         579      1,723       921      662        833       1,935
General and
 administrative.........      1,103         378      2,856     2,451    1,838      2,064       2,060
Depreciation and
 amortization...........        138         104        420       293      355        177         187
                            -------    --------   --------  --------  -------    -------     -------
  Total costs and
   operating expenses...      9,937      11,877     41,731    29,754   35,514     34,376      35,245
                            -------    --------   --------  --------  -------    -------     -------
  Income before
   (benefit) provision
   for income taxes.....      1,221       2,577      6,694     9,071   11,180      9,047       7,188
(Benefit) provision for
 income taxes...........       (380)        418       (337)    1,533    1,351      1,094         882
                            -------    --------   --------  --------  -------    -------     -------
  Net income............    $ 1,601    $  2,159   $  7,031  $  7,538  $ 9,829    $ 7,953     $ 6,306
                            =======    ========   ========  ========  =======    =======     =======
PRO FORMA NET INCOME
 (UNAUDITED)(a).........    $   733    $  1,546   $  4,016  $  5,443  $ 6,820    $ 5,519     $ 4,385
                            =======    ========   ========  ========  =======    =======     =======
OTHER DATA:
EBITDA(b)...............    $ 3,118    $  4,352   $ 14,130  $ 15,554  $18,068    $15,650     $14,285
Cash flows provided by
 (used in)
  Operating activities..    $  (775)   $  3,602   $  5,109  $  4,366  $ 5,876    $ 3,654     $ 1,917
  Investing activities..    $ 1,043    $ (1,019)  $ (4,453) $ (4,460) $(6,487)   $  (149)    $  (133)
  Financing activities..    $ 1,417    $ (2,719)  $ (4,171) $    601  $(1,871)   $ 6,386     $(1,171)
Number of Existing
Resorts at period end...
Number of Vacation
 Intervals sold.........        558         773      2,452     1,813    2,365      2,414       2,159
Number of Vacation
 Intervals in inventory.      1,789       2,096      1,934     1,174      646        462       1,797
Average price of
 Vacation Intervals.....    $14,570    $ 14,599   $ 14,564  $ 14,479  $14,655    $13,317     $14,868
BALANCE SHEET DATA (END
 OF PERIOD):
Cash and cash
 equivalents, including
 escrow.................    $ 6,606    $ 11,324   $  7,573  $ 11,460  $10,946    $13,295     $ 3,404
Total Assets............    $99,898    $100,593   $101,916  $108,816  $96,674    $89,918     $72,547
Notes payable to
 financial institutions.    $68,429    $ 68,517   $ 69,756  $ 69,278  $64,017    $61,454     $49,793
Equity..................    $24,707    $ 24,903   $ 23,196  $ 28,151  $25,274    $22,280     $19,602

--------
(a) Reflects the effect on historical statement of operations data, assuming the combined company had been treated as a C corporation rather than as individual joint ventures for federal income tax purposes.
(b) As shown below, EBITDA represents net income (loss) before interest expense, income taxes and depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. However, EBITDA should not be construed as an alternative to net income as a measure of PRG's operating results or to operating cash flow as a measure of liquidity. The following table reconciles EBITDA to net income.

                              THREE MONTHS
                                  ENDED
                                MARCH 31                     YEAR ENDED DECEMBER 31
                         ----------------------- ------------------------------------------------
                            1997        1996      1996     1995    1994      1993        1992
                         ----------- ----------- -------  ------- ------- ----------- -----------
                         (UNAUDITED) (UNAUDITED)                          (UNAUDITED) (UNAUDITED)
Net income..............   $1,601      $2,159    $ 7,031  $ 7,538 $ 9,829   $ 7,953     $ 6,306
Interest expense........    1,759       1,671      7,016    6,190   6,533     6,426       6,910
(Benefit) provision for
 income taxes...........     (380)        418       (337)   1,533   1,351     1,094         882
Depreciation and
 amortization...........      138         104        420      293     355       177         187
                           ------      ------    -------  ------- -------   -------     -------
EBITDA..................   $3,118      $4,352    $14,130  $15,554 $18,068   $15,650     $14,285
                           ======      ======    =======  ======= =======   =======     =======

                            SIGNATURE RESORTS, INC.

                  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

  The pro forma statements of operations data set forth below for the year ended December 31, 1996 and for the three months ended March 31, 1997 and 1996 give effect, individually and in the aggregate, to the following: (i) the Consolidation Transactions and the Initial Public Offering and (ii) the PRG Merger, in each case, as if each had occurred at the beginning of the period. The Company's actual statement of operations data reflects the combined operations of the Company and AVCOM using pooling-of-interests accounting for all periods presented. The pro forma adjustments are based upon currently available information and certain assumptions that management of the Company believes are reasonable under current circumstances.

                    PRO FORMA STATEMENT OF OPERATIONS DATA
             (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     YEAR ENDED DECEMBER 31, 1996
                             ---------------------------------------------------
                                          PRO FORMA ADJUSTMENTS
                                         -------------------------
                                         CONSOLIDATION
                                         TRANSACTIONS/
                                            INITIAL
                              COMPANY       PUBLIC        THE PRG      COMPANY
                               ACTUAL     OFFERING(A)    MERGER(B)    PRO FORMA
                             ----------  -------------   ---------    ----------
REVENUES:
Vacation Interval sales....  $  121,330    $             $  35,712    $  157,042
Interest income............      12,254                     12,681        24,935
Other income...............       9,891          210 (c)        32        10,133
                             ----------    ---------     ---------    ----------
 Total revenues............     143,475          210        48,425       192,110
                             ----------    ---------     ---------    ----------
COSTS AND OPERATING
 EXPENSES:                                                                   --
Vacation Interval cost of
 sales.....................      31,302          (50)(d)    11,366        42,618
Advertising, sales and
 marketing.................      61,495                     16,534        78,029
Loan portfolio:
 Interest expense--
  treasury.................       6,466       (2,471)(d)     7,016        11,011
 Other expenses ...........       2,260          (66)(d)     1,816         4,010
 Provision for doubtful
  accounts.................       6,286                      1,723         8,009
General and administrative.      27,836                      2,856        30,692
Resort property valuation
 allowance.................       2,620                        --          2,620
Depreciation and
 amortization..............       4,219                        420         4,639
                             ----------    ---------     ---------    ----------
Total costs and operating
 expenses..................     142,484       (2,587)       41,731       181,628
                             ----------    ---------     ---------    ----------
Income from operations.....         991        2,797         6,694        10,482
Interest expense--other....       3,725       (1,581)(d)       --          2,144
Equity loss on investment
 in joint venture..........         236          390 (e)       --            626
Minority interest in income
 of consolidated limited
 partnership...............         199          --            --            199
                             ----------    ---------     ---------    ----------
(Loss) income before taxes.      (3,169)       3,988         6,694         7,513
(Benefit) provision for
 income taxes..............      (4,907)       5,235 (f)     2,678(f)      3,006
                             ----------    ---------     ---------    ----------
Net income (loss)..........  $    1,738    $  (1,247)    $   4,016    $    4,507
                             ==========    =========     =========    ==========
Pro forma earnings per
 common and common
 equivalent shares.........  $     0.12                               $     0.21
                             ==========                               ==========
Pro forma weighted average
 number of common and
 common equivalent shares
 outstanding...............  14,730,268    4,370,131     2,401,229(g) 21,501,628

-------
(a) Reflects the Initial Public Offering of shares of Common Stock.
(b) The pro forma adjustments for the PRG Merger assume pooling-of-interests accounting and reflect the historical statement of operations of PRG for the year ended December 31, 1996.
(c) Reflects increase in interest income due to the purchase of loans from certain combining interests of $2.7 million relating to loans made by such combining interests to the joint venture. The loans carry interest at 12% per annum.
(d) Reflects the following: (i) the elimination or reduction of interest expense due to the retirement of $53.5 million of debt; (ii) the reduction of Vacation Interval cost of sales due to the reduction of capitalized interest related to the retirement of debt; and (iii) the elimination of financing fees on advances not required as a result of the debt retirement. The average interest rate on the debt retired was 10.82%.
(e) Reflects the increase of goodwill amortization on the purchase of a joint venture interest.
(f) Reflects the effect on 1996 historical statement of operations data of
    (c)-(e) above and assumes the combined Company had been treated as a C corporation rather than as limited partnerships and limited liability companies for federal income tax purposes.
(g) Represents 2,401,229 shares issuable in connection with the PRG Merger.

                    PRO FORMA STATEMENTS OF OPERATIONS DATA

                                 MARCH 31, 1997                             MARCH 31, 1996
                         ---------------------------------- -----------------------------------------------------
                              PRO FORMA ADJUSTMENTS                     PRO FORMA ADJUSTMENTS
                              ---------------------                     ---------------------
                                                                        CONSOLIDATION
                                                                        TRANSACTIONS/
                          COMPANY                 COMPANY    COMPANY    INITIAL PUBLIC                  COMPANY
                           ACTUAL    PRG(b)      PRO FORMA    ACTUAL     OFFERING(a)      PRG(b)       PRO FORMA
                         ---------- ---------    ---------- ----------  --------------   ---------     ----------
REVENUES:
 Vacation Interval
  sales................. $   45,796 $   8,134    $   53,930 $   19,890    $     --       $  11,285     $   31,175
 Interest income........      5,393     3,023         8,416      2,489          --           3,166          5,655
 Other income...........      2,366         1         2,367      1,648           80 (c)          3          1,731
                         ---------- ---------    ---------- ----------    ---------      ---------     ----------
 Total revenues.........     53,555    11,158        64,713     24,027           80         14,454         38,561
                         ---------- ---------    ---------- ----------    ---------      ---------     ----------
COSTS AND OPERATING
 EXPENSES:
 Vacation Interval cost
  of sales..............     12,061     2,511        14,572      5,036          (15)(d)      3,493          8,514
 Advertising, sales and
  marketing.............     20,760     3,767        24,527      9,456          --           5,256         14,712
 Loan portfolio:
   Interest expense--
    treasury............      2,341     1,759         4,100      1,541         (854)(d)      1,671          2,358
   Other expenses.......        844       578         1,422        410          (17)(d)        396            789
   Provision for
    doubtful accounts...      2,057        81         2,138        717          --             579          1,296
 General and
  administrative........      7,122     1,103         8,225      4,134          --             378          4,512
 Depreciation and
  amortization..........        919       138         1,057        601          --             104            705
 Merger costs...........      1,693       --          1,693        --           --             --             --
                         ---------- ---------    ---------- ----------    ---------      ---------     ----------
 Total costs and
  operating expenses....     47,797     9,937        57,734     21,895         (886)        11,877         32,886
                         ---------- ---------    ---------- ----------    ---------      ---------     ----------
Income from operations..      5,758     1,221         6,979      2,132          966          2,577          5,675
 Interest expense--
  other.................      1,337       --          1,337        834         (551)(d)        --             283
 Equity loss on
  investment in joint
  venture...............         70       --             70          1          146 (e)        --             147
 Minority interest in
  income of
  consolidated limited
  partnership...........         24       --             24        --           --             --             --
                         ---------- ---------    ---------- ----------    ---------      ---------     ----------
Income before taxes.....      4,327     1,221         5,548      1,297        1,371          2,577          5,245
 Provision for income
  taxes.................      1,731       489         2,220       (414)       1,481 (f)      1,031(f)       2,098
                         ---------- ---------    ---------- ----------    ---------      ---------     ----------
Net income.............. $    2,596 $     732    $    3,328 $    1,711    $   (110)      $   1,546     $    3,147
                         ========== =========    ========== ==========    =========      =========     ==========
Pro forma earnings per
 common and common
 equivalent shares...... $     0.13              $     0.15 $     0.14                                 $     0.15
                         ==========              ========== ==========                                 ==========
Pro forma weighted
 average number of
 common and common
 equivalent shares
 outstanding ........... 19,990,454 2,401,229(h) 22,391,683 12,237,741    6,037,500 (g)  2,401,229 (h) 20,676,470

-------
(a) The consolidated pro forma statements of operations all give effect to the exchange of direct and indirect interest in, and obligations of, certain predecessor limited partnerships, limited liability companies and corporations for shares of the Company's Common Stock in the Consolidation Transactions as if it had occurred at the beginning of the period indicated. The Consolidation Transactions were consummated concurrently with the Initial Public Offering in August 1996. The pro forma adjustments are based upon currently available information and certain assumptions that the Company's management believes are reasonable under current circumstances.
(b) The pro forma adjustments for the PRG Merger assume pooling-of-interests accounting and reflect the historical statements of operations data for PRG.
(c) Reflects increase in interest income due to the assumption of notes receivable in the Consolidation Transactions of $2.7 million. Such notes bear interest at a rate of 12% per annum.
(d) Reflects the following: (i) the elimination or reduction of interest expense due to the retirement of $54.3 million of debt retirement with respect to the period ended March 31, 1996; (ii) the reduction of Vacation Interval cost of sales due to the reduction of capitalized interest related to the retirement of construction debt; and (iii) the elimination of financing fees on advances not required as a result of the debt retirement. The average interest rate on a per annum basis on the debt retired was 11.5% for the three months ended March 31, 1996.
(e) Reflects the increase in goodwill amortization on the purchase of a joint venture interest.
(f) Reflects the effects on historical statements of operations data of (b)-
    (e) above and assumes the combined Company had been treated as a C corporation rather than as individual limited partnerships and limited liability companies for federal income tax purposes.
(g) Reflects the Initial Public Offering of shares of Common Stock.
(h) Reflects 2,401,229 shares issuable in connection with the PRG Merger.

  The pro forma balance sheet data set forth below at March 31, 1997 give effect to the PRG Merger as if it had occurred on March 31, 1997. The pro forma adjustments are based upon currently available information and certain assumptions that management of the Company believes are reasonable under current circumstances.

                            PRO FORMA BALANCE SHEET
                                 MARCH 31, 1997
                                 (IN THOUSANDS)

                                                          MARCH 31, 1997
                                                   ----------------------------
                                                      PRO FORMA ADJUSTMENTS
                                                      ---------------------
                                                   COMPANY   THE PRG   COMPANY
                                                    ACTUAL  MERGER(A) PRO FORMA
                                                   -------- --------- ---------
ASSETS:
Cash and cash equivalents......................... $106,545  $ 5,995  $112,540
Cash in escrow....................................    2,333      611     2,944
Mortgages receivable..............................  167,547   64,794   232,341
Due from related parties..........................    7,180    5,440    12,620
Other receivables, net............................    4,925      --      4,925
Prepaid expenses and other assets.................    7,932    1,658     9,590
Investment in joint venture.......................    7,327      --      7,327
Real estate and development costs.................  132,422   16,231   148,653
Property and equipment, net.......................   11,465    1,561    13,026
Intangible assets, net............................    6,532    1,268     7,800
Deferred income taxes.............................      --     2,340     2,340
                                                   --------  -------  --------
    Total assets.................................. $454,208  $99,898  $554,106
                                                   ========  =======  ========
LIABILITIES AND EQUITY:
Accounts payable.................................. $ 15,201  $ 3,475  $ 18,676
Accrued liabilities...............................   27,890      933    28,823
Deferred revenue..................................      --     2,354     2,354
Due to related parties............................      718      --        718
Income taxes payable..............................    2,285      --      2,285
Deferred taxes....................................    4,990      --      4,990
Notes payable to financial institutions...........  110,586   68,429   179,015
Convertible subordinated notes....................  138,000      --    138,000
                                                   --------  -------  --------
    Total liabilities.............................  299,670   75,191   374,861
Minority interest in consolidated limited
 partnership......................................    1,545      --      1,545
Equity............................................  152,993   24,707   177,700
                                                   --------  -------  --------
    Total liabilities and equity.................. $454,208  $99,898  $554,106
                                                   ========  =======  ========

--------
(a) The pro forma adjustments for the PRG Merger represent the historical financial statements of PRG using the pooling-of-interests accounting method.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  Signature Resorts, Inc. was formed in May 1996 to combine the ownership of the resorts and the vacation ownership acquisition and development business of the Company's predecessors. The consolidated financial statements reflect the combined financial statements of the Company and AVCOM using pooling-of-interests accounting for all periods presented. The Company generates revenues from the sale and financing of Vacation Intervals in resorts, which typically entitle the buyer to the use of a fully-furnished vacation resort in perpetuity, generally for a one-week period each year. The Company generates additional revenues from room rental operations, rentals of Vacation Intervals in Company inventory and from fees associated with managing the resorts.

  The Company recognizes sales of Vacation Intervals on an accrual basis after a binding sales contract has been executed between the Company and the proposed buyer, a 10% minimum down payment has been received, the rescission period has expired, construction is substantially complete, and certain minimum sales levels are achieved. If all the criteria are met, except that construction is not substantially complete, revenues are recognized on the percentage-of-completion basis. Costs associated with the acquisition and development of vacation ownership resorts, including carrying costs such as interest and taxes, are capitalized as real estate and development costs and allocated as Vacation Interval cost of sales as the respective revenue is recognized. The Company's investment in the Embassy Vacation Resort Poipu Point is accounted for using the equity method and reflected on the balance sheet as "Investment in joint venture" and on the income statement as "Equity loss on investment in joint venture."

  Comparison of the three months ended March 31, 1997 to the three months ended March 31, 1996. For the three months ended March 31, 1997 the Company achieved total revenues of $53.6 million compared to $24.0 million for the three months ended March 31, 1996, an increase of $29.6 million, or 123%. This increase was primarily due to a 130% increase in Vacation Interval sales and a 117% increase in interest income. The growth in Vacation Interval sales was due to both an increase in intervals sold to 3,445 in 1997 from 1,659 in 1996, an increase of 108%, and an increase in the average price of intervals sold to $13,293 in 1997 from $11,992 in 1996, a 11% increase. The growth in Vacation Intervals sold was due to the commencement of sales at four resorts (San Luis Bay, Embassy Vacation Resort Lake Tahoe, Sedona Summit and Scottsdale Villa Mirage).

  Interest income for the three month period increased $2.9 million to $5.4 million from $2.5 million in the comparable period in 1996 as a result of an increase in mortgages receivable, and increases in interest income from investments. Mortgages receivable increased to $167.5 million in 1997 from $99.1 million in 1996, an increase of $68.4 million, or 69%. Interest income from investments increased by approximately $0.9 million as a result of investing the proceeds received as part of the Convertible Offering and the Stock Offering that occurred in January 1997.

  Total costs and operating expenses, excluding merger costs, for the three months ended March 31, 1997 and 1996 increased by $24.2 million, or 111%, to $46.1 million from $21.9, respectively. However, as a percentage of total revenues, total costs and operating expenses, excluding merger costs, decreased to 86% in 1997 from 91% in 1996. This decrease is attributable to a decrease in advertising, sales and marketing as a percentage of Vacation Interval sales to 45% in 1997 from 48% in 1996, a decrease in interest expense as a percentage of total revenues to 4% in 1997 from 6% in 1996, a decrease in general and administrative expenses as a percentage of total revenues to 13% in 1997 from 17% in 1996. Vacation Interval cost of sales, as a percentage of Vacation Interval sales, increased to 26% in 1997 from 25% in 1996.

  Interest expense--treasury increased $0.8 million to $2.3 million for the three months ended March 31, 1997 from $1.5 million for the comparable period in 1996. However, as a percentage of total revenues, interest expense-- treasury declined to 4% from 6% in 1996 as the result of the Company financing its originated mortgages receivable portfolio with the proceeds from its Stock and Convertible Offerings.

  Loan portfolio--other expenses increased $0.4 million for the three months ended March 31, 1997 to $0.8 million from $0.4 million in 1996. As a percentage of mortgages receivable, loan portfolio-other expenses increased to 0.5% from 0.4% in the comparable period in 1996.

  The provision for doubtful accounts increased $1.4 million from the comparable period in 1996 to $2.1 million from $0.7 million. However, the allowance for loan losses as a percentage of gross mortgages receivable was 6.2% at March 31, 1997 compared to 6.5% at March 31, 1996.

  General and administrative expenses increased to $7.1 million for the three months ended March 31, 1997 from $4.1 million for the three months ended March 31, 1996, an increase of 72%. However, as a percentage of total revenues, general and administrative expenses decreased to 13% in 1997 from 17% in 1996. The increase in general and administrative expenses was the result of (i) the addition of a number of senior officers and key executives in order to build the management and organizational infrastructure necessary to efficiently manage the Company's future growth, (ii) the Company's expenses and reporting obligations as a public company, (iii) increased overhead due to the acquisition of additional resorts, (iv) added salary, travel and office expenses attributable to the current and planned growth in the size of the Company and (v) the acquisition of AVCOM.

  Depreciation and amortization increased $0.3 million, or 53%, to $0.9 million during the three months ended March 31, 1997 from $0.6 million during the three months ended March 31, 1996, reflecting increased depreciation and amortization from capital expenditures and intangible assets.

  During the three months ended March 31, 1997, merger related expenses were $1.7 million. No such expenses were incurred during the comparable period in 1996. Merger expenses relate to a one time charge made to expense fees paid to financial advisors, legal fees and other transaction expenses related to the AVCOM Merger.

  As a result of the factors discussed above, income before provision for income taxes increased 234% to $4.3 million, or 8% of total revenues, from $1.3 million, or 5% of total revenues for the three months ended March 31, 1997 and 1996, respectively. Excluding the charge for merger related expenses of $1.7 million, income before provision for income taxes would have increased 364% to $6.0 million or 11% of total revenues.

  During the three months ended March 31, 1997, provision for income taxes increased $2.1 million from March 31, 1996 as a result of the changes in the Company's status as a C corporation subsequent to its initial public offering in August of 1996. Previously, the company's predecessor entities only incurred foreign income taxes on their properties located in St. Maarten, Netherlands Antilles. In addition, during the three months ended March 31, 1996, AVCOM recorded a $0.5 million income tax benefit as a result of an operating loss for the period.

  Net income increased 52% to $2.6 million for the three months ended March 31, 1997 from $1.7 million for the comparable period in 1996.

  Comparison of the year ended December 31, 1996 to year ended December 31, 1995. For the year ended December 31, 1996, the Company achieved total revenues of $143.5 million compared to $106.9 million for the year ended December 31, 1995, an increase of $36.6 million or 34%. Such increase was due to the growth of intervals sold from 7,482 in 1995 to 10,458 in 1996, a 40% increase. The growth in vacation intervals sold was due to the commencement of sales at San Luis Bay, Embassy Vacation Resort Lake Tahoe, Sedona Summit and Scottsdale Villa Mirage combined with a full year of sales at Royal Palm and Flamingo Beach Club.

  Interest income increased $4.7 million, or 63%, due to an increase in mortgages receivable from $83.8 million in 1995 to $148.5 million in 1996. Other income increased $2.8 million from $7.1 million in 1995 to $9.9 million in 1996 as a result of $1.7 million of income as a result of the settlement of certain receivables from the former owners of the St. Maarten properties, and a $1.3 million increase in portfolio income from the $10.5 million portfolio acquired with the two St. Maarten resorts in 1995.

  Total costs and operating expenses for the years ended 1995 and 1996 increased by $52.2 million from $90.3 million to $142.5 million, respectively. As the result of significant charges incurred by AVCOM during the fourth quarter of 1996, costs and operating expenses, as a percentage of total revenues, increased from 85% in 1995 to 99% in 1996. The significant AVCOM charges include (i) an increase in the provision for doubtful accounts by $2.0 million, (ii) $5.3 million in severance cost, lease cancellation, litigation reserves and other synergistic costs, (iii) a $2.6 million write down of certain property to estimated fair market value, (iv) $3.0 million reserve for losses associated with certain property management and related contracts, and (v) a $0.7 million charge relating to amortization of start up costs over a period of one year. As a percentage of Vacation Interval revenues, Vacation Interval costs of sales decreased to 26% in 1996 compared to 29% in 1995 as the Company was able to purchase and construct Vacation Intervals at a discount to historical development costs, reducing the unit cost on average for each Vacation Interval sold.

  Loan portfolio expenses consisting of interest expense--treasury, other expenses and provision for doubtful accounts increased from $8.1 million during 1995 to $15.0 million during 1996, an increase of $6.9 million or 85%. This overall increase reflects a $2.0 million increase in the provision for doubtful accounts relating solely to the mortgage receivable portfolio acquired in the AVCOM Merger. Prior to the AVCOM Merger, AVCOM's allowance for doubtful accounts was 2% of its gross mortgage receivable balance. With the $2.0 million increase in the allowance account made during the fourth quarter of 1996 the allowance for doubtful accounts was at 4% of gross mortgage receivables for AVCOM's mortgage portfolio. This increase also reflects the 82% increase in revolving lines of credit attributable to mortgages payable due to increased hypothecation of mortgages receivable related to Vacation Interval sales growth.

  General and administrative expenses increased $16.7 million from $11.1 million during 1995 to $27.8 million during 1996. As a percentage of total revenues, general and administrative expenses were lower during 1995 at 10.4% as compared to 19% during 1996. The increase in general and administrative expenses was the result of (i) a $5.3 million expense relating to severance arrangements, lease cancellations and other expenses related to the AVCOM Merger, (ii) the addition of a number of senior officers and key executives in connection with building the Company's management and organizational infrastructure necessary to efficiently manage the Company's future growth,
(iii) the Company's expenses and reporting obligations as a public company,
(iv) increased overhead due to the acquisition and development of additional resorts, and (v) added salary, travel, and office expenses attributable to the current and planned growth of the Company.

  Depreciation and amortization increased $2.3, or 126%, from $1.9 million in 1995 to $4.2 million, reflecting increased depreciation and amortization resulting from (i) a $0.7 million AVCOM charge relating to amortization of start up costs over a period of one year from AVCOM's previous policy of three years and (ii) an increase in capital expenditures and intangible assets.

  Equity loss on investment in joint venture decreased to $.2 million in 1996 from $1.6 million in 1995 due to increased Vacation Interval sales and higher hotel occupancy at Embassy Vacation Poipu Point during 1996. In 1996, 1,146 vacation intervals were sold at the Embassy Vacation Poipu Point, while 281 vacation intervals were sold at the Embassy Vacation Poipu Point in 1995.

  Primarily as the result of the significant charges incurred by AVCOM during the fourth quarter of 1996, as discussed above, income before provision for income taxes decreased to a loss of $3.2 million during 1996 from income before provision for income taxes of $13.4 million in 1995. However, income before provision for taxes of Signature Resorts, Inc. increased 49% to $17.2 million in 1996 from $11.6 in 1995. AVCOM's (loss) income before provision for taxes decreased to $(20.4) million in 1996 from $1.9 million in 1995, primarily as a result of $13.6 million of nonrecurring charges related to accrued expenses and the write down and write off of certain assets of AVCOM.

  Provision for income taxes changed from an expense of $1.5 million in 1995 to a tax benefit of $4.9 million in 1996. The 1996 tax benefit results from the recognition of AVCOM's operating loss carryforwards.

  As a result of the factors discussed above, net income decreased 85% from $12.0 million for 1995 to $1.7 million for 1996.

  Comparison of the year ended December 31, 1995 to year ended December 31, 1994. For the year ended December 31, 1995 the Company achieved total revenues of $106.9 million compared to $69.1 million for the year ended December 31, 1994, an increase of $37.8 million or 55%. Total revenues grew due to a 43% increase in Vacation Interval sales from $64.4 million to $92.3 million, a 95% increase in interest income from $3.9 million to $7.5 million, and a $6.2 million increase in Other income. The commencement of sales of Vacation Intervals at Royal Palm, Flamingo Beach Club, and Embassy Vacation Resort Grand Beach drove Vacation Interval sales volume at the resorts from 6,469 sold in 1994 to 7,482 sold in 1995, an increase of 16%. These higher volumes, combined with price growth, drove the 43% increase in Vacation Interval sales revenue. Interest income increased due to a 113% increase in mortgages receivable, which grew from $39.4 million at the end of 1994 to $83.8 million at the end of 1995. Other income increased $6.2 million from $0.9 million in 1994 to $7.1 million in 1995. This increase was the result of the acquisition of a mortgages receivable portfolio of approximately $10.2 million acquired with the two St. Maarten resorts on which the Company earned $2.2 million. In addition, the Company accrued $2.0 million of business interruption insurance claims to compensate for loss revenues and profits related to damages sustained from Hurricane Luis at the two St. Maarten resorts.

  While total costs and operating expenses increased from $61.7 million for the year ended December 31, 1994 to $90.3 million for the year ended December 31, 1995, an increase of 46%, as a percentage of total revenues, total costs and operating expenses decreased from 89% in 1994 to 85% in 1995. Relative decreases in Vacation Interval cost of sales and other expenses, as a percentage of total revenues were offset by relative increases in interest expense-treasury, provision for doubtful accounts, depreciation and amortization and equity loss on investment in joint venture. The Company was able to purchase and construct Vacation Intervals at a relative discount to historical development costs, reducing the unit cost on average of each Vacation Interval sold. This is reflected in a proportionate decrease in cost of Vacation Intervals sold from 30% of Vacation Interval sales in 1994 to 29% of Vacation Interval sales in 1995. Advertising, sales and marketing costs also decreased as a percentage of Vacation Interval sales from 48% to 46%.

  Loan portfolio expenses consisting of interest expense--treasury, other expenses and provision for doubtful accounts increased from $4.2 million in total in 1994 to $8.1 million in total in 1995, an increase of 92%. This increase reflects the 113% increase in mortgages receivable due to Vacation Interval sales growth and acquisitions of resorts made by the Company in 1995.

  General and administrative expenses increased 68% from $6.6 million in 1994 to $11.1 million in 1995. The increase in general and administrative expenses was the result of increased salary expenses and overhead due to the acquisition of additional resorts and growth in the size of the Company. Relative to total revenues, general and administrative expenses were constant in 1995 at 10% of revenues and 10% of revenues in 1994.

  Depreciation and amortization increased from $0.6 million in 1994 to $1.9 million in 1995, reflecting increased depreciation resulting from an increase in capital expenditures.

  The Company made its investment in the Embassy Vacation Resort Poipu Point during the last quarter of 1994. The Embassy Vacation Resort Poipu Point has experienced losses associated with the start-up operations of the related resort, which is being converted to a vacation ownership resort. Equity loss on investment in joint venture increased from $0.3 million in 1994 to $1.6 million in 1995 reflecting a full year's operations at the resort in 1995.

  Income before provision for income taxes increased 127% to $13.4 million, or 13% of total revenues, in 1995 from $5.9 million, or 9% of total revenues, in 1994.

  Provision for income taxes increased to $1.5 for the year ended December 31, 1995 from $0.7 for the year ended December 31, 1994 due to the acquisition of Royal Palm Beach Club and Flamingo Beach Club in

St. Maarten, Netherlands Antilles as well as increases in AVCOM earnings from 1994 to 1995. In July and August, the Company acquired Royal Palm and Flamingo, respectively, incurring foreign taxes related to income earned for the remainder of fiscal year 1995.

  Net income increased $6.8 million to $12.0 million for the twelve months ended December 31, 1995 from $5.2 million for the twelve months ended December 31, 1994.

  Comparison of the year ended December 31, 1994 to year ended December 31, 1993. For the year ended December 31, 1994 the Company generated total revenues of $69.1 million compared to $39.3 million in 1993, an increase of 76%. This increase was due to a 75% growth in Vacation Interval sales from $36.7 million in 1993 to $64.4 million in 1994. The first full year of sales at the Plantation at Fall Creek Resort and the addition of the Royal Dunes Resort drove higher volume Vacation Interval sales from 3,503 Vacation Intervals sold in 1993 to 6,469 Vacation Intervals sold in 1994. This volume growth of 85% more than offset the 5.3% decrease in the average price of Vacation Intervals sold to drive the 75% increase in Vacation Interval sales. Interest income increased due to a $17.8 million increase in mortgages receivable from $21.6 million at the end of 1993 to $39.4 million at the end of 1994, an increase of 82%.

  Total costs and operating expenses increased from $34.3 million for the year ended December 31, 1993 to $61.7 million for the year ended December 31, 1993, an increase of 80%. As a percentage of total revenues, total costs and operating expenses increased slightly from 87% in 1993 to 89% in 1994. Increases in Vacation Interval cost of sales as a percentage of total revenues from 24% in 1993 to 28% in 1994 were offset by decreases in other operating costs. Vacation Interval cost of sales increased as a percentage of revenues due to relatively higher Vacation Interval cost associated with the first year of operations at Royal Dunes. Advertising, sales and marketing costs remained relatively flat as a percentage of Vacation Interval sales from 48.4% in 1993 to 48.1% in 1994. Although decreasing in terms of a percentage of revenue, due to expansion in the administrative costs necessary to support a growing business, general and administrative expenses increased in absolute terms from $4.8 million in 1993 to $6.6 in 1994, a 38% increase. Depreciation and amortization was approximately consistent between 1993 and 1994 at $0.4 million and $0.6 million, respectively. Equity loss on investment in joint venture of $0.3 million in 1994 reflects the Company's share of losses associated with the start-up operations at the Embassy Vacation Resort Poipu Point.

  Loan portfolio expenses consisting of interest expense-treasury, other expenses and provision for doubtful accounts increased from $2.1 million in 1993 to $4.2 million in 1994, an increase of 103%. This reflects the increase in Vacation Intervals sold in 1994 and a relative increase in borrowings made by the Company secured by interval inventory.

  Income before provision for income taxes increased 32% from $4.5 million in 1993 to $5.9 million in 1994.

MERGER WITH AVCOM INTERNATIONAL, INC.

  In February 1997, the Company consummated the AVCOM Merger with AVCOM, acquiring AVCOM for 883,036 shares of the Company's Common Stock, plus the assumption of debt.

  Transaction costs relating to the negotiation of, preparation for, and consummation of the AVCOM Merger and the combination of certain operations of the Company and AVCOM resulted in a one-time charge to the Company's earnings of $1.7 million in the first quarter of 1997. This charge included the fees and expenses payable to financial advisors, legal fees and other transaction expenses related to the AVCOM Merger. In addition, there can be no assurance that the Company will not incur additional charges in subsequent quarters to reflect costs associated with the AVCOM Merger and the integration of the Company's and AVCOM's operations. Additionally, transaction costs relating to the consummation of the AVCOM Merger and the combination of operations of the Company and AVCOM, along with changes in AVCOM's accounting policies to conform to the Company's and the write-down and write-off of certain AVCOM assets, resulted in a one-time charge to AVCOM's earnings of approximately
$13.6 million. This charge included the estimated costs associated with workforce reductions, contractual payment obligations and other restructuring activities.

PRG MERGER AND LSI MERGER AND RELATED EXPENSES

  Transaction costs relating to the negotiation of and preparation for the PRG Merger and the LSI Merger, and for the consummation of the PRG Merger and the anticipated combination of certain operations are expected to result in a one-time charge to the Company's earnings of approximately $3.5 million in the second quarter of 1997 and approximately $1.5 million in the third quarter of 1997. These charges will include the fees and expenses payable to financial advisors, legal fees and other transaction expenses related to the PRG Merger and the LSI Merger. In addition, there can be no assurance that the Company will not incur additional charges in subsequent quarters to reflect costs associated with the PRG Merger and the LSI Merger and the integration of the Company's and PRG's operations.

LIQUIDITY AND CAPITAL RESOURCES

  In February 1997, the Company consummated its offering (the "Convertible Offering") of $138.0 million aggregate principal amount of its 5.75% Convertible Subordinated Notes due 2007 (the "Convertible Notes") and its offering (the "Stock Offering" and together with the Convertible Offering the "Offerings") of 4.0 million shares of Common Stock (including 2.4 million secondary shares sold by certain selling stockholders). The net proceeds to the Company from the sale of the 1.6 million shares of Common Stock offered by the Company in the Stock Offering, based on a public offering price of $36.50 per share, and from the sale of the $138.0 million aggregate principal amount of 5.75% Convertible Subordinated Notes due 2007 offered by the Company in the Convertible Offering, based on a public price of 100% of the principal amount thereof, in each case after deducting underwriting discounts and estimated expenses of the Stock Offering and the Convertible Offering, were approximately $53.2 million and $134.9 million, respectively.

  The Company has used approximately $161 million of the approximately
$188.1 million net proceeds of the Offerings as follows: (i) approximately $40.4 million to retire existing indebtedness of the Company and
(ii) approximately $21.1 million to retire the indebtedness of AVCOM that was assumed by the Company in the AVCOM Merger, (iii) approximately $8.0 million to finance acquisition costs related to St. John Villas, and
(iv) approximately $91.5 million to complete construction and expansion at certain resorts, to finance the acquisition and development of additional resorts and vacation ownership-related assets, to finance sales of vacation intervals, and for working capital and other general corporate purposes. Pending any such additional uses, the Company will invest the excess proceeds in commercial paper, bankers' acceptances, other short-term investment-grade securities and money-market accounts.

  The Company generates cash for operations from the sale of Vacation Intervals, the financing of the sales of Vacation Intervals, the rental of unsold Vacation Interval units, and the receipt of management fees. With respect to the sale of Vacation Intervals, the Company generates cash for operations from cash sales of Vacation Intervals, from the receipt of down payments from customers acquiring Vacation Intervals, and from the hypothecation of mortgages receivable from purchasers equal to 85% to 90% of the amount borrowed by such purchasers. The Company generates cash related to the financing of Vacation Interval sales on the difference between the interest charged on the mortgages receivable, which averaged 15.0% in 1996, and the interest paid on the notes payable secured by such mortgages receivable.

  During the three months ended March 31, 1997 and 1996, cash used in operating activities was $9.8 million and $4.8 million, respectively. Cash used in operating activities was higher for the three months ended March 31, 1997 when compared to the comparable period in 1996 primarily due to timing related to the payment of AVCOM's current accounts payable and accrued liabilities, offset by decreases in the amount of expenditures made for real estate and development costs during the three months ended March 31, 1997. The decrease in capital expenditures for real estate and development costs was due to a decrease in the number of resorts undergoing construction as five resorts were undergoing construction in 1997 compared to seven resorts in 1996.

  Net cash used in investing activities for the three months ended March 31, 1997 and 1996 was $27.0 million and $19.5 million, respectively. For the three months ended March 31, 1997, the change in gross mortgages receivable was $5.0 million higher than during the comparable period in 1996 due to an increased number of intervals sold and increase average sales price per interval sold. As of March 31, 1997, approximately 6.9% of the Company's consumer loans from the sale of Vacation Intervals were considered by the Company to be delinquent (past due by 60 or more days) and the Company has completed or commenced foreclosure or deed-in-lieu of foreclosure on approximately 2.4% of its consumer loans. As of March 31, 1996, approximately 7.0% of the Company's consumer loans from the sale of Vacation Intervals were considered by the Company to be delinquent (past due by 60 or more days) and the Company has completed or commenced foreclosure or deed-in-lieu of foreclosure on approximately 2.0% of its consumer loans. In addition, net cash used in investing activities also increased as a result of $3.8 million in underwriting discounts and expenses associated with the Convertible Offering.

  For the three months ended March 31, 1997 and 1996, net cash provided by financing activities was $136.1 million and $22.7 million, respectively. The increase in cash provided by financing activities during the quarter ended March 31, 1997 resulted from the proceeds from the Offerings. The proceeds from the Offerings were used to reduce borrowings from financial institutions by $24.4 million and to prepay $54.1 million of notes payable to financial institutions.

  During the years ended December 31, 1996, 1995, and 1994 cash (used in) provided by operating activities was ($36.6) million, $5.5 million and ($9.6) million, respectively. Cash generated from operating activities was lower in 1996 when compared to the comparable period in 1995 primarily due to a $35.1 million increase in expenditures on acquisition and development activities associated with the acquisition and development of new resorts and the expansion of existing resorts during the period. Cash generated from operating activities was higher for the year ended December 31, 1995 when compared to the same period in the prior year primarily due to higher net income, decreases in the amount spent on acquisition and development activities, and increases in payables outstanding at the end of 1995 when compared to at the end of 1994.

  Net cash used in investing activities for the years ended December 31, 1996, 1995 and 1994 was $78.8 million, $50.3 million, and $26.9 million, respectively. Net cash used by investing activities was higher for the year ended December 31, 1996 when compared to the same period in 1995 principally due to increases in mortgages receivable which resulted from both higher sales of Vacation Intervals. During 1996, the change in gross mortgages receivable was $24.6 million higher than during the comparable period in 1995 due to an increase in the number of Vacation Intervals sold and increased average sales price per vacation interval sold.

  For the years ended December 31, 1996, 1995 and 1994, net cash provided by financing activities was $116.5 million, $48.1 million and $37.2 million, respectively. These net cash figures were affected by the Company's increased borrowings secured by mortgages receivable to fund operations and increased payments on these borrowings due to amortizations on a larger portfolio. In addition, year to year net cash provided by investing activities fluctuates as a result of borrowing activities for acquisition and development, and from equity investments as a result of resort acquisitions. During the 1996, the Company issued 6,037,500 shares of Common Stock in the Initial Public Offering in August 1996 resulting in approximately $73.3 million of net proceeds. The proceeds of the Initial Public Offering were used by the Company to repay debt, to fund expansion, and for other corporate purposes. In addition, period to period net cash provided by investing activities fluctuates as a result of borrowing activities for acquisition and development, and from equity investments as a result of resort acquisitions.

  The Company requires funds to finance the future acquisition and development of vacation ownership resorts and properties and to finance customer purchases of Vacation Intervals. Such capital has been provided by secured financings on Vacation Interval inventory, secured financings on mortgages receivable and partner loans generally funded by third party lenders and capital contributions. As of March 31, 1997, the Company had $13.1 million outstanding under its notes payable secured by Vacation Interval inventory or land, and $96.6 million outstanding under its notes payable secured by mortgages receivable.

  During 1997, the Company anticipates spending approximately $56.5 million for expansion and development activities at the Company's resorts. The Company may also be required to expend additional amounts to fund certain AVCOM guarantees relating to the North Bay Resort at Lake Arrowhead. The Company plans to fund these expenditures primarily with the net proceeds of the Offerings, available capacity on credit facilities and cash generated from operations. In addition, during 1997, the Company anticipates spending approximately $8.8 million to finance the acquisition, development and conversion costs related to the St. John acquisition. These expenditures are expected to be funded primarily with the net proceeds of the Offerings, available borrowing capacity under lines of credit and cash generated from operations.

  In addition, the Company anticipates spending approximately $212.0 million to complete its expansion plans at its resorts (excluding the All Seasons Resorts and the PRG Resorts) during the periods following 1997. The Company also plans to spend $34.0 million to complete expansion plans at the All Seasons Resorts and $96.7 million at the PRG Resorts during the periods following 1997. The Company anticipates financing the expansion plans of the Company's resorts through cash acquired from operations, future credit facilities and/or future issuance of securities. While the Company has not entered into commitments with respect to any new credit facilities or planned any additional issuances of securities, it is not currently obligated to continue with the planned expansion of its resorts. There can be no assurance that the Company will be able to obtain the financing necessary to continue such expansion plans.

  The Company intends to pursue a growth-oriented strategy. From time to time, the Company may acquire, among other things, additional vacation ownership properties, resorts and completed Vacation Intervals; land upon which additional vacation ownership resorts may be built; management contracts; loan portfolios of Vacation Interval mortgages; portfolios which include properties or assets which may be integrated into the Company's operations; and operating companies providing or possessing management, sales, marketing, development, administration and/or other expertise with respect to the Company's operations in the vacation ownership industry.

  In the future, the Company may negotiate additional credit facilities, or issue, in addition to the Convertible Notes, other corporate debt or equity securities. Any debt incurred or issued by the Company may be secured or unsecured, fixed or variable rate interest and may be subject to such terms as management deems prudent.

  The Company believes that, with respect to its current operations, the net proceeds to the Company from the Offerings, together with cash generated from operations and future borrowings, will be sufficient to meet the Company's working capital and capital expenditure needs for the near future. However, depending upon conditions in the capital and other financial markets and other factors, the Company may from time to time consider the issuance of debt or other securities, the proceeds of which would be used to finance acquisitions, to refinance debt or for other general corporate purposes. The Company believes that the Company's properties are adequately covered by insurance.

                                   BUSINESS

OVERVIEW

  Signature Resorts, Inc. is one of the largest developers and operators of vacation ownership resorts in North America. The Company is devoted exclusively to vacation ownership operations and, as of the date of this Prospectus owns 22 vacation ownership resorts located in a variety of popular resort destinations, which includes three resorts in which the Company holds a partial interest. The Company's resorts are located in Arizona (six resorts), California (five resorts), Florida (two resorts), Netherlands Antilles (two resorts), Hawaii, Missouri, South Carolina, Texas, U.S. Virgin Islands and Virginia (two resorts). The Company acquired (i) its Arizona resorts, three of its California resorts and its Texas resort as a result of the AVCOM Merger and (ii) its Virginia resorts as a result of the PRG Merger. The Company currently sells Vacation Intervals at 18 of these 22 resorts; sales at three resorts have been substantially completed; and sales at one resort have yet to commence.

  The Company's principal operations currently consist of (i) acquiring, developing and operating vacation ownership resorts, (ii) marketing and selling vacation ownership interests in its resorts, which typically entitle the buyer to use a fully-furnished vacation residence, generally for a one-week period each year and (iii) providing financing for the purchase of Vacation Intervals at its resorts.

THE VACATION OWNERSHIP INDUSTRY

  The Market. The resort component of the leisure industry primarily is serviced by two separate alternatives for overnight accommodations: commercial lodging establishments and vacation ownership resorts. Commercial lodging consists of hotels and motels in which a room is rented on a nightly, weekly or monthly basis for the duration of the visit and is supplemented by rentals of privately-owned condominium units or homes. For many vacationers, particularly those with families, a lengthy stay at a quality commercial lodging establishment can be very expensive, and the space provided to the guest relative to the cost (without renting multiple rooms) is not economical for vacationers. Also, room rates and availability at such establishments are subject to change periodically. In addition to providing improved lifestyle benefits to owners, vacation ownership presents an economical alternative to commercial lodging for vacationers.

  The Company believes that, based on published industry data, the following factors have contributed to the increased acceptance of the vacation ownership concept among the general public and the substantial growth of the vacation ownership industry over the past 15 years:

  . Increased consumer confidence resulting from consumer protection regulation of the vacation ownership industry and the entrance of brand name national lodging companies to the industry;

  . Increased flexibility of vacation ownership ownership due to the growth of international exchange organizations;

  . Improvement in the quality of both the facilities themselves and the management of available vacation ownership resorts;

  . Increased consumer awareness of the value and benefits of vacation ownership including the cost savings relative to other lodging alternatives; and

  .  Improved availability of financing for purchasers of Vacation Intervals.

  The vacation ownership industry traditionally has been highly fragmented and dominated by a large number of local and regional resort developers and operators, each with small resort portfolios generally of differing quality. The Company believes that one of the most significant factors contributing to the current success of the vacation ownership industry is the entry into the market of some of the world's major lodging, hospitality and entertainment companies. Such major companies which now operate or are developing Vacation Interval resorts include Marriott Ownership Resorts ("Marriott"), The Walt Disney Company ("Disney"), Hilton Hotels Corporation ("Hilton"), Hyatt Corporation ("Hyatt"), Four Seasons Hotels & Resorts ("Four Seasons") and

Inter-Continental Hotels and Resorts ("Inter-Continental"), as well as Promus Hotel Corporation ("Promus") and Westin Hotels & Resorts ("Westin"). Unlike the Company, however, the vacation ownership operations of each of Marriott, Disney, Hilton, Hyatt, Four Seasons and Inter-Continental comprise only a small portion of such companies' overall operations.

  The Economics. The Company believes that national lodging and hospitality companies are attracted to the vacation ownership concept because of the industry's rapid historic growth rate and high profit margins. In addition, such companies recognize that Vacation Intervals provide an attractive alternative to the traditional hotel-based vacation and allow the hotel companies to leverage their brands into additional resort markets where demand exists for accommodations beyond traditional hotels.

  The Consumer. According to information compiled by the ARDA for the year ended December 31, 1994 (the most recent year for which statistics are available), the prime market for Vacation Intervals is customers in the 40-55 year age range who are reaching the peak of their earning power and are rapidly gaining more leisure time. The median age of a Vacation Interval buyer at the time of purchase is 46. The median annual household income of current Vacation Interval owners in the United States is approximately $63,000, with approximately 35% of all Vacation Interval owners having annual household income greater than $75,000 and approximately 17% of such owners having annual household income greater than $100,000. Despite the growth in the vacation ownership industry as of December 31, 1994, Vacation Interval ownership has achieved only an approximate 3.0% market penetration among United States households with income above $35,000 per year and 3.9% market penetration among United States households with income above $50,000 per year.

  According to the ARDA study, the three primary reasons cited by consumers for purchasing a Vacation Interval are (i) the ability to exchange the Vacation Interval for accommodations at other resorts through exchange networks (cited by 82% of Vacation Interval purchasers), (ii) the money savings over traditional resort vacations (cited by 61% of purchasers) and (iii) the quality and appeal of the resort at which they purchased a Vacation Interval (cited by 54% of purchasers). According to the ARDA study, Vacation Interval buyers have a high rate of repeat purchases: approximately 41% of all Vacation Interval owners own more than one interval representing approximately 65% of the industry inventory and approximately 51% of all owners who bought their first Vacation Interval before 1985 have since purchased a second Vacation Interval. In addition, customer satisfaction increases with length of ownership, age, income, multiple location ownership and accessibility to Vacation Interval exchange networks.

  The Company believes it is well positioned to take advantage of these demographics trends because of the quality of its resorts and locations, its program to allow buyers to exchange intervals at several of the Company's resorts and its participation in the RCI network. However, RCI is under no obligation to continue to include the Company's resorts in its exchange network. The Company expects the vacation ownership industry to continue to grow as the baby-boom generation continues to enter the 40-55 year age bracket, the age group which purchased the most Vacation Intervals in 1994.

BUSINESS STRATEGY

  The Company's objective is to become North America's leading developer and operator of vacation ownership resorts. To meet this objective, the Company intends to (i) acquire, convert and develop additional resorts to be operated as Embassy Vacation Resorts, Westin Vacation Club resorts and non-branded resorts, capitalizing on the acquisition and marketing opportunities to be provided as a result of its relationships with Promus, Westin, selected financial institutions and its position in certain markets and the vacation ownership industry generally, (ii) increase sales and financing of Vacation Intervals at its resorts through broader-based marketing efforts and in certain instances through the construction of additional Vacation Interval inventory,
(iii) improve operating margins by reducing borrowing costs and reducing its sales and marketing expenses as a percentage of revenues over time,
(iv) acquire additional Vacation Interval inventory, operating companies, management contracts, Vacation Interval mortgage portfolios and properties or other vacation ownership-related assets that may be integrated into the Company's operations and (v) pursue the development of a points based club system.

  The key elements of the Company's strategy are described below.

  Acquisition and Development of New Resorts. The Company intends to acquire and develop additional resorts to be operated as branded Embassy Vacation Resorts, Westin Vacation Club resorts and as non-branded resorts. To implement its growth strategy, the Company intends to pursue resort acquisitions and developments in a number of vacation destinations that will complement the Company's operations, including the California and Hawaii markets, which are subject to barriers to entry and in which the Company's founders have extensive acquisition and development experience. The Company believes that its relationships with Promus, Westin and selected financial institutions that control resort properties located in Hawaii and California will provide it with acquisition, development and hotel-to-vacation ownership conversion opportunities and will allow it to take advantage of currently favorable market opportunities to acquire resort and condominium properties to be operated as vacation ownership resorts. Since the inception of the resort acquisition and development business by the Company's predecessor in 1992, the Company believes it has been able to purchase hotel, condominium and resort properties and/or entitled land at less than either their initial development cost or replacement cost and remodel or convert such properties for sale and use as vacation ownership resorts. In addition to acquiring existing resort and hotel-to-vacation ownership conversion properties, the Company also seeks to develop resorts located in destinations where it discerns a strong demand, which the Company anticipates will enable it to achieve attractive rates of return.

  The Company considers the potential acquisition or development of vacation ownership resorts in locations based on existing vacation ownership competition in the area as well as existing overall demand for accommodations. In evaluating whether to acquire, convert or develop a vacation ownership resort in a particular location, the Company analyzes relevant demographic, economic and financial data. Specifically, the Company considers the following factors, among others, in determining the viability of a potential new vacation ownership resort in a particular location: (i) supply/demand ratio for the purchase of Vacation Intervals in the relevant market and for Vacation Interval exchanges into the relevant market by other Vacation Interval owners, (ii) the market's growth as a vacation destination, (iii) the ease of converting a hotel or condominium property into a vacation ownership resort from a regulatory and construction point of view, (iv) the availability of additional land at or nearby the property for potential future development and expansion, (v) competitive accommodation alternatives in the market, (vi) uniqueness of location, and (vii) barriers to entry that would tend to limit competition.

  The Company believes that its relationships with Promus and Westin will provide it with attractive acquisition, conversion, development and marketing opportunities and uniquely position the Company to offer Vacation Intervals at a variety of attractive resort destinations to multiple demographic groups in the vacation ownership market. Capitalizing on two of the Company's founders' relationship with Promus as a developer and owner of Embassy Suites hotels, in 1994 the Company and Promus established Embassy Vacation Resorts. However, the Company has no ownership of or rights to the "Embassy Vacation Resorts" name or servicemark, both of which are owned exclusively by Promus, except as set forth in the Company's license agreements with Promus with respect to the Company's Embassy Vacation Resorts. Under Promus's exclusive development agreement with Vistana, Inc., Promus has identified the Company as the only other licensee of the Embassy Vacation Resort name. On January 7, 1997, Promus announced that it intended to expand its branded vacation ownership business with only the Company and Vistana and that additional Embassy Vacation Resort properties to be developed or acquired by the Company and licensed by Promus are under discussion. However, there can be no assurance that Promus will license the Embassy Vacation Resort name to the Company with respect to possible future resorts.

  Through its agreement with Westin, the Company has the exclusive right through May 2001, to jointly acquire, develop and market with Westin "four-star" and "five-star" vacation ownership resorts located in North America, Mexico and the Caribbean (the "Westin Agreement"). The Company's rights also cover the conversion of Westin hotels to vacation ownership resorts. In addition, pursuant to the Westin Agreement, it is expected that Westin will provide the Company with lead generation assistance and marketing support at the Westin Vacation Club resorts and Promus currently provides such assistance at Embassy Vacation Resorts. The

Embassy Suites hotels owned by two of the Company's founders also provide lead generation assistance and support to the Company with respect to the marketing of the Company's resorts.

  The Company's relationships with Promus and Westin also provide it with a competitive advantage in the vacation ownership industry by allowing it to offer two separate branded products in both the upscale and luxury market segments. The Company believes that brand affiliation is becoming an important characteristic in the vacation ownership industry as it provides the consumer an important element of reliability and image in a fragmented and largely non-branded industry. Through its Embassy Vacation Resorts and Westin Vacation Club resorts, the Company believes it will be able to provide Vacation Interval buyers with consistent quality in their vacation ownership purchases. In addition, through its non-branded resorts the Company will be able to appeal to the value-conscious consumer who seeks the best value for his or her money and does not seek affiliation with brand-name lodging companies.

  Sales and Expansion at the Company's Resorts. The Company intends to continue sales of Vacation Intervals at its resorts by adding Vacation Interval inventory through the construction of new development units and by broadening marketing efforts. The Company believes it is well positioned to expand sales of Vacation Intervals at its resorts as a result of its existing supply of Vacation Intervals in inventory, as well as planned expansion.

  Based on information received from the Company's customers and sales agents, the Company believes that in addition to basic quality, expanded resort amenities and larger, multi-purpose units, current and potential buyers want enhanced flexibility in scheduling their vacations, a broader distribution of quality exchange locations and the availability of other value-priced services. As a major developer and operator of vacation ownership resorts in North America, the Company believes that it has acquired skill and expertise both in the development and operation of vacation ownership resorts and in the marketing and sales of Vacation Intervals and that it has acquired the breadth of resorts which give it a competitive advantage.

  Improvement of Operating Margins. As the Company grows, management believes that its larger number of resorts relative to its competitors will provide it with additional revenue opportunities and economies of scale which will allow it the potential for significant cost savings. The Company believes that increased efficiency, reduction in on-site administrative requirements and a multi-resort management system will reduce operating costs and allow the Company to experience increased margins by spreading operating and corporate overhead costs over a larger revenue base. In addition, operating margins at a resort tend to improve over time as a greater percentage of Vacation Intervals are sold, resulting in lower selling, marketing and advertising expenses. The Company also believes that it will reduce sales and marketing expenses as a result of the lead generation assistance provided or to be provided by Westin and Promus and by targeting potential buyers through Westin Vacation Club resorts and Embassy Suites hotels.

  Acquisition of Vacation Ownership Assets, Management Contracts and Operating Companies. As a result of the Company's relationships in the vacation ownership and financial communities and the size and geographic diversity of its portfolio of properties, the Company has access to a variety of acquisition opportunities related to the Company's business. The Company's business strategy includes pursuing growth by expanding or supplementing the Company's existing vacation ownership business through acquisitions. The Company believes that its record of acquiring resort properties gives the Company credibility and, the Company's status as a public company may make the acquisition by the Company of businesses or operations more attractive to potential sellers. The Company believes that these collective factors will help the Company acquire assets, operations and companies in the fragmented vacation ownership industry. Acquisitions which the Company may consider, in addition to those disclosed herein, include acquiring additional Vacation Interval inventory, operating companies, management contracts, Vacation Interval mortgage portfolios and properties or other vacation ownership-related assets which may be integrated into the Company's operations. The acquisitions of AVCOM and PRG are recent examples of the implementation of the Company's acquisition strategy.

DESCRIPTION OF THE COMPANY'S RESORTS

  The Company believes that, based on published industry data, it is the only developer and operator of vacation ownership resorts in North America that will offer Vacation Intervals in each of the three principal price segments of the market (value, upscale and luxury). Since the inception of the vacation ownership development and acquisition business of the Company's predecessors, the Company has developed or acquired 22 vacation ownership resorts, of which 18 are currently in sales. Of the Company's 22 resorts, three resorts are partially-owned by the Company. The Company's resorts operate in the following three general categories, each differentiated by price range, brand affiliation and quality of accommodations:

  Non-Branded Resorts. The Company's non-branded resorts, which are not affiliated with any hotel chain, are positioned in the value price segment of the market. Vacation Intervals at the Company's 18 non-branded resorts (which include the All Seasons Resorts and the PRG Resorts) generally sell for $6,000 to $18,000 and are targeted to buyers with annual incomes ranging from $35,000 to $80,000. The Company believes its non-branded resorts offer buyers an economical alternative to branded vacation ownership resorts (such as Embassy Vacation Resorts and Westin Vacation Club resorts) or traditional vacation lodging alternatives.

  Embassy Vacation Resorts. The Company's Embassy Vacation Resorts are positioned in the upscale price segment of the market and are characterized by high quality accommodations and service. Vacation Intervals at the Company's three Embassy Vacation Resorts generally sell for $14,000 to $20,000 and are targeted to buyers with annual incomes ranging from $60,000 to $150,000. Embassy Vacation Resorts are designed to provide vacation ownership accommodations that offer the high quality and value that is represented by the more than 135 Embassy Suites hotels throughout North America.

  Westin Vacation Club Resorts. The Company's Westin Vacation Club resorts are positioned in the luxury price segment of the market and are characterized by elegant accommodations and personalized service. Through the Westin Agreement, the Company has the exclusive right through May 2001 to jointly acquire, develop and market with Westin "four-star" and "five-star" vacation ownership resorts located in North America, Mexico and the Caribbean. The Company anticipates that Vacation Intervals at Westin Vacation Club resorts generally will sell for $16,000 to $25,000 and will be targeted to buyers with annual incomes ranging from $80,000 to $250,000. The Westin Agreement represents Westin's entry into the vacation ownership market.

  The following table sets forth certain information regarding each of the Company's resorts, including location, date acquired or to be acquired by the Company, the number of existing and total potential units at the resort, the number of Vacation Intervals currently available for sale and occupancy and additional expansion potential. Of the resorts set forth below, the Embassy Vacation Resort Poipu Point and the North Bay Resort at Lake Arrowhead and the Westin Vacation Club at St. John are partially owned by the Company. The exact number of units and Vacation Intervals ultimately constructed may differ from the following estimates based on future land planning and site layout considerations.

                                                                                                    VACATION INTERVALS AT
                                                                              UNITS AT RESORT              RESORT
                                                                DATE      ----------------------- -------------------------
                                                           ACQUIRED/TO BE               TOTAL       CURRENT     POTENTIAL
 RESORT                    LOCATION                         ACQUIRED(A)   CURRENT(B) POTENTIAL(C) INVENTORY(D) EXPANSION(E)
 ------                    --------                        -------------- ---------- ------------ ------------ ------------
 NON-BRANDED RESORTS:
 Cypress Pointe Resort     Lake Buena Vista, Florida       November 1992      224         500(f)      2,150       14,076(f)
 Plantation at Fall Creek  Branson, Missouri               July 1993          114         400(g)        991       14,586(g)
 Royal Dunes Resort        Hilton Head Island, South       April 1994          40          55(h)        499          765(h)
                           Carolina
 Royal Palm Beach Club     St. Maarten, Netherlands        July 1995          140         140(i)      1,483          --
                           Antilles
 Flamingo Beach Club       St. Maarten, Netherlands        July 1995          172         257(j)      1,947        4,420(j)
                           Antilles
 San Luis Bay Resort       Avila Beach, California         June 1996           68         130(k)        525        3,162(k)
 EMBASSY VACATION RESORTS:
 Poipu Point(l)            Koloa, Kauai, Hawaii            November 1994      219         219(m)      9,429          --
 Grand Beach               Orlando, Florida                January 1995       126         400(n)      3,261       13,974(n)
 Lake Tahoe                South Lake Tahoe, California    May 1996            62         210(o)      2,658        7,548(o)
 WESTIN VACATION CLUB:
 St. John(p)               St. John, U.S. Virgin Islands   May 1997            48          96(q)      1,715        2,448(q)
 ALL SEASONS RESORTS:
 Scottsdale Villa Mirage   Scottsdale, Arizona             February 1997       64         168(r)      1,947        5,304(r)
  Resort
 The Ridge on Sedona       Sedona, Arizona                 February 1997      --          120(s)        --         6,120(s)
  Golf Resort
 Sedona Springs Resort     Sedona, Arizona                 February 1997       40          40            46          --
 Sedona Summit Resort      Sedona, Arizona                 February 1997       46          60(t)        392          714(t)
 Villas of Poco Diablo     Sedona, Arizona                 February 1997       33          33            77          --
 Villas of Sedona          Sedona, Arizona                 February 1997       40          40           155          --
 North Bay Resort at Lake  Lake Arrowhead, California      February 1997       13          13(u)         47          --
  Arrowhead
 Tahoe Beach & Ski Club    South Lake Tahoe, California    February 1997      140         140         1,002          --
 Tahoe Seasons Resort(v)   South Lake Tahoe, California    February 1997       21          21(v)        847          --
 Villas on the Lake        Lake Conroe, Texas              February 1997       37          85(w)      1,616        2,448(w)
 PRG RESORTS:
 Powhatan Plantation       Williamsburg, Virginia          May 1997           405         500(x)        797        4,845(x)
 Greensprings Plantation   Williamsburg, Virginia          May 1997            58         500(y)        992       22,542(y)
                                                                            -----       -----        ------      -------
 TOTAL..................................................................    2,110       4,127        32,576      102,952
                                                                            =====       =====        ======      =======

--------
(a) The dates listed represent the date of acquisition or, if later, the date of completion of development of the first phase of the resort by the Company.

(b) Current units at each resort represents only those units that have received their certificate of occupancy as of March 31, 1997. The Company generally is able to sell 51 Vacation Intervals with respect to each unit at its resorts.

(c) Total potential units at each resort includes, as of March 31, 1997, (i) units which have received their certificate of occupancy, (ii) units currently under construction that have not yet received their certificate of occupancy and (iii) units planned to be developed on land currently owned by the Company.

(d) Current inventory of Vacation Intervals at each resort represents only those unsold intervals that have received their certificate of occupancy as of March 31, 1997.

(e) Potential expansion of Vacation Intervals at each resort includes, as of March 31, 1997, (i) intervals currently under development that have not yet received their certificate of occupancy and (ii) intervals planned to be developed on land currently owned by the Company.

(f) Includes an estimated 276 units which the Company plans to construct on land which it owns at the Cypress Pointe Resort and for which all necessary governmental approvals and permits (except building permits) have been obtained. Should the Company elect to construct a higher percentage of three bedroom units, rather than its current planned mix of one, two and three bedroom units, the actual number of planned units will be lower than is indicated above.

(g) Includes an estimated 286 units which the Company plans to construct on land which it owns or is currently subject to a contract to purchase at the Plantation at Fall Creek.

(h) Includes 15 units construction of which commenced in the second quarter of 1997 and for which all necessary governmental approvals and permits have been received by the Company.

(i) The Company has not committed to any expansion of the Royal Palm Beach Club. The Company is considering the acquisition of additional land adjacent to the Royal Palm Beach Club for the addition of an estimated 60 units but has yet to enter into an agreement with respect to such additional land or to obtain the necessary governmental approvals and permits for such expansion.

(j) In May 1996 the Company acquired a five-acre parcel of land adjacent to the Flamingo Beach Club on which the Company plans to develop approximately 85 units. The Company is in the process of seeking to obtain the necessary governmental approvals and permits for such proposed expansion.

(k) Includes 62 units for which all necessary governmental approvals and permits have been received by the Company. Construction of the first 31 units began in October 1996 and is scheduled for completion during the third quarter of 1997. In addition, the Company is considering the acquisition of additional land near the San Luis Bay Resort for the addition of an estimated 100 units, but has yet to enter into an agreement with respect to such land or to obtain the necessary governmental approvals and permits for such proposed expansion. In June 1996 the Company acquired approximately 130 Vacation Intervals at the San Luis Bay Resort out of the bankruptcy estate of Glen Ivy Resorts, Inc. In addition, the Company acquired promissory notes in default that are secured by approximately 900 Vacation Intervals. The Company intends to foreclose upon and acquire clear title to such Vacation Intervals and intends to complete such foreclosure procedures (or deed-in-lieu procedures) during 1997.

(l) The Company acquired a 30.43% partnership interest in the Embassy Vacation Resort Poipu Point in November 1994. The Company owns, directly or indirectly, 100% of the partnership interests in one of the two co-managing general partners of Poipu Resort Partners L.P., a Hawaii limited partnership ("Poipu Partnership"), the partnership which owns the Embassy Vacation Resort Poipu Point. The managing general partner owned by the Company holds a 0.5% partnership interest for purposes of distributions, profits and losses. The Company also holds, directly or indirectly, a 29.93% limited partnership interest in the Poipu Partnership for purposes of distributions, profits and losses, for a total partnership interest of 30.43%. In addition, following repayment of any outstanding partner loans, the Company, directly or indirectly, is entitled to receive a 10% per annum return on the Founders' and certain former limited partners' initial capital investment of approximately $4.6 million in the Poipu Partnership. After payment of such preferred return and the return of approximately $4.6 million of capital to the Company, directly or indirectly, on a pari passu basis with the other general partner in the partnership, the Company, directly or indirectly, is entitled to receive approximately 50% of the net profits of the Poipu Partnership. In the event certain internal rates of return specified in the Poipu Partnership agreement are achieved, the Company, directly or indirectly, is entitled to receive approximately 55% of the net profits of the Poipu Partnership.

(m) Includes 179 units that the Company currently rents on a nightly basis, pending their sale as Vacation Intervals.

(n) The Company has received all necessary discretionary governmental approvals and permits to construct an additional estimated 274 units on land which it owns at the Embassy Vacation Resort Grand Beach (excluding building permits which have not yet been applied for by the Company). The Company plans to apply for and obtain these building permits on a building-by-building basis.

(o) The Company has received all necessary discretionary governmental approvals and permits (excluding building permits which will be applied for and obtained on a phase-by-phase basis) to construct an additional estimated 148 units on land that it owns at the Embassy Vacation Resort Lake Tahoe. The Company commenced construction on 40 of such units in the first quarter of 1997 and, subject to market demand, currently plans to construct an additional 40 of such units commencing in the second quarter of each year from 1998 through 1999 and the remaining 28 units commencing in May 2000.

(p) The Company owns 50% of the entity which has acquired the unsold Vacation Intervals at this resort. The acquisition closed in May of 1997 and commencement of Vacation Interval sales is anticipated to begin by the fourth quarter of 1997.

(q) Includes 48 units which are currently available for occupancy. With respect to such 48 units, 36 of such units have received all necessary discretionary governmental approvals and permits necessary to commence Vacation Interval sales and the Company plans to file the necessary documentation to receive such approvals with respect to the remaining 12 of such units. Also includes an additional 48 units which will require the installation of utilities, furniture, fixtures and equipment and interior finishes before occupancy. The Company currently anticipates completing the renovation of such 48 additional units by the fourth quarter of 1997. The Company also owns adjacent land at the St. John resort which will accommodate the development of additional units but with respect to which no permits or approvals have been obtained. The Company has not yet determined the number of potential additional units which may be constructed on such adjacent land or the timing of such potential development.

(r) Includes 40 units and 64 units which are scheduled for completion in the first quarter of 1998 and 1999, respectively. All necessary discretionary approvals and permits have been received for all units to be constructed at the Scottsdale Villa Mirage Resort.

(s) Construction began in December 1996 on The Ridge on Sedona Golf Resort, which upon completion will consist of 120 units. The first 12 units and clubhouse are scheduled for occupancy in June 1997 and have received all necessary discretionary governmental approvals and permits. Governmental approvals and permits have not been received for the additional planned 108 units. Vacation Interval sales began in May 1997.

(t) Construction of the final 14 units is scheduled for completion in the third quarter of 1997. All necessary discretionary governmental approvals and permits have been received for all units at the resort.

(u) The Company owns or has the power to vote 80% of the partnership interests of Trion Capital Corporation. Trion is the General Partner of Arrowhead Capital Partners, L.P., which is the developer of North Bay Resort at Lake Arrowhead. The General Partner is entitled to receive 1% of the profits of Arrowhead Capital Partners, L.P., but under certain circumstances, is entitled to receive substantially higher profits. All Seasons has an exclusive sales and marketing contract for sales at North Bay, and is the property manager of the resort. Although Arrowhead Capital Partners, L.P. owns undeveloped land and buildings under construction at the North Bay Resort at Lake Arrowhead, no definitive expansion plans have been made.

(v) Prior to being acquired by the Company, AVCOM purchased a portfolio of 1,057 defaulted consumer notes at the Tahoe Seasons Resort in March 1996 which are secured by Vacation Intervals. Of the notes purchased, 414 notes have been converted to inventory of which 160 Vacation Intervals have been sold by the Company and 41 of the notes have been reaffirmed by the original buyers. The Company intends to foreclose on the remaining notes and acquire clear title to the intervals.

(w) Villas on the Lake consists of 37 existing units purchased in February 1996 currently in the final phase of renovation. Land included in the initial purchase is able to accommodate construction of an additional
    48 units in phase II. The phase II construction start date has not yet been determined, however all necessary discretionary governmental approvals and permits (excluding building permits which have not yet been applied for) have been received for such additional 48 units.

(x) Includes 14 units which are currently under construction and are scheduled for occupancy during the first quarter of 1998. The Company has received all necessary discretionary governmental approvals and permits with respect to such 14 units. The Company's development schedule for the remaining 81 units will be determined based on market demand and other factors.

(y) Includes 30 units which are currently under construction and are scheduled for occupancy during the first quarter of 1998. The Company has received all necessary discretionary governmental approvals and permits with respect to such 30 units. The Company's development schedule for the remaining 412 units will be determined based on market demand and other factors.

NON-BRANDED RESORTS

  The Cypress Pointe Resort. Cypress Pointe Resort, the Company's first vacation ownership resort, opened in November 1992 and is located in Lake Buena Vista, Florida, approximately one-half mile from the entrance of Walt Disney World and is an approximately 10 minute drive from all major Orlando attractions. The resort is being developed in two phases. Phase I sits on 9.7 acres of land and consists of nine buildings, eight of which currently are complete. Phase II sits on 12.5 acres of land and will consist of seven buildings, the first and second of which were completed in April and September 1996, respectively.

  Styled with a Caribbean theme, upon completion of the nine buildings, Phase I will contain 192 three bedroom 1,460 square foot units. Each unit comfortably accommodates up to eight people with its two large master bedrooms, three bathrooms, living room with sleeper sofa, and full kitchen. The three bedroom units in Phase I also offer a jacuzzi tub, a roman tub, three color televisions (including one 460 screen), a video cassette player, a complete stereo system, a washer/dryer and elegant interior details such as nine-foot ceilings, crown moldings, interior ceiling fans, imported ceramic tile, oversized sliding-glass doors and rattan and pine furnishings. With the completion of Phase II, the resort will be equipped with three pools including a 4,000 gallon heated pool with a volcano, two spas, two poolside cafes, two tennis courts, a sand volleyball court, a basketball court, an exercise facility, a kiddie pool, a gift shop, a lakeside gazebo, a shuffleboard court, a picnic area and a video arcade. The resort also contains a full children's playground and a new 17,000 square foot clubhouse.

  Upon completion of Phases I and II, the resort will contain approximately 500 units. Upon completion of seven buildings in Phase II, Phase II will contain a total of approximately 308 units consisting of one, two and three bedroom units of up to 1,850 square feet and accommodating up to ten people. Phase I consists of 168 existing units, with an additional 24 units scheduled to be built upon the completion of Phase II.

  Vacation Intervals at the Cypress Pointe Resort are currently priced from $6,000 to $16,000 for one-week Vacation Intervals. Vacation Intervals at the resort can be exchanged for Vacation Intervals at other locations through RCI, which awarded the resort its Gold Crown Resort Designation. The resort won the ARDA National Award for its overall owner package in 1993.

  The Plantation at Fall Creek. The Plantation at Fall Creek, which opened in July 1993, is located on the shores of Lake Taneycomo, a fishing lake near the heart of Branson, Missouri, the capital of country music theaters. The resort's units each consist of 2 bedrooms and 2 baths and up to 1,417 square feet and are built in a country style on approximately 130 acres of land. The Company currently plans to continue to expand the resort to accommodate a total of 400 units. Each unit features two large master bedrooms/baths, queen sized sofa-sleeper, full kitchen, three color televisions, video cassette player, washer/dryer, cherry wood furnishings, ceiling fans and jacuzzi or roman tub. The resort is equipped with 4 swimming pools, a fishing dock, a shuffleboard court, a game room, a children's playground, a health club, a tennis court, a miniature golf course, a sand volleyball court, barbecue areas and a basketball court.

  Vacation Intervals at the Plantation at Fall Creek are currently priced from $7,295 to $10,295 for one-week Vacation Intervals. Vacation Intervals at the resort can be exchanged for Vacation Intervals at other locations through RCI, which awarded the resort its Gold Crown Resort Designation.

  The Royal Dunes Resort at Port Royal Plantation. The Royal Dunes Resort at Port Royal Plantation opened in April 1994 and is located in Port Royal Plantation on Hilton Head Island, South Carolina, only 400 yards from the beach. Upon completion, the resort will contain a total of 55 units, each consisting of three bedrooms. The units can comfortably accommodate eight people in their 1,460 square feet of living area with two master suites with private bath, one guest bedroom with bath, a living room with a sofa sleeper, a full kitchen and an outside deck. Each unit features a jacuzzi tub, a roman tub, a washer/dryer, four color televisions, a video cassette player, an entertainment center and elegant interior details such as nine-foot ceilings, crown moldings, interior ceiling fans and rattan and pine furnishings. The resort offers a heated swimming pool, outdoor whirlpool spa, kiddie pool, sand volleyball court, barbecue grill and picnic area. The Royal Dunes is conveniently located for golf, tennis, fishing, shopping, boating, biking and croquet and adjacent to Royal Dunes is the Westin Hotel & Resort at Port Royal, Hilton Head Island.

  Vacation Intervals at the Royal Dunes are currently priced from $8,250 to $13,250 for one-week Vacation Intervals. Vacation Intervals at the resort can be exchanged for Vacation Intervals at other locations through RCI, which awarded the resort its Gold Crown Resort Designation.

  The Royal Palm Beach Club. The Royal Palm Beach Club, originally opened in 1990 and acquired by the Company in July 1995, is located at Simpson Bay in St. Maarten, Netherlands Antilles. Located approximately one mile from the island's major airport and ten minutes from local shopping and dining, the resort is surrounded by the Caribbean on three sides. The resort contains 140 units consisting either of two bedrooms, two baths or three bedrooms, three baths. Each unit is equipped with a full kitchen, complete with microwave and dishwasher, color television, VCR and private lanai. The resort is equipped with a private beach, an overflowing style pool located on the beach, a large sun deck and a picnic area with barbecue grills. The Royal Palm Beach Club is also conveniently located for water sports, boating, health club workouts and tennis, and is located adjacent to a retail center, including an outdoor cafe, dance clubs, market, hair salon, gift shop, mini-market and restaurants. Each unit at the resort, as well as the resort grounds and common areas, recently received a complete renovation in connection with repairs following the September 1995 hurricane which damaged the resort.

  Units at the Royal Palm Beach Club, are currently priced from $9,450 to $12,900 for one-week Vacation Intervals. Vacation Intervals at the resort can be exchanged for Vacation Intervals at other locations through RCI, which awarded the resort its Gold Crown Resort Designation and through Interval International, the other major exchange company in the industry, which awarded the resort a "five-star" designation, the highest quality level in the II system.

  The Flamingo Beach Club. The Flamingo Beach Club, originally opened in January 1991 and acquired by the Company in August 1995, is located on "the Point" of the Pelican Key Peninsula in St. Maarten, Netherlands Antilles, directly on the beach of the Caribbean. The resort is located approximately two miles from the island's major airport and is within walking distance of shopping and dining facilities. The resort is surrounded by the Caribbean Ocean on three sides and upon completion will contain 257 units, consisting of beachfront studio and one bedroom, one bath units. Each unit is equipped with two color televisions, a video cassette player, air conditioning, a balcony suitable for outside dining and a fully equipped kitchen complete with microwave oven and dishwasher. The resort features water sports, a beach palapa bar and grill, a mini-market, tennis facilities and a beach house bar. Each unit at the resort, as well as the resort grounds and common areas, recently received a complete renovation in connection with repairs following the September 1995 hurricanes which damaged the resort.

  Vacation Intervals at the Flamingo Beach Club are currently priced from $6,500 to $8,900 for one-week Vacation Intervals. Vacation Intervals at the resort can be exchanged for Vacation Intervals at other locations through RCI, which awarded the resort its Gold Crown Resort Designation.

  The San Luis Bay Resort. The San Luis Bay Resort, located on 16 oceanview acres in Avila Beach, California, near San Luis Obispo, was originally opened in 1969 as a hotel club and in June 1996 was acquired by the Company from the bankruptcy estate of Glen Ivy Resorts, Inc., which had converted the property to a vacation ownership resort in 1989. The resort is adjacent to a championship golf course and is well located for visiting local wineries and historical attractions. At present, a total of 68 studio and one bedroom units are completed at the resort. The Company has commenced construction of the phase I addition of 30 units. Upon completion of the addition, units will be available in one and two bedroom configurations (some with lock-off

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capability) and will offer a king size bed, a queen size sofa sleeper, a porch, a full kitchen, two color televisions, a video cassette player and a stereo.
The phase II addition of 32 units is scheduled to commence construction following the completion of phase I. The resort features a swimming pool, a spa, four tennis courts, exercise facilities, a full service salon, a video game room, a basketball court and a barbecue area. The resort is also well located for windsurfing, boating, fishing and surfing.

  Vacation Intervals at the San Luis Bay Resort are currently priced from $8,500 to $16,000 for one-week Vacation Intervals. Vacation Intervals at the resort can be exchanged for Vacation Intervals at other locations through RCI.

EMBASSY VACATION RESORTS

  The Embassy Vacation Resort Grand Beach. The Embassy Vacation Resort Grand Beach opened in January 1995 and is located along nearly 2,000 feet of the south shore of Lake Bryan, a 450-acre spring-fed lake in Lake Buena Vista, Florida. The 1920's Florida architectural style resort sits on 18 acres and upon its projected completion by the year 2000 will offer approximately 400 units. Despite the resort's remote, lake front ambiance, it is only minutes from International Drive which provides access to Orlando, Florida's major attractions. All current units offer three bedrooms and three bathrooms with approximately 1,550 square feet of living area, including a large screened-in deck and a full-size, well-equipped kitchen. With two master suites, a third bedroom, and a sleeper sofa in the living room, units can comfortably accommodate four couples. Each unit features air-conditioning, a whirlpool tub, a washer/dryer, three cable televisions, a video cassette player, a stereo and elegant interior details such as nine-foot ceilings, crown molding, wooden venetian blinds, imported ceramic tile and slate flooring. Upon full completion, the Company expects that the resort will include 5,000 square feet of sand beaches, four gazebo-covered docks that stretch out over Lake Bryan and easy access to water skiing, jetskiing, parasailing, sailboating, wind surfing and fishing on Lake Bryan. The Grand Beach resort will provide two outdoor pools, two spas, two kiddie pools, two lighted tennis courts, sand volleyball courts, shuffleboard courts, a putting green, a children's playground, barbecue and picnic areas and a fitness complex with two clubhouses containing exercise rooms, kitchens and a video arcade. In 1995, the resort was featured in both RCI Perspective Magazine and Resort Development and Operations Magazine.

  Vacation Intervals at the Embassy Vacation Resort Grand Beach are currently priced from $12,500 to $14,000 for one-week Vacation Intervals. Vacation Intervals at the resort can be exchanged for Vacation Intervals at other locations through RCI, which awarded the resort its Gold Crown Resort Designation.

  The Embassy Vacation Resort Poipu Point. The Embassy Vacation Resort Poipu Point was reconstructed in 1993 after being substantially destroyed by Hurricane Iniki and was acquired by the Company in November 1994. The resort is located at the most southern point on the Poipu Sun Coast of Kauai, Hawaii, offering a natural, open setting in an architectural style designed to blend with the land. The resort spans 10 buildings on 22 acres with a total of 219 units. The units, one of which has one bedroom and one bathroom, 216 of which have two bedrooms and two bathrooms and 2 of which have three bedrooms and three bathrooms, range in size from 1,363 to 2,629 square feet. Each unit either overlooks the ocean or one of the many gardens maintained on the grounds. All units feature air-conditioning, two telephones with voice mail, two cable televisions, video cassette player, stereo, washer/dryer, whirlpool tub, full kitchen and a spacious lanai. Units can accommodate up to six people and are appointed with designer furnishings, custom fabrics, and custom-designed ceramic tile. The resort is equipped with a spectacular lagoon-like freshwater swimming pool with a sandy beach entry and its own beach, waterfalls, fish ponds, lush garden walkways, a kiddie pool and a health club with weight and aerobic equipment, two hydrospas, sauna and steamroom. The property is adjacent to a large sandy beach and is well located for scuba diving, wind surfing, golf, tennis, surfing, horseback riding, fishing, boating and exploring the island's rain forests, fern grottos and waterfalls.

  Units at the Embassy Vacation Resort Poipu Point are currently priced from $13,700 (one bedroom) to $25,600 (three bedrooms) for one-week Vacation Intervals. Vacation Intervals at the resort can be exchanged for

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Vacation Intervals at other locations through RCI, which featured the resort in RCI Perspective Magazine in 1995 and awarded it the RCI, Gold Crown Resort Designation.

  The Embassy Vacation Resort Lake Tahoe. The resort is located in South Lake Tahoe, California, and is situated on nine acres near the shores of Lake Tahoe adjoining the Lake Tahoe Marina in one of the world's most beautiful resort areas. The architectural design of the resort connotes the rustic elegance known as "Old Tahoe." Approximately one mile from the casinos and 1/2 mile from the base lift of Heavenly Ski Resort, upon completion the resort will contain 210 two bedroom/two bath units offering lake and mountain views. The resort features a restaurant, an indoor/outdoor heated swimming pool, a spa, a sunning deck, lakefront activities, bike rentals, ski valet, sundry shop, convenience store and delicatessen.

  Vacation Intervals at the Embassy Vacation Resort Lake Tahoe are priced from $17,000 to $25,000 for one-week Vacation Intervals. RCI has indicated that Vacation Intervals at the resort may be exchanged for Vacation Intervals at other locations through RCI.

WESTIN VACATION CLUB RESORTS

  The Company and Westin have entered into the Westin Agreement pursuant to which the Company has acquired the exclusive right to jointly acquire, develop and sell with Westin "four-star" and "five-star" Westin Vacation Club resorts in North America, Mexico and the Caribbean for a five year term expiring May 3, 2001. Pursuant to the Westin Agreement, Westin and the Company intend to enter into detailed definitive agreements to implement the Westin Agreement, including operating agreements. There can be no assurance that the parties will be able to reach such definitive agreements. Pursuant to the Westin Agreement, each of the Company and Westin will own a 50% equity interest in the ventures that own such resorts and have an equal voice in the management of such ventures. The primary focus of the Westin Agreement is (i) developing vacation ownership villas surrounding existing Westin hotel resort properties and (ii) acquiring or developing hotels which can be operated under the Westin hotel brand while at the same time being converted to vacation ownership properties. Pursuant to the Westin Agreement, each of the Company and Westin has agreed that, subject to certain exceptions, including certain Embassy Vacation Resort acquisition and development opportunities, it will present to the other party all "four-star" and "five-star" hotel and resort acquisition and development opportunities (e.g., properties that are flagged by brands such as Disney, Marriott, Omni, Ritz Carlton, Four Seasons/Regent, Inter-Continental and Meridien) that it has determined to pursue and such other party has a right of first refusal to determine whether to jointly develop such opportunities with the other party subject to the foregoing exclusions. Pursuant to the Westin Agreement, Westin and the Company intend to form a separate partnership, limited liability company or similar entity to develop and operate each Westin Vacation Club resort, of which Westin and the Company shall be co-general partners or co-managers, as applicable. Each of the Company and Westin will contribute 50% of the equity needed to develop and operate each Westin Vacation Club resort. Pursuant to the Westin Agreement, Westin has the right to manage all Westin Vacation Club resorts and the Company and Westin will share the profits from such management activity. In addition, Westin will promote the Westin Vacation Club concept by utilizing its customer base for sales and marketing programs, arranging for on-site sales desks and other in-house marketing programs, in exchange for which the Company has agreed to reimburse Westin predetermined marketing and advertising costs incurred by Westin. Under certain circumstances, either party may terminate the Westin Agreement upon failure to reach specified development goals.

  Pursuant to the Westin Agreement, the Company has agreed to make available to Westin one voting seat on the Company's Board of Directors and has agreed to use maximum reasonable efforts to cause the nomination and election of Westin's designee. Westin has agreed to make available to the Company one non-voting seat on its Board of Directors which will be filled by one of the Founders. Following any public offering of equity securities by Westin, the Company's seat on Westin's board will become a voting seat, entitled to all reciprocal provisions granted by the Company to Westin.


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

  In May 1997, the Company and Westin jointly acquired the Westin Vacation Club resort in St. John, U.S. Virgin Islands. The "four-star" Westin Vacation Club at St. John involves a conversion of the existing St. John Villas, located adjacent to the Great Cruz Bay Resort Hotel (formerly known as the Hyatt Regency St. John) which will be operated as a Westin Hotel. Pursuant to a purchase and sale agreement with subsidiaries of Skopbank, a Finnish corporation, Westin acquired a 100% interest in the hotel and the Company and Westin formed the Westin Partnership owned 50% by each of the Company and Westin to acquire an interest in the 96 units at the St. John Villas, representing 4,163 Vacation Intervals (the number of unsold Vacation Intervals remaining at the St. John Villas), which will be operated as the Westin Vacation Club resort at St. John. Of the $10.5 million purchase price for the remaining unsold Vacation Intervals at St. John Villas, each of the Company and Westin is obligated to contribute approximately $2.5 million in cash, with the remaining $5.5 million of the acquisition price to be paid by the Westin Partnership (which amount was loaned to the partnership by the Company in the first quarter of 1997). In addition, the Westin Partnership will borrow approximately $7.1 million to complete the conversion of the St. John Villas to a Westin Vacation Club resort.

  Commencement of Vacation Interval sales is anticipated to begin by the fourth quarter of 1997. Located adjacent to the beachfront hotel, the St. John Villas consist of 96 studio, one bedroom, two bedroom and three bedroom units located on 12.3 hillside acres, of which 48 units are completed and ready for immediate occupancy. The additional 48 units currently require construction of all interior finishes and installation of furniture, fixtures and equipment prior to occupancy.

ALL SEASONS RESORTS

  As a result of the AVCOM Merger, the Company acquired 10 additional vacation ownership resorts. Of these resorts, seven are currently in sales (including the partially-owned North Bay Resort at Lake Arrowhead) and the Company has completed sales at three resorts (Villas at Poco Diablo, Villas of Sedona and Sedona Springs Resort) and the Company provides homeowners' association management and resale services at these three locations.

 Resorts Currently in Sales

  Tahoe Beach & Ski Club. The Tahoe Beach & Ski Club is a beach front resort located in the City of South Lake Tahoe, California on approximately eight acres at the end of Ski Run Boulevard which was purchased by AVCOM in March 1994. The project includes a total of 140 units, of which 110 were renovated as vacation ownership units at the date acquired. Thirty units have since been renovated for sale as vacation ownership units and are being marketed. At the time of purchase, 4,533 Vacation Intervals related to the 110 renovated units of the resort had been previously sold. The homeowners' association engaged RPM Management, Inc., a wholly-owned subsidiary of All Seasons, to operate the property.

  Sedona Summit Resort. In May 1995, AVCOM purchased approximately three acres in Sedona, Arizona for development of a 60 unit vacation ownership resort. Additionally, in May 1996, AVCOM exercised an option to acquire an adjacent parcel consisting of approximately four acres. Vacation Interval sales commenced in February 1996. Upon completion of construction, the resort will contain 60 units.

  Scottsdale Villa Mirage Resort. The Scottsdale Villa Mirage Resort is a 168 unit resort currently under construction located on 10 acres in Scottsdale, Arizona. The units will be two bedroom condominium type units consisting of approximately 1,200 square feet. Construction and sales of Phase I began in March 1996, and Phase I received its certificate of occupancy in February 1997. Amenities are anticipated to include a clubhouse with an exercise facility, swimming pool and spas and tennis and volleyball courts.

  Villas on the Lake. AVCOM acquired an existing condominium project adjacent to Lake Conroe in Montgomery County, Texas in April 1996. The project consists of 37 completed units and existing approvals and land for the construction of 48 additional units. Prior to the AVCOM Merger, AVCOM had contracted with the April Sound Country Club for use of its facilities by the project's homeowner's association. Renovation of existing units began in February 1996 and sales began in June 1996.

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

  Tahoe Seasons Resort. In February 1996, AVCOM acquired a portfolio of approximately 1,057 non-performing receivables generated from the sale of Vacation Intervals at Tahoe Seasons Resort in South Lake Tahoe, California for a purchase price of approximately $1.5 million. Prior to the AVCOM Merger, AVCOM had also agreed to purchase other receivables generated from sales at Tahoe Seasons Resort that subsequently become delinquent. The Company will convert non-performing loans into Vacation Interval inventory which will be sold.

  North Bay Resort at Lake Arrowhead. The North Bay Resort at Lake Arrowhead is located in San Bernardino County, California. AVCOM entered into a series of agreements in January 1996 whereby AVCOM provided guarantees for $12.7 million of the developer's financing in return for a fee of $450,000 (evidenced by a note payable), a right of first refusal to offer Vacation Interval receivable financing to the developer after expiration of the developer's present $10.0 million financing commitment, received an option to assume property management for the resort's homeowners association and purchased a 40% equity position in Trion Capital Corporation, the corporate general partner of Arrowhead Capital Partners L.P., the developer of the resort. The general partner is entitled to receive 1% of the profits of the developer partnership, but under certain circumstances is entitled to receive substantially higher profits. The 40% equity position was acquired for $600,000. The proposed resort contemplates the consolidation of two adjacent developments. One development consists of two completed condominium buildings converted to Vacation Interval and additional undeveloped land. The second parcel consists of a combination of three existing condominium buildings in various stages of construction and pads for two additional condominium buildings. The developer has been provided with a $2.7 million construction and operating loan commitment and a $10.0 million commitment for Vacation Interval receivable financing from a financing company, subject to operational involvement and financial guarantees of AVCOM.

  The Ridge on Sedona Golf Resort. Prior to the AVCOM Merger, AVCOM had acquired an approximate 12 acre parcel in Sedona, Arizona for approximately $5.5 million. The facility comprising The Ridge Spa & Racquet Club has been acquired as a portion of this development. The parcel is located on the 18th fairway of the golf course at the Sedona Golf Resort. The Company plans to develop the property into a 120 unit vacation ownership resort in phases. Amenities are anticipated to include a 12,000 square foot club house, three swimming pools and six spas in addition to privileges at The Ridge Spa and Racquet Club. Vacation interval sales began at the Ridge in May 1997.

 Resorts At Which Sales Have Been Completed

  Prior to the AVCOM Merger, AVCOM had substantially completed sales of Vacation Intervals at the following three resorts. The Company provides homeowners' association management and resale services at these locations.

  Villas of Poco Diablo. The Villas of Poco Diablo resort is a 33 unit condominium conversion of studios and one-bedroom units located in Sedona, Arizona. The one-bedroom units have frontage to Oak Creek and the studio units have frontage to the golf course owned by the Poco Diablo Resort. During the period 1988 through 1992, the resort was renovated by AVCOM, and the units were refurbished with new furniture, fixtures and equipment, new paint, new roofs and interiors and a remodeled outdoor pool and spa area.

  Villas of Sedona. The Villas of Sedona resort is a 40 unit townhouse conversion of one and two bedroom units located in west Sedona, Arizona. The property was purchased in 1992 and has been remodeled by AVCOM. The resort has new furniture, fixtures and equipment, new paint, a new outdoor pool and custom spa area and major landscaping. In addition, a new building encloses an outdoor pool which adjoins a 4,000 square foot clubhouse and fitness center.

  Sedona Springs Resort. Sedona Springs is a 40-unit two bedroom suite resort located in Sedona, Arizona on four acres adjacent to the Villas of Sedona resort. Common areas include a 5,000 sq. ft. clubhouse, two outdoor spas, a pool facility and spa area. This resort was the first "purpose built" development construction by

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

AVCOM. Construction of this project commenced in the first quarter of 1994. Phase one consisted of 13 units and was completed in the third quarter of 1994. Phase two, consisting of 14 units and common areas, was completed in the second quarter of 1995. Phase three, consisting of 13 units was completed in November 1995. The clubhouse is completed and being used temporarily as a sales center. Sales at this project were substantially completed by January 1996.

PRG RESORTS

  As a result of the PRG Merger, the Company acquired the two PRG Resorts. The Company also acquired an additional 141 acres of waterfront land near the PRG Resorts. The Company expects to use the land for future development of 350 units.

  Powhatan Plantation Resort. The Powhatan Plantation Resort is located on 256 acres of land surrounding a restored plantation manor house built in 1735 and registered as a historical Virginia landmark. The resort is located near colonial Williamsburg, Virginia. Amenities at the resort include formal gardens, outdoor and indoor pool complexes, tennis facilities, a putting green, an indoor sports complex and dining facilities. Construction began at the resort in 1984. Currently, the resort contains 405 units and will contain 500 upon completion of the project. Each unit at the resort is configured as two, two bedroom lock-offs, but is sold as a four bedroom unit either annually or biannually.

  Greensprings Plantation Resort. Greensprings Plantation Resort is located on 123 acres of land adjacent to the Jack Nicklaus designed Williamsburg National Golf Club in Williamsburg, Virginia. The resort currently contains 58 units and, upon completion, will contain 500 units. In connection with the completion of the first 50 units, a $4.5 million sports and amenity complex were developed at the resort. Each unit at the resort is configured as two, two bedroom lock-offs, but is sold as a four bedroom unit either annually or biannually.

CUSTOMER FINANCING

  A typical Vacation Interval entitles the buyer to a one-week per year stay at one of the Company's resorts and ranges in price from approximately $6,000 to $8,000 for a studio residence to approximately $12,000 to $26,000 for a three bedroom residence. The Company offers financing to the purchasers of Vacation Intervals in the Company's resort properties who make a down payment generally equal to at least 10% of the purchase price. This financing generally bears interest at fixed rates and is collateralized by a first mortgage on the underlying Vacation Interval. A portion of the proceeds of such financing is used to obtain releases of the Vacation Interval unit from outstanding construction loans, if any. The Company has entered into agreements with lenders for the financing of customer receivables. These agreements provide an aggregate of up to approximately $220 million of available financing to the Company bearing interest at variable rates tied to either the prime rate or LIBOR of which the Company had, at March 31, 1997, approximately $109 million of additional borrowing capacity available. Under these arrangements, the Company pledges as security qualified purchaser promissory notes to these lenders, who typically lend the Company 85% to 90% of the principal amount of such notes. Payments under these promissory notes are made by the Vacation Interval purchaser directly to a payment processing center and such payments are credited against the Company's outstanding balance with the respective lenders. These arrangements currently have varying borrowing periods ranging from 18 to 20 months after the initial commitment date. The Company does not presently have binding agreements to extend the terms of such existing financing or for any replacement financing upon the expiration of such funding commitments, and there can be no assurance that alternative or additional arrangements can be made on terms that are satisfactory to the Company. Accordingly, future sales of Vacation Intervals may be limited by both the availability of funds to finance the initial negative cash flow that results from sales that are financed by the Company and by reduced demand which may result if the Company is unable to provide financing to purchasers of Vacation Intervals.

  In addition, following the Company's February 1997 offerings of 1.6 million primary shares of Common Stock and $138 million principal amount of convertible subordinated notes and the application of the net proceeds therefrom, the Company currently has approximately $27.1 million available to finance customer receivables and currently intends to use such funds to self-finance customer receivables.

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

  At March 31, 1997, the Company had a portfolio of approximately 32,675 loans to Vacation Interval buyers amounting to approximately $175 million with respect to the Company's consolidated resorts (all of its resorts with the exception of the partially-owned Embassy Vacation Resort Poipu Point and a portfolio acquired as part of the 1995 acquisition of the two properties in St. Maarten). The Company's consumer loans had a weighted average maturity of approximately seven years and a weighted average interest rate of 15% compared to a weighted average cost of funds of 10.25% on the Company's borrowings secured by such customer loans. As of March 31, 1997, approximately 6.9% of the Company's consumer loans were considered by the Company to be delinquent (past due by 60 or more days) and the Company has completed or commenced foreclosure or deed-in-lieu of foreclosure on approximately 2.4% of its consumer loans. The Company has historically derived income from its financing activities. Because the Company's borrowings bear interest at variable rates and the Company's loans to purchasers of Vacation Intervals bear interest at fixed rates, the Company bears the risk of increases in interest rates with respect to the loans it has from its lenders. The Company may engage in interest rate hedging activities from time to time in order to reduce the risk and impact of increases in interest rates with respect to such loans, but there can be no assurance that any such hedging activity will be adequate at any time to fully protect the Company from any adverse changes in interest rates.

  The Company also bears the risk of purchaser default. The Company's practice has been to continue to accrue interest on its loans to purchasers of Vacation Intervals until such loans are deemed to be uncollectible, at which point it expenses the interest accrued on such loan, commences foreclosure proceedings and, upon obtaining title, returns the Vacation Interval to the Company's inventory for resale. As of March 31, 1997, 6.9% of the Company's loans were considered delinquent. The Company closely monitors its loan accounts and determines whether to foreclose on a case-by-case basis.

SALES AND MARKETING

  As one of the leading developers and operators of vacation ownership resorts in North America, the Company believes that it has acquired the skill and expertise in the development, management and operation of vacation ownership resorts and in the marketing of Vacation Intervals. The Company's primary means of selling Vacation Intervals is through on-site sales forces at each of its resorts. A variety of marketing programs are employed to generate prospects for these sales efforts, which include targeted mailings, overnight mini-vacation packages, gift certificates, seminars and various destination-specific local marketing efforts. Additionally, incentive premiums are offered to guests to encourage resort tours, in the form of entertainment tickets, hotel stays, gift certificates or free meals. The Company's sales process is tailored to each prospective buyer based upon the marketing program that brought the prospective buyer to the resort for a sales presentation. Prospective target customers are identified through various means of profiling, and either include or will include Westin Vacation Club and Embassy Suites hotel guests and current owners of vacation ownerships. Cross-marketing targets current owners of intervals at the Company's resorts, both to sell additional intervals at the owner's home resort, or to sell an interval at another of the Company's resorts. The Company also sells Vacation Intervals through off-site sales centers.

  The Company seeks to attract potential Vacation Interval buyers at its Embassy Vacation Resorts by targeting past and present Embassy Suites' hotel guests with in-hotel marketing and direct marketing programs. These marketing efforts offer this target audience of Embassy Suites hotel guests value priced vacation packages which include resort tours and the opportunity to purchase complete vacations, including accommodations, airfare and other vacation components such as car rental. Additionally, the Company has the ability to generate resort tours through Embassy Suites' central reservation system by offering a premium for a resort tour at the time a consumer books an Embassy Suites hotel in the vicinity of an Embassy Vacation Resort property. The Company believes its access to the Embassy Suites customer base allows it to generate Vacation Interval sales from these prospective customers at a lower cost than through other lead generation methods. Because a high percentage of such customers already have a preference for the Embassy brand, the Company believes it achieves relatively high sales closing percentages among these customers. Pursuant to the Westin Agreement, the Company intends to use similar marketing strategies at its Westin Vacation Club resorts. The
Company's non-
branded resorts also provide it the opportunity to cross-market customers among resorts and give owners and prospective buyers the ability to visit and own Vacation Intervals in multiple destinations. These cross-marketing programs may also help to create a meaningful identity for the non-branded properties.

ACQUISITION PROCESS

  The Company obtains information with respect to resort acquisition opportunities through interaction by the Company's management team with resort operators, real estate brokers, lodging companies or financial institutions with which the Company has established business relationships. From time to time the Company is also contacted by lenders and property owners who are aware of the Company's development, management, operations and sales expertise with respect to Vacation Interval properties.

  The Company has expertise in all areas of resort development including, but not limited to, architecture, construction, finance, management, operations and sales. With relatively little lead time, the Company is able to analyze potential acquisition and development opportunities. After completing an analysis of the prospective market and the general parameters of the property or the site, the Company generates a conceptual design to determine the extent of physical construction or renovation that can occur on the site in accordance with the requirements of the local governing agencies. For most properties, the predominant factors in determining the physical design of the site include density of units, maximum construction height, land coverage and parking requirements. Following the preparation of such a conceptual design, the Company analyzes other aspects of the development process, such as construction cost and phasing, to match the projected sales flow in the relevant market. At this stage of analysis, the Company compares sales, construction cost and phasing, debt and equity structure, cash flow, financing and overall project cost to the acquisition cost. The Company's procedures when considering a potential acquisition are set forth below.

  Economic and Demographic Analysis. To evaluate the primary economic and demographic indicators for the resort area, the Company considers the following factors, among others, in determining the viability of a potential new vacation ownership resort in a particular location: (i) supply/demand ratio for Vacation Intervals in the relevant market, (ii) the market's growth as a vacation destination, (iii) the ease of converting a hotel or condominium property into a vacation ownership resort, (iv) the availability of additional land at or nearby the property for future development and expansion, (v) competitive accommodation alternatives in the market, (vi) uniqueness of location, and
(vii) barriers to entry that would limit competition. The Company examines the competitive environment in which the proposed resort is located and all existing or to-be-developed resorts. In addition, information respecting characteristics, amenities and financial information at competitive resorts is collected and organized. This information is used to assess the potential to increase revenues at the resort by making capital improvements.

  Pro Forma Operating Budget. The Company develops a comprehensive pro forma budget for the resort, utilizing available financial information in addition to the other information collected from a variety of sources. The estimated sales of units are examined, including the management fees associated with such unit. Finally, the potential for overall capital appreciation of the resort is reviewed, including the prospects for liquidity through sale or refinancing of the resort.

  Environmental and Legal Review. In conjunction with each prospective acquisition or development, the Company conducts real estate and legal due diligence on the property. This due diligence includes an environmental investigation and report by a reputable environmental consulting firm, including tests on identified underground storage tanks. If recommended by the environmental consulting firm, additional testing is generally conducted. The Company also obtains a land survey of the property and inspection reports from licensed engineers or contractors on the physical condition of the resort. In addition, the Company conducts customary real estate due diligence, including review of title documents, operating leases and contracts, zoning, and governmental permits and licenses and a determination of whether the property is in compliance with applicable laws.

OTHER OPERATIONS

  Room Rental Operations. In order to generate additional revenue at certain of its resorts that have rentable inventory of Vacation Intervals, the Company rents units with respect to such unsold or unused Vacation Intervals for use as a hotel. The Company offers these unoccupied units both through direct consumer sales, travel agents or package vacation wholesalers. In addition to providing the Company with supplemental revenue, the Company believes its room-rental operations provide it with a good source of lead generation for the sale of Vacation Intervals. As part of the management services provided by the Company to Vacation Interval owners, the Company receives a fee for services provided to rent an owner's Vacation Interval in the event the owner is unable to use or exchange the Vacation Interval. In addition, the Embassy Vacation Resort Poipu Point (acquired in November 1994) was acquired as a traditional hotel with the intention of converting each such resort to a vacation ownership property. Until such time as a unit at each resort is sold as Vacation Intervals, the Company continues
(or will continue) to rent such unit on a nightly basis. In the future, other acquired resorts may be operated in this fashion during the start-up of Vacation Interval sales.

  Resort Management. The Company's resorts are (i) generally managed by the Company pursuant to management agreements with homeowner associations with respect to each of the Company's non-branded resorts, (ii) managed by Promus pursuant to management agreements with the Company with respect to the Company's Grand Beach and Lake Tahoe Embassy Vacation Resorts or (iii) managed by Aston Hotels & Resorts ("Aston") with respect to the Embassy Vacation Resort Poipu Point. The Company pays Promus a licensing fee of 2% of Vacation Interval sales at the Embassy Vacation Resorts. Westin will manage Westin Vacation Club resorts.

  At each of the Company's non-branded resorts, the Company enters into a management agreement with an association comprised of owners of Vacation Intervals at the resort to provide for management and maintenance of the resort. Pursuant to each such management agreement the Company is paid a monthly management fee equal to 10% to 12% of monthly maintenance fees. The management agreements are typically for a three year period, renewable annually automatically unless notice of non-renewal is given by either party. Pursuant to each management agreement the Company has sole responsibility and exclusive authority for all activities necessary for the day-to-day operation of the non-branded resorts, including administrative services, procurement of inventories and supplies and promotion and publicity. With respect to each resort the Company also obtains comprehensive and general public liability insurance, all-risk property insurance, business interruption insurance and such other insurance as is customarily obtained for similar properties. The Company also provides all managerial and other employees necessary for the non-branded resorts, including review of the operation and maintenance of the resorts, preparation of reports, budgets and projections, employee training, and the provision of certain in-house legal services. At the Company's Grand Beach and Lake Tahoe Embassy Vacation Resorts, Promus provides these services. At the Embassy Vacation Resort Poipu Point, Aston provides management and maintenance services to the Company pursuant to a management agreement and assumes responsibility of such day-to-day operation of the Embassy Vacation Resorts.

VACATION INTERVAL OWNERSHIP

  The purchase of a Vacation Interval typically entitles the buyer to use a fully-furnished vacation residence, generally for a one-week period each year, in perpetuity. Typically, the buyer acquires an ownership interest in the vacation residence, which is often held as tenant in common with other buyers of interests in the property.

  The owners of Vacation Intervals manage the property through a non-profit homeowners' association, which is governed by a Board consisting of representatives of the developer and owners of Vacation Intervals at the resort. The Board hires an agent, delegating many of the rights and responsibilities of the homeowners' association to a management company, as described above, including grounds landscaping, security, housekeeping and operating supplies, garbage collection, utilities, insurance, laundry and repair and maintenance.

  Each Vacation Interval owner is required to pay the homeowners' association a share of all costs of maintaining the property. These charges can consist of an annual maintenance fee plus applicable real estate taxes (generally $300 to $700 per interval) and special assessments, assessed on an as-needed basis. If the owner does not pay such charges, the owner's use rights may be suspended and the homeowners' association may foreclose on the owner's Vacation Interval.

PARTICIPATION IN VACATION INTERVAL EXCHANGE NETWORKS

  The Company believes that its Vacation Intervals are made more attractive by the Company's participation in Vacation Interval exchange networks operated by RCI and Interval International with respect to the Royal Palm Beach Club. In a recent 1995 study sponsored by the Alliance for Timeshare Excellence and ARDA, the exchange opportunity was cited by purchasers of Vacation Intervals as one of the most significant factors in determining whether to purchase a Vacation Interval. Participation in RCI allows the Company's customers to exchange in a particular year their occupancy right in the unit in which they own a Vacation Interval for an occupancy right at the same time or a different time in another participating resort, based upon availability and the payment of a variable exchange fee. A member may exchange his Vacation Interval for an occupancy right in another participating resort by listing his Vacation Interval as available with the exchange organization and by requesting occupancy at another participating resort, indicating the particular resort or geographic area to which the member desires to travel, the size of the unit desired and the period during which occupancy is desired. RCI assigns a rating to each listed Vacation Interval, based upon a number of factors, including the location and size of the unit, the quality of the resort and the period during which the Vacation Interval is available, and attempts to satisfy the exchange request by providing an occupancy right in another Vacation Interval with a similar rating. If RCI is unable to meet the member's initial request, it suggests alternative resorts based on availability.

  Founded in 1974, RCI has grown to be the world's largest Vacation Interval exchange organization, which has a total of more than 2,900 participating resort facilities and over 2.0 million members worldwide. During 1995 RCI processed over 1.5 million Vacation Interval exchanges. The cost of the annual membership fee in RCI, which typically is at the option and expense of the owner of the Vacation Interval, is $65 per year, plus an exchange fee of $89 and $119 for domestic and international exchanges, respectively. RCI has assigned high ratings to the Vacation Intervals in the Company's resort properties, and such Vacation Intervals have in the past been exchanged for Vacation Intervals at other highly-rated member resorts. During 1995, approximately 97% of all exchange requests were fulfilled by RCI, and approximately 58% of all exchange requests are confirmed on the day of the request. In November 1996, HFS Incorporated consummated the acquisition of RCI for cash and securities.

FUTURE ACQUISITIONS

  The Company intends to expand its vacation ownership business by acquiring or developing resorts located in attractive resort destinations, including Hawaii and California, and is in the process of evaluating strategic acquisitions in a variety of locations. Such future acquisition and development of resorts could have a substantial and material impact on the Company's operations and prospects. The Company currently is evaluating possible acquisitions of resorts and development opportunities, including opportunities located in Southern and Northern California, the Hawaiian islands of Hawaii, Maui and Oahu, the Caribbean, Mexico, the Western, Southwestern and Southeastern United States (including Florida, Arizona and
Utah) and in various Westin resorts throughout North America, as well as in Europe and Asia. In addition, the Company has also explored the acquisition of and may consider acquiring existing management companies, vacation ownership developers and marketers, loan portfolios or other industry related operations or assets in the fragmented vacation ownership development, marketing, finance and management industry.

COMPETITION

  Although major lodging and hospitality companies such as Marriott, Disney, Hilton, Hyatt, Four Seasons and Inter-Continental, as well as Promus and Westin, have established or declared an intention to establish vacation ownership operations in the past decade, the industry remains largely unbranded and highly fragmented, with a vast majority of North America's approximately 2,000 vacation ownership resorts being owned and operated by smaller, regional companies. Of the Company's major brand name lodging company competitors, the Company believes, based on published industry data and reports, that Marriott currently sells Vacation Intervals at 10 resorts which it also owns and operates and directly competes with the Company's Poipu Point, Hilton Head Island, Williamsburg and Orlando area resorts; Disney currently sells Vacation Intervals at three resorts which it also owns and operates and directly competes with the Company's Orlando area and Hilton Head Island resorts; Hilton currently sells Vacation Intervals at two resorts which it also owns and operates and directly competes with the Company's Orlando area resorts; Hyatt owns and operates one resort in Key West, Florida but does not directly compete in any of the Company's existing markets; Four Seasons currently is developing its first vacation ownership resort in Carlsbad, California but is not yet in sales of Vacation Intervals at any resorts; and Inter-Continental has announced its entry into the vacation ownership market. Many of these entities possess significantly greater financial, marketing, personnel and other resources than those of the Company and may be able to grow at a more rapid rate as result.

  The Company also competes with companies with unbranded resorts such as Westgate, Vistana and Vacation Break, each of which competes with the Company's Orlando area resorts, Fairfield, which competes with the Company's Orlando area, Williamsburg and Branson resorts and ILX Incorporated, which competes with the Company's Sedona, Arizona resorts. Under the terms of a recently announced exclusive five-year agreement, Promus and Vistana, Inc. will jointly acquire, develop and manage and market vacation ownership resorts in North America under Promus brand names. As part of the exclusive agreement, Promus and Vistana, Inc. will designate selected markets for development (which markets have yet to be announced). The Company has been identified by Promus as the only other licensee to whom Promus will license the Embassy Vacation Resort name. However, there can be no assurance that Promus will not grant other entities a license to develop Embassy Vacation Resorts or that Promus will not exercise its rights to terminate the Embassy Vacation Resort licenses.

  In the event that the Westin Agreement becomes the subject of dispute between the parties thereto, it is possible that the Company's interest in pursuing acquisition and development opportunities at "four-star" and "five-star" resorts located in North America, Mexico and the Caribbean through May 2001 could be barred pending the final resolution of such dispute. Additionally, at the expiration or early termination of the Westin Agreement, Westin could become a direct competitor with the Company in the vacation ownership resort business, including in the markets most attractive to the Company. In addition, the Embassy Suites hotels owned or controlled by affiliates of the Company's founders may compete with certain of the Company's vacation ownership resorts; however, the Company anticipates that such Embassy Suites hotels could be a significant source of lead generation for its marketing activities. Subject to the covenants not to compete (as described herein), the Company's founders could acquire resort and other hotel properties that could compete with the Company's vacation ownership business.

  The Company believes, based on published industry data and reports, that its experience and exclusive focus on the vacation ownership industry, together with its portfolio of resorts located in a wide range of resort destinations and at a variety of price points, distinguish it from each of its competitors and that the Company is uniquely positioned for future growth.

GOVERNMENTAL REGULATION

  General. The Company's Vacation Interval marketing and sales are subject to extensive regulations by the federal government and the states and foreign jurisdictions in which its resort properties are located and in which Vacation Intervals are marketed and sold. On a federal level, the Federal Trade Commission has taken the most active regulatory role through the Federal Trade Commission Act, which prohibits unfair or deceptive acts or competition in interstate commerce. Other federal legislation to which the Company is or may be subject appears on the Truth-In-Lending Act and Regulation Z, the Equal Credit Opportunity Act and Regulation B, the Interstate and Land Sales Full Disclosure Act, Telephone Consumer Protection Act, Telemarketing and Consumer Fraud and Abuse Prevention Act, Fair Housing Act and the Civil Rights Act of 1964 and 1968. In addition, many states have adopted specific laws and regulations regarding the sale of interval ownerships programs. The laws of most states, including Florida, South Carolina and Hawaii require the Company to file with a designated state authority for its approval a detailed offering statement describing the Company and all material aspects of the project and sale of Vacation Intervals. The laws of California require the Company to file numerous documents and supporting information with the California Department of Real Estate, the agency responsible for the regulation of Vacation Intervals. When the California Department of Real Estate determines that a project has complied with California law, it will issue a public report for the project. The Company is required to deliver an offering statement or public report to all prospective purchaser of a Vacation Interval, together with certain additional information concerning the terms of the purchase. The laws of Illinois, Florida and Hawaii impose similar requirements. Laws in each state where the Company sells Vacation Intervals generally grant the purchaser of a
Vacation Interval the right to cancel a contract of purchase at any time within a period ranging from 3 to 15 calendar days following the earlier of the date the contract was signed or the date the purchaser has received the last of the documents required to be provided by the Company. Most states have other laws which regulate the Company's activities such as real estate licensure; sellers of travel licensure; anti-fraud laws; telemarketing laws; price gift and sweepstakes laws; and labor laws. The Company believes that it is in material compliance with all federal, state, local and foreign laws and regulations to which it is currently or may be subject. However, no assurance can be given that the cost of qualifying under interval ownership regulations in all jurisdictions in which the Company desires to conduct sales will not be significant. Any failure to comply with applicable laws or regulations could have material adverse effect on the Company.

  In addition, certain state and local laws may impose liability on property developers with respect to construction defects discovered or repairs made by future owners of such property. Pursuant to such laws, future owners may recover from the Company amounts in connection with the repairs made to the developed property.

  Environmental Matters. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. Such laws typically impose clean-up responsibility and liability without regard to whether the owner knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The cost of investigation, remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to properly remediate the contamination on such property, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances at a disposal or treatment facility also may be liable for the costs of removal or remediation of a release of hazardous or toxic substances at such disposal or treatment facility, whether or not such facility is owned or operated by such person. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site. In connection with its ownership and operation of its properties, the Company may be potentially liable for such costs.

  Certain Federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") when such materials are in poor condition or in the event of construction, remodeling, renovation or demolition of a building. Such laws may impose liability for release of ACMs and may provide for third parties to seek recovery from owners and operation of real properties for personal injury associated with ACMs. In connection with its ownership and operation of its properties, the Company may be potentially liable for such costs.

  In addition, recent studies have linked radon, a naturally-occurring substance, to increased risks of lung cancer. While there are currently no state or federal requirements regarding the monitoring for, presence of, or exposure to, radon in indoor air, the EPA and the Surgeon General recommend testing residences for the presence of radon in indoor air, and the EPA further recommends that concentrations of radon in indoor air be limited to less than 4 picocuries per liter of air (Pci/L) (the "Recommended Action Level"). The presence of radon in concentrations equal to or greater than the Recommended Action Level in one or more of the Company's properties may adversely affect the Company's ability to sell Vacation Intervals at such properties and the market value of such property. Recently-enacted federal legislation will eventually require the Company to disclose to potential purchasers of Vacation Intervals at the Company's resorts that were constructed prior to 1978 any known lead-paint hazards and will impose treble damages for failure to so notify.

  Electric transmission lines are located in the vicinity of the Company's properties. Electric transmission lines are one of many sources of electro-magnetic fields ("EMFs") to which people may be exposed. Research into potential health impacts associated with exposure to EMFs has produced inconclusive results. Notwithstanding the lack of conclusive scientific evidence, some states now regulate the strength of electric and magnetic fields emanating from electric transmission lines, while others have required transmission facilities to measure for levels of EMFs. In addition, the Company understands that lawsuits have, on occasion, been filed (primarily against electric utilities) alleging personal injuries resulting from exposure as well as fear of adverse health effect. In addition, fear of adverse held effects from transmission lines has been a factor considered in determining property values in obtaining financing and in condemnation proceedings in eminent domain brought by power companies seeking to construct transmission lines. Therefore, there is a potential for the value of a property to be adversely affected as a result of its proximity to a transmission line and for the Company to be exposed to damage claims by person exposed to EMFs.

  The Company has conducted Phase I assessments at each of its resorts in order to identify potential environmental concerns. These Phase I assessments have been carried out in accordance with accepted industry practices and consisted of non-invasive investigations of environmental conditions at the properties, including a preliminary investigation of the sites and identification of publicly known conditions concerning properties in the vicinity of the sites, physical site inspections, review of aerial photographs and relevant governmental records where readily available, interviews and knowledgeable parties, investigation for the presence of above ground and underground storage tanks presently or formerly at the sites, a visual inspection of potential lead-based paint and suspect friable ACMs where appropriate, a radon survey, and the preparation and issuance of written reports.

  The Company's assessments of its properties have not revealed any environmental liability that the Company believes would have a material adverse effect on the Company's business, assets or results of operations, nor is the Company aware of any such material environmental liability. Nevertheless, it is possible that the Company's assessments do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. The Company does not believe that compliance with applicable environmental laws or regulations will have a material adverse effect on the Company or its financial condition or results of operations.

  In connection with the acquisition and development of the Embassy Vacation Resort Lake Tahoe and the San Luis Bay Resort, the Company's environmental consultant has identified several areas of environmental concern. The areas of concern at the Embassy Vacation Resort Lake Tahoe relate to possible contamination that originated on the resort site due to prior uses and to contamination that may migrate onto the resort site from upgradient sources. California regulatory agencies have been monitoring the resort site and have required or is in the process of requiring the responsible parties (presently excluding the Company) to effect remediation action. The Company has been indemnified by certain of the responsible parties for certain costs and expenses in connection with contamination at the Embassy Vacation Resort Lake Tahoe (including Chevron (USA), Inc.) and does not anticipate incurring material costs in connection therewith, however, there is no assurance that the indemnitor(s) will meet their obligations in a complete and timely manner. In addition, the Company's San Luis Bay Resort is located in an area of Avila Beach, California which has experienced underground contamination resulting from leaking pipes at a nearby oil refinery. California regulatory agencies have required the installation of groundwater monitoring wells on the beach near the resort site, and no demand or claim in connection with such contamination has been made on the Company, however, there is no assurance that claims will not be asserted against the Company with respect to this environmental condition.

  The Company believes that its properties are in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances. Except as described above with respect to the Embassy Vacation Resort Lake Tahoe and the San Luis Bay Resort, the Company has not been notified by any governmental authority or any third party, and is not otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances or petroleum products in connection with any of its present properties.

  Other Regulations. Under various state and federal laws governing housing and places of public accommodation the Company is required to meet certain requirements related to access and use by disabled persons. Many of these requirements did not take effect until after January 1, 1991. Although management of the Company believes that its facilities are substantially in compliance with present requirements of such laws, and the Company may incur additional costs of compliance. Additional legislation may impose further burdens or restriction on owners with respect to access by disabled persons. The ultimate amount of the cost of compliance with such legislation is not currently ascertainable, and, while such costs are not expected to have a material effect on the Company, such costs could be substantial. Limitations or restrictions on the completion of certain renovations may limit application of the Company's growth strategy in certain instances or reduce profit margins on the Company's operations.

EMPLOYEES

  As of March 31, 1997, the Company employed approximately 1,700 full-time employees and approximately 500 part-time employees. The Company believes that its employee relations are good. Except for certain employees located in the St. Maarten, Netherlands Antilles properties, none of the Company's employees is represented by a labor union. The Company sells Vacation Intervals at its resorts through approximately 770 independent contractors. Such independent sales agents provide services to the Company under contract and are not employees of the Company.

INSURANCE

  The Company carries comprehensive liability, fire, hurricane, storm, earthquake and business interruption insurance with respect to the Company's resorts, with policy specifications, insured limits and deductibles customarily carried for similar properties which the Company believes are adequate. In September 1995 and July 1996, the Company's St. Maarten resorts were damaged by a hurricane. With respect to such September 1995 damage, the Company has recovered amounts from its insurance carriers sufficient to cover 100% of the property damage losses and is in the process of recovering amounts for business interruption. The Company has agreed to provide approximately 2,700 replacement weeks to owners who were unable to use their Vacation Interval as a result of such September 1995 hurricane. Such provision of replacement Vacation Intervals will have the short term effect of reducing the number of Vacation Intervals available for sale or alternative rental as hotel rooms at the St. Maarten resorts. Additionally, the St. Maarten resorts sustained relatively minor damage in 1996 as the result of Hurricane Bertha; management estimates that such damage is approximately $100,000, which is less than the applicable insurance deductibles and, accordingly, the expense to repair the damage will be borne by the Company. There are, however, certain types of losses (such as losses arising from acts of war) that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its capital invested in a resort, as well as the anticipated future revenues from such resort and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. Any such loss could have a material adverse effect on the Company.

LEGAL PROCEEDINGS

  The Company is currently subject to litigation and claims respecting employment, tort, contract, construction and commissions, disputes, among others. In the judgment of management, none of such lawsuits or claims against the Company is likely to have a material adverse effect on the Company or its business.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

  On September 12, 1996, Ernst & Young LLP advised the Company that it was resigning as independent auditors for the Company. Ernst & Young LLP had been retained since the Company's inception and there have been no disagreements between the Company and Ernst & Young LLP with respect to accounting principles or practices, financial statement disclosure, auditing scope or procedures, which if not resolved to Ernst & Young LLP's satisfaction, would have resulted in a reference to the subject matters of the disagreement in its audit report. Since the Company's inception, Ernst & Young LLP's report on the Company's financial statements did not contain an adverse opinion or a disclaimer of opinion, nor were the opinions qualified or modified as to uncertainty, audit scope, or accounting principles, nor were there any events of the type requiring disclosure under Item 304(a)(l)(v) of Regulation S-K under the Securities Act.

  On September 17, 1996, the Company retained the accounting firm of Arthur Andersen LLP as auditors for the fiscal year ending December 31, 1996 following Board of Directors approval, which was obtained on September 16, 1996. The decision to retain Arthur Andersen LLP was based upon the prior relationship with a predecessor of the Company as auditors for the fiscal year ending December 31, 1994 and Arthur Andersen LLP's experience in the Company's industry, and was not motivated by any disagreements between the Company and Ernst & Young LLP concerning any accounting principles and/or policy matters. From the Company's inception to September 17, 1996, the Company did not consult with Arthur Andersen LLP with respect to the matters described in Item 304(a)(2) of Regulation S-K.

TRADEMARKS AND COMPANY NAME

  While the Company owns and controls a number of trade secrets, confidential information, trademarks, trade names, copyrights and other intellectual property rights which, in the aggregate, are of material importance to its business, it is believed that the Company's business, as a whole, is not materially dependent upon any one intellectual property or related group of such properties. The Company is licensed to use certain technology and other intellectual property rights owned and controlled by others, and, similarly, other companies are licensed to use certain technology and other intellectual property rights owned and controlled by the Company.

  The Company's Board of Directors has approved, subject to stockholder approval, a proposal to change the Company's corporate name.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information, as of May 31, 1997, concerning each person who is a director or executive officer of the Company.

           NAME            AGE POSITION
           ----            --- --------
      Osamu Kaneko         49  Chairman of the Board and Chief Executive Officer
      Andrew J. Gessow     39  Director and President
      Steven C. Kenninger  44  Director, Chief Operating Officer and Secretary
      James E. Noyes       50  Director and Executive Vice President
      Michael A. Depatie   40  Executive Vice President and Chief Financial Officer
      Charles C. Frey      42  Senior Vice President and Chief Accounting Officer
      Genevieve Giannoni   33  Senior Vice President of Operations
      Andrew D. Hutton     32  Vice President and General Counsel
      Timothy D. Levin     40  Vice President of Architecture
      Dewey W. Chambers    39  Vice President and Treasurer
      Juergen Bartels      56  Director
      Sanford R. Climan    41  Director
      Joshua S. Friedman   41  Director
      W. Leo Kiely III     50  Director

  OSAMU KANEKO has served as a Director, Chairman of the Board and Chief Executive Officer of the Company since its inception in May 1996. Mr. Kaneko, a Japanese national, was born in Tokyo, Japan and received his B.A. degree from Indiana State University in 1971. From 1974 to 1986 Mr. Kaneko was the Executive Vice President of Hasegawa Komuten (USA) Inc., the American subsidiary of Hasegawa Komuten Ltd., a large Japanese development company based in Tokyo. In this capacity, Mr. Kaneko was responsible for the development of income producing properties in Hawaii, including resort condominiums and hotels. Mr. Kaneko co-founded KOAR (a real estate acquisition and development company and predecessor of the Company) with Mr. Kenninger in 1985 and since that time has served as its Chief Executive Officer. Pursuant to the Westin Agreement, Mr. Kaneko serves as the Founder's designee on the Board of Directors of Westin Hotels & Resorts.

  ANDREW J. GESSOW has served as a Director and President of the Company since its inception in May 1996. Mr. Gessow founded Argosy Group, Inc. ("Argosy") (a real estate acquisition and development company and predecessor of the Company) in 1990 and served as President since inception. Mr. Gessow served as a Partner with Trammell Crow Company (a real estate development, management and investment company) from 1987 to 1990, and was President of Trammell Crow Residential Services, Florida and West Coast, and Founder and President of NuMarket Cable. From 1981 through 1987, Mr. Gessow was Founder and President of Travel, Inc. and Home Search, Inc. (a real estate consulting firm) which he co-founded with Citicorp Venture Capital. Mr. Gessow received his B.B.A. degree in Finance from Emory University in 1978 and a M.B.A. degree from Harvard Business School in 1980.

  STEVEN C. KENNINGER has served as a Director, Chief Operating Officer and Secretary of the Company since its inception in May 1996. Mr. Kenninger co-founded KOAR (a real estate acquisition and development company and predecessor of the Company) with Mr. Kaneko in 1985 and most recently served as its President. Mr. Kenninger was a practicing attorney at the law firm of Paul, Hastings, Janofsky & Walker, Los Angeles, California from 1977 through 1981 and at the law firm of Riordan & McKinzie, Los Angeles, California from

1981 through 1985, where he was a partner. Mr. Kenninger graduated with highest distinction from Purdue University with a B.S. degree in Mechanical Engineering in 1974, and received a J.D. degree from Stanford Law School in 1977. Mr. Kenninger is a member of the Board of Visitors of the Stanford Law School and has been a member of the State Bar of California since 1977.

  JAMES E. NOYES has served as a Director and Executive Vice President of the Company since July 1996 and has overall responsibility for the daily operation of the Company's sales, marketing and resort/hotel management divisions. Prior to joining the Company, from 1989 through June 1996 Mr. Noyes served as President of The Trase Miller Group (a travel technology services company), the parent company of MTI Vacations, Inc., with interests in vacation packaging, travel technology and specialized teleservices, and previously served as its Vice President of Marketing and Sales since 1980. Mr. Noyes served in various management positions for Wilson Sporting Goods from 1976 to 1980. Mr. Noyes is a director of Premier Yachts, Ltd. (a shipbuilding and repairing company), Preview Travel, Inc. and Ball Horticultural, Inc. (a horticultural supply company). Mr. Noyes received a B.A. degree in 1970 from Dartmouth College and received a M.B.A. degree in 1974 from Stanford Business School.

  MICHAEL A. DEPATIE has served as Executive Vice President and Chief Financial Officer of the Company since November 1996, prior to which he served as a consultant to the Company since September 1996. Prior to joining the Company, Mr. Depatie was Senior Vice President of Finance and Chief Financing Officer of La Quinta Inns, Inc. (a hotel operating company) from July 1992 to August 1996. From April 1989 through June 1992, Mr. Depatie was co-founder and Senior Vice President of Finance of Summerfield Hotel Corporation (a hotel operating company). From April 1988 through April 1989, Mr. Depatie was founder and Managing General Partner of Pacwest Capital Partners. From June 1984 through April 1988, Mr. Depatie served as Senior Vice President of Finance and Development of The Residence Inn Company, a division of Marriott International, Inc. Mr. Depatie received a B.A. degree with highest honors from Michigan State University in 1979 and a M.B.A. degree from Harvard Business School in 1983.

  CHARLES C. FREY has served as Senior Vice President and Chief Accounting Officer of the Company since January 1997, previously serving as Senior Vice President of the Company since July 1996. Prior thereto he had served as Senior Vice President of Administration and Treasurer of Argosy since 1992. Prior to joining the Company, Mr. Frey was Vice President and Chief Financial Officer of Trammell Crow Residential Services--Florida from 1986 to 1992. Mr. Frey is a Certified Public Accountant, is a licensed real estate broker in Florida and received a B.S. degree in Accounting and Economics from the Indiana University of Pennsylvania in 1977.

  GENEVIEVE GIANNONI has served as Senior Vice President of Operations of the Company since July 1996 and has overall responsibility for operations at all of the Company's resorts. Ms. Giannoni joined Argosy in May 1992 as Director of Marketing and became a Vice President of Argosy in 1993 and a Senior Vice President in 1995. Prior to joining Argosy, Ms. Giannoni was a marketing director at Trammell Crow Residential Services--Florida from 1987 to 1992. Ms. Giannoni is a licensed real estate agent in Florida. She received her B.A. degree from Rollins College in 1985 and graduated from the Crummer Management Program at Rollins College in 1990.

  ANDREW D. HUTTON has served as Vice President and General Counsel of the Company since October 1996. Prior to joining the Company, from 1991 through October 1996 Mr. Hutton practiced corporate securities and finance law with the law firm of Latham & Watkins, located in Los Angeles, California. Mr. Hutton received a J.D. degree with honors from the University of Minnesota Law School in 1991 and received both B.S. and B.A. degrees from the University of Kansas in 1988. Mr. Hutton has been a member of the State Bar of California since 1991.

  TIMOTHY D. LEVIN has served as Vice President of Architecture of the Company since its inception and of the Company's predecessor since December 1995. From 1989 through December 1995, Mr. Levin was the President of Sevelex Consultants, Inc., a project management and design consulting firm affiliated with

Messrs. Kaneko and Kenninger. Prior thereto, Mr. Levin was the senior design and production manager at Carl Wahlquist AIA Architects, Inc. from 1983 through 1988. Mr. Levin is a member of the American Institute of Architects. Mr. Levin received his Bachelor of Architecture degree from Southern California Institute of Architecture in 1986. Mr. Levin has been a licensed General Contractor in the State of California since 1980.

  DEWEY W. CHAMBERS has served as Vice President and Treasurer of the Company since January 1997. Prior to joining the Company, Mr. Chambers served as Vice President and Treasurer of La Quinta Inns, Inc. from 1992 through December 1996. Prior thereto, Mr. Chambers served with the accounting firm of KPMG Peat Marwick, L.L.P. from 1983 to 1992, most recently as Senior Manager. Mr. Chambers received a B.B.A. degree in Finance from the University of Oklahoma in 1980 and a B.B.A. degree in Accounting from the University of Texas at San Antonio in 1983. Mr. Chambers is a Certified Public Accountant.

  JUERGEN BARTELS has served as a Director of the Company since August 1996. Mr. Bartels has been Chairman and Chief Executive Officer of Westin Hotels & Resorts since May 1995. From 1983 through April 1995, Mr. Bartels was President and Chief Executive Officer of Carlson Hospitality Group, Inc. ("Carlson"), where he directed Carlson's Radisson Hotels International, Radisson Seven Seas Cruises and several restaurant companies, including the T.G.I. Friday's chain. Prior to joining Carlson, Mr. Bartels held executive positions with Holiday Inn and Ramada and was the founder of Ramada Renaissance Hotels (each a hotel operating Company).

  SANFORD R. CLIMAN has served as a Director of the Company since August 1996. In June 1997, Mr. Climan returned to Creative Artists Agency, Inc. ("CAA"), a leading literary and talent agency, as a member of its senior executive team. Mr. Climan was formerly a member of CAA's senior executive team from June 1986 to September 1995 where he participated in a range of corporate advisory activities, including mergers and acquisitions, and financial restructurings. From October 1995 through May 1997 Mr. Climan was Executive Vice President and President Worldwide Business Development of Universal Studios. From 1979 to 1986, Mr. Climan held various positions in the entertainment industry. Mr. Climan also serves as a director of PointCast, Inc. (an internet computer software company). Mr. Climan received a B.A. degree from Harvard College in 1977, a M.B.A. degree from Harvard Business School in 1979 and a Master of Science in Health Policy and Management from the Harvard School of Public Health in 1979.

  JOSHUA S. FRIEDMAN has served as a Director of the Company since August 1996. Mr. Friedman is a founder of Canyon Partners Incorporated, a private merchant banking firm and an affiliate of Canpartners Incorporated, and has been a Managing Partner of Canyon Partners Incorporated since its inception in 1990. From 1984 through 1990, Mr. Friedman was Executive Vice President and Co-Director, Capital Markets of Drexel Burnham Lambert Incorporated (an investment bank). Mr. Friedman also serves as a director of First Aviation Services, Inc., a publicly traded aircraft services supplier, and several privately held companies and charitable organizations. Mr. Friedman received a B.A. degree from Harvard College in 1976, a M.A. degree from Oxford University in 1978, a J.D. degree from Harvard Law School in 1982 and a M.B.A. degree from Harvard Business School in 1982.

  W. LEO KIELY III has served as a Director of the Company since August 1996. Mr. Kiely has been President and Chief Operating Officer of Coors Brewing Company since 1993. From 1982 through 1993, Mr. Kiely held various executive positions with Frito-Lay Inc. ("Frito-Lay"), a flavoring extract and syrup manufacturer and subsidiary of PepsiCo, most recently serving as President of Frito-Lay's Central Division. Prior to joining Frito-Lay, Mr. Kiely was President of Ventura Coastal Corporation, a division of Seven-Up Corporation, from 1979 through 1982. Mr. Kiely also serves as a director of Bell Sports, Inc. (a bicycle helmet manufacturer). He is also on the advisory boards of the National Association of Manufacturers and several educational and charitable organizations. Mr. Kiely received a B.A. degree from Harvard College in 1969 and a M.B.A. degree from the Wharton School of Business at the University of Pennsylvania in 1971.

  In August 1996, KEN/KOAR LAX Partners, L.P. (the "LAX Partnership"), formerly an affiliate of Messrs. Kaneko and Kenninger, filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code.

At the time of the Chapter 11 filing, the LAX Partnership owned the Embassy Suites Hotel-LAX North, located at the Los Angeles International Airport. Subsequent to the Chapter 11 filing, the LAX Partnership sold its interest in the Embassy Suites hotel, and in connection therewith, the Chapter 11 proceeding was dismissed concurrently with the closing of such transaction. The Company has (and prior to the sale had) no interest in the hotel or the LAX Partnership. Following the consummation of the sale, neither Mr. Kaneko nor Mr. Kenninger holds any interest in or obligation related to the hotel.

COMMITTEES OF THE BOARD OF DIRECTORS

  Executive Committee. The Board of Directors has established an executive committee (the "Executive Committee"), which will be granted such authority as may be determined from time to time by a majority of the Board of Directors. The Executive Committee consists of Messrs. Gessow, Kenninger and Friedman. All actions by the Executive Committee require the unanimous vote of all of its members.

  Audit Committee. The Board of Directors has established an audit committee (the "Audit Committee"), which consists of Messrs. Bartels, Friedman and Kenninger. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls.

  Compensation Committee. The Board of Directors has established a compensation committee (the "Compensation Committee"), which consists of Messrs. Kiely and Climan, to determine compensation for the Company's senior executive officers, determine awards under the Company's 1996 Equity Participation Plan and administer the Company's Employee Stock Purchase Plan.

  The Board of Directors of the Company does not have a nominating committee.

CLASSIFIED BOARD OF DIRECTORS

  The Charter provides for the Company's Board of Directors to be divided into three classes serving staggered terms so that directors' initial terms will expire either at the 1997, 1998 or 1999 annual meeting of stockholders. Starting with the 1997 annual meeting of stockholders, one class of directors will be elected each year for three-year terms. The classification of directors makes it more difficult for a significant stockholder to change the composition of the Board of Directors in a relatively short period of time and, accordingly, provides the Board of Directors and stockholders time to review any proposal that a significant stockholder may make and to pursue alternative courses of action which are fair to all the stockholders of the Company. At the Company's 1997 annual meeting of stockholders, Messrs. Kenninger, Bartels and Noyes, who have been classified as Class I directors of the Company, each were re-elected to a three year term that will expire at the 2000 annual meeting of stockholders. Messrs. Gessow, Friedman and Kiely have been classified as Class II directors whose initial terms will expire at the 1998 annual meeting of stockholders. Messrs. Kaneko and Climan have been classified as Class III directors whose initial terms will expire at the 1999 annual meeting of stockholders.

COMPENSATION OF DIRECTORS

  The Company pays its directors who are not officers of the Company ("Independent Directors") a fee of $1,000 per meeting of the Board of Directors and any committee thereof (including telephonic meetings) for their services as directors. In addition, the Company has granted options to purchase 15,000 shares of Common Stock at a price of $14.00 per share (which was the price per share of the Common Stock issued in the Initial Public Offering) to each such Independent Director to vest in equal portions over a term of three years. Each Independent Director who is still a member of the Board of Directors at the end of the three year vesting period of the initial grant of options will receive a grant of additional options to purchase 15,000 shares of Common

Stock at the fair market value of the Common Stock on the date of the grant, with such options to vest over an additional three year period. In addition to such option grants, the Independent Directors will be reimbursed for expenses of attending each meeting of the Board of Directors. Officers of the Company who are directors will not be paid any director fees but will be reimbursed for expenses of attending meetings of the Board of Directors.

DIRECTORS AND OFFICERS INSURANCE

  The Company has purchased a directors and officers liability insurance policy with coverage typical for a public company. The directors and officers liability insurance policy insures (i) the officers and directors of the Company from any claim arising out of an alleged wrongful act by such person while acting as officers and directors of the Company, (ii) the Company to the extent it has indemnified the officers and directors for such loss and (iii) the Company for losses incurred in connection with claims made against the Company for covered wrongful acts.

INDEMNIFICATION

  The Charter provides for the indemnification of the Company's officers and directors against certain liabilities to the fullest extent permitted under applicable law. The Charter also provides that the directors and officers of the Company be exculpated from monetary damages to the fullest extent permitted under applicable law. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and unenforceable pursuant to Section 14 of the Securities Act.

EXECUTIVE COMPENSATION

  Summary Compensation Table. The Summary Compensation Table below sets forth the annual base salary and other annual compensation which the Company would have paid in 1996 on an annualized basis to the Company's chief executive officer and each of the other four most highly compensated executive officers whose cash compensation exceeded $100,000 (salary and bonus) (the "Named Executive Officers"). The Company was formed in May 1996 and, upon consummation of the Consolidation Transactions completed in connection with the consummation of the Company's Initial Public Offering, succeeded to the operations of its predecessor corporations, partnerships and limited liability companies.

                                                                            LONG-TERM
                                          ANNUAL COMPENSATION             COMPENSATION
                                ---------------------------------------- ---------------
                                                                           SECURITIES
NAME AND PRINCIPAL       FISCAL                          OTHER ANNUAL      UNDERLYING
POSITION                  YEAR  SALARY($) BONUS($)(1) COMPENSATION($)(2) OPTIONS/SARS(#)
------------------       ------ --------- ----------- ------------------ ---------------
Osamu Kaneko............  1996  $280,000   $    --         $ 2,500           150,000
 Chairman of the Board
 and
 Chief Executive Officer
Andrew J. Gessow........  1996   280,000        --           2,500           150,000
 Director and President
Steven C. Kenninger.....  1996   280,000        --           2,500           150,000
 Director, Chief
 Operating Officer and
 Secretary
James E. Noyes..........  1996   280,000    120,000         14,500           375,000
 Director and Executive
 Vice President
Michael A. Depatie......  1996   280,000        --           2,500           375,000
 Executive Vice
 President and Chief
 Financial Officer

--------
(1) The Board of Directors in June 1996 approved the payment of such bonus to Mr. Noyes under the terms of his employment agreement with the Company. Although the other Named Executive Officers were eligible to receive bonuses pursuant to the Company's Incentive Compensation Plan, no such bonuses were paid in 1996. See "Employment Agreements and Covenants Not to Compete" and "Compensation Committee Report" below for a discussion of annual performance bonuses payable to key employees and executive officers.

(2) Represents automobile lease payments ($12,000 with respect to Mr. Noyes) and insurance premiums for customary life and health benefits ($2,500 with respect to each of Messrs. Kaneko, Gessow, Kenninger, Noyes and Depatie).

  Option Grants in 1996. The following table contains information concerning the grant of stock options under the Company's 1996 Equity Participation Plan made during the year ended December 31, 1996 to the Named Executive Officers. The table also lists potential realizable values of such options on the basis of assumed annual compounded stock appreciation rates of 5% and 10% over the life of the options which are set for a maximum of ten years.

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1996

                                  INDIVIDUAL GRANTS
                         -----------------------------------
                                                                              POTENTIAL REALIZABLE
                         NUMBER OF    PERCENT OF                                VALUE AT ASSUMED
                         SECURITIES TOTAL OPTIONS  EXERCISE                   ANNUAL RATES OF SHARE
                         UNDERLYING   GRANTED TO    OR BASE                   PRICE APPRECIATION(3)
                          OPTIONS    EMPLOYEES IN    PRICE      EXPIRATION    ----------------------
NAME                     GRANTED(1) FISCAL YEAR(2) PER SHARE       DATE         5%($)       10%($)
----                     ---------- -------------- --------- ---------------- ----------  ----------
                                                                                 (IN THOUSANDS)
Osamu Kaneko............   150,000        8.5%        $14.00      August 2006 $    1,321  $    3,347
Andrew J. Gessow........   150,000        8.5%        $14.00      August 2006 $    1,321  $    3,347
Steven C. Kenninger.....   150,000        8.5%        $14.00      August 2006 $    1,321  $    3,347
James E. Noyes..........   375,000       21.3%        $12.00        June 2006 $    2,830  $    7,172
Michael A. Depatie......   110,000        6.2%        $18.13   September 2006 $    1,254  $    3,178
Michael A. Depatie......   265,000       15.0%        $24.13    November 2006 $    4,021  $   10,191
Total Optionees......... 1,769,000      100.0%        $12.00        June 2006 $   12,068  $   43,521
                                                   to $24.13 to November 2006
All Stockholders(4).....       N/A        N/A            N/A              N/A $  153,130  $  388,062
All Optionees as a
 percent of
 All Stockholders Gain..       N/A        N/A            N/A              N/A        7.9%       11.2%

--------
(1) The options granted to Messrs. Kaneko, Gessow, and Kenninger will vest in three equal installments on the first, second, and third anniversaries of the date of the grant. The options granted to Mr. Depatie vested with respect to 22,000 shares at $18.13 per share and with respect to 53,000 shares at $24.13 per share upon the date of the respective grant, with the balance of such shares vesting in four equal annual installments beginning on the first anniversary of the date of grant. The options granted to Mr. Noyes vested with respect to 75,000 shares on the date of the grant and with respect to the remaining 300,000 shares will vest in 48 equal installments at the end of each of the first 48 months that Mr. Noyes is employed by the Company.

(2) During the year ended December 31, 1996 the Company issued options to employees and directors of the Company to purchase an aggregate of 1,769,000 shares of Common Stock.

(3) The potential realizable value (in thousands of dollars) is reported net of the option price, but before income taxes associated with exercise. These amounts represent assumed annual compounded rates of appreciation at 5% and 10% only from the date of grant to the expiration date of the option, or in the case of all stockholders, 10 years from the date of the Initial Public Offering.

(4) These amounts represent the appreciated value which common stockholders would receive at the hypothetical 5% and 10% appreciation rates based on the per share Initial Public Offering Price of $14.00 and based on 17,392,205 shares outstanding upon consummation of the Initial Public Offering.

INCENTIVE COMPENSATION PLAN

  The Company has established an incentive compensation plan for officers and key employees of the Company. This plan provides for payment of a cash bonus to participating officers and key employees if certain performance objectives established for each individual are achieved. Pursuant to such plan, each of Messrs. Kaneko, Gessow, Kenninger and Depatie shall be entitled to receive a cash bonus of up to 100% of their respective base compensation, respectively, upon the achievement by the Company of specified targets of growth in revenues, earnings per share and other key operating factors as determined by the Compensation Committee. Pursuant to his employment agreement, Mr. Noyes shall be entitled to receive a cash bonus of $30,000 per quarter for each quarter that he is employed by the Company. The amount of the bonus to other participating officers and key employees will be based on a formula to be determined for each employee by the Compensation Committee, and is expected to be based on growth in earnings per share and other factors.

1996 EQUITY PARTICIPATION PLAN

  General. The Company established the 1996 Equity Participation Plan to enable executive officers, other key employees, Independent Directors and consultants of the Company to participate in the ownership of the Company. The 1996 Equity Participation Plan is designed to attract and retain executive officers, other key employees, Independent Directors and consultants of the Company and to provide incentives to such persons to maximize the Company's performance. The 1996 Equity Participation Plan provides for the award to executive officers, other key employees, Independent Directors and consultants of the Company of a broad variety of stock-based compensation alternatives such as nonqualified stock options, incentive stock options, restricted stock and performance awards. Awards under the 1996 Equity Participation Plan may provide participants with rights to acquire shares of Common Stock. The 1996 Equity Participation Plan was first approved by the Company's stockholders in June 1996, prior to the consummation of the Company's Initial Public Offering.

  At the 1997 annual meeting, the Company's stockholders approved an amendment to the 1996 Equity Participation Plan which increased the number of shares of Common Stock reserved for issuance thereunder from 1,750,000 shares to 2,500,000 shares. As amended, 2,500,000 shares of Common Stock are authorized for issuance under the 1996 Equity Participation Plan upon exercise of qualified stock options, incentive stock options, stock appreciation rights, restricted stock awards, performance awards, dividend equivalents, deferred stock awards and stock payments. Furthermore, the maximum number of shares which may be subject to options or stock appreciation rights granted under the 1996 Equity Participation Plan to any individual in any fiscal year cannot exceed 450,000.

  The 1996 Equity Participation Plan is administered by the Compensation Committee, which is authorized to select from among the eligible participants the individuals to whom options, restricted stock purchase rights and performance awards are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof. The members of the Compensation Committee, each of which is an Independent Director, select from among the eligible participants the individuals to whom nonqualified stock options are to be granted, determine the number of shares to be subject thereto and the terms and conditions thereof and make all other determinations and take all other actions necessary or advisable for the administration of the 1996 Equity Participation Plan. The Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the 1996 Equity Participation Plan.

  Options, stock appreciation rights, restricted stock and other awards under the 1996 Equity Participation Plan may be granted to individuals who are then officers or employees of the Company or any of its present or future subsidiaries or Independent Directors or independent contractors of the Company selected by the Compensation Committee for participation in the 1996 Equity Participation Plan.

  Nonqualified stock options provide for the right to purchase Common Stock at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable in installments after the grant date. Nonqualified stock options may be granted for any reasonable term. Independent Directors shall be automatically granted options to purchase 15,000 shares of Common Stock on the date of initial election and options to purchase an additional 15,000 shares of Common Stock on the third anniversary of such date, provided that he continues to serve on the Board of Directors at such time.

  Incentive stock options are designed to comply with the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and will be subject to restrictions contained in the Code, including exercise prices equal to at least 100% of fair market value of Common Stock on the grant date and a ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an incentive stock option.

  Restricted stock may be sold to participants at various prices (but not below par value) and made subject to such restrictions as may be determined by the Compensation Committee. Restricted stock typically may be repurchased by the Company at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse.

  Performance awards may be granted by the Compensation Committee on an individual or group basis. Generally, these awards will be based upon specific agreements and may be paid in cash or in Common Stock or in a combination of cash and Common Stock. Performance awards may include "phantom" stock awards that provide for payments based upon increases in the price of the Company's Common Stock over a predetermined period. Performance awards may also include bonuses which may be granted by the Compensation Committee on an individual or group basis and which may be payable in cash or in Common Stock or in a combination of cash and Common Stock.

  Dividend Equivalents represent the value of the dividends per share paid by the Company, calculated with reference to the number of shares covered by the stock options, stock appreciation rights or other awards held by the participant.

  Deferred Stock may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by the Compensation Committee. Like restricted stock, deferred stock may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

  Stock Payments may be authorized by the Compensation Committee in the form of shares of Common Stock or an option or other right to purchase Common Stock as part of a deferred compensation arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the key employee, officer, Independent Director or consultant.

  Stock Appreciation Rights may be granted in connection with stock options or other awards, or separately. Stock Appreciation Rights ("SARs") granted by the Compensation Committee in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of the Company's Common Stock over the exercise price of the related option or other awards, but alternatively may be based upon criteria such as book value. Except as required by Section 162(m) of the Code with respect to a SAR intended to qualify as performance-based compensation as described in
Section 162(m) of the Code, there are no restrictions specified in the 1996 Equity Participation Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the Compensation Committee in the SAR agreements. The Compensation Committee may elect to pay SARs in cash or in Common Stock or in a combination of both.

  Securities Laws. The 1996 Equity Participation Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The 1996 Equity Participation Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the 1996 Equity Participation Plan and options granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

  General Federal Tax Consequences. Under current federal laws, in general, recipients of awards and grants of nonqualified stock options, stock appreciation rights, restricted stock, deferred stock, dividend equivalents, performance awards, and stock payments under the 1996 Equity Participation Plan are taxable under Section 83 of the Code upon their receipt of Common Stock or cash with respect to such awards or grants and, subject to Section 162(m) of the Code, the Company will be entitled to an income tax deduction with respect to the amounts taxable to such recipients. Under Sections 421 and 422 of the Code, recipients of incentive stock options are generally not taxable on their receipt of Common Stock upon their exercises of incentive stock options if the incentive stock options and option stock are held for certain minimum holding periods and, in such event, the Company is not entitled to income tax deductions with respect to such exercises. Participants in the 1996 Equity Participation Plan will be provided with detailed information regarding the tax consequences relating to the various types of awards and grants under the plan.

  Section 162(m) Limitation. In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1,000,000 (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation" established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the "performance-based compensation" exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e. the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Rights or awards granted under the 1996 Equity Participation Plan, other than options and SARs, will not qualify as "performance-based compensation" for purposes of Section 162(m) unless such rights or awards are granted or vest upon preestablished objective performance goals, the material terms of which are disclosed to and approved by the stockholders of the Company.

  The Company has attempted to structure the 1996 Equity Participation Plan in such a manner that subject to obtaining stockholder approval for the 1996 Equity Participation Plan, as amended, the remuneration attributable to stock options and SARs which meet the other requirements of Section 162(m) will not be subject to the $1,000,000 limitation.

EMPLOYEE STOCK PURCHASE PLAN

  The Company has established the Signature Resorts, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") to assist employees of the Company in acquiring a stock ownership interest in the Company and to encourage them to remain in the employment of the Company. The Employee Stock Purchase Plan is neither a qualified pension, profit sharing or stock bonus plan under Section 401(a) of the Code, nor an "employee benefit plan" subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The following discussion is a general summary of the material U.S. federal income tax consequences to U.S. participants in the Employee Stock Purchase Plan. The discussion is based on the Code, regulations thereunder, rulings and decisions now in effect, all of which are subject to change. The summary does not discuss all aspects of federal income taxation that may be relevant to a particular participant in light of such participant's personal investment circumstances.

  The Employee Stock Purchase Plan is intended to meet the requirements of an "employee stock purchase plan" under Section 423 of the Code. Neither the grant of the right to purchase shares, nor the purchase of shares, under the Employee Stock Purchase Plan has a federal income tax effect on employees or the Company. Any United States tax liability to the employee and the tax deductions to the Company are deferred until the employee sells the shares, disposes of the shares by gift or dies. Under the Employee Stock Purchase Plan, shares are generally purchased for 85% of the fair market value thereof, as permitted by the Code.

  In general, if shares are held for more than one year after they are purchased and for more than two years from the beginning of the enrollment period in which they are purchased or if the employee dies while owning the shares, gain on the sale or other disposal of the shares constitutes ordinary income to and employee (with no corresponding deduction to the Company) to the extent of the lesser of (i) 15% of the fair market value of the shares at the beginning of the enrollment period or (ii) the gain on sale of the amount by which the market value of the shares on the date of sale, gift or death, exceeds the purchase price. Any additional gain is capital gain. If the shares are sold or disposed of within either or both of the holding periods, an employee recognizes ordinary income (and the Company receives a corresponding deduction subject to Section 162(m) of the Code) to the extent that the fair market value of the shares at the date of exercise of the option exceeds the option price. Any appreciation or depreciation after the date of purchase is capital gain or loss.

  A maximum of 500,000 shares of Common Stock have been reserved for issuance under the Employee Stock Purchase Plan. The Employee Stock Purchase Plan will be administered by the Compensation Committee.

401(K) PLAN

  The Company has established a qualified retirement plan, with a salary deferral feature designed to qualify under Section 401 of the Code (the "401(k) Plan"). The 401(k) Plan permits the employees of the Company to defer a portion of their compensation in accordance with the provisions of Section 401(k) of the Code. The 401(k) Plan allows participants to defer up to ten percent of their eligible compensation on a pre-tax basis subject to certain maximum amounts. Matching contributions may be made in amounts and at times determined by the Company. The 401(k) Plan provides for Company matching contributions, if determined by the Company to be made, in an amount equal to fifty-cents for each one dollar of participant contributions up to a maximum of three percent of the participant's salary per year. No other Company matching contributions are contemplated at this time. Certain other statutory limitations with respect to the Company's contribution under the 401(k) Plan also apply. Participants receive service credit for employment with the predecessors of the Company and affiliates. Amounts contributed by the Company for a participant vest over five years and are held in trust until distributed pursuant to the terms of the 401(k) Plan.

  Employees of the Company are eligible to participate in the 401(k) Plan if they meet certain requirements concerning minimum age and period of credited service. All contributions to the 401(k) Plan are invested in accordance with participant elections among certain investment options. Distributions from participant accounts will not be permitted before age 59 1/2, except in the event of death, disability, certain financial hardships or termination of employment.

EMPLOYMENT AGREEMENTS AND COVENANTS NOT TO COMPETE

  Each of Messrs. Kaneko, Gessow, Kenninger, Noyes and Depatie have entered into an employment agreement with the Company for a term of two years, subject to extension. The employment agreement for each of such executives provides for an annual salary of $280,000 per year for the first year and at such salary as may be determined by the Compensation Committee thereafter, with annual performance bonuses determined by the Compensation Committee in connection with the achievement of performance criteria to be determined (except with respect to Mr. Noyes, who will receive a quarterly bonus of $30,000 for each quarter he is employed by the Company). In addition, each of Messrs. Kaneko, Gessow, Kenninger, Noyes and Depatie have received options to purchase shares of Common Stock as described in "Option Grants During Year Ended December 31, 1996." In addition, each of Messrs. Kaneko, Gessow, Kenninger, Noyes and Depatie shall receive severance payments equal to base compensation and bonus at the most recent annual amount for the longer of the balance of the employment term or two years upon the death, disability, termination or resignation of such executive, unless such executive resigns without "good cause" or unless the Company terminates such executive as a result of gross negligence, willful misconduct, fraud or a material breach of the employment agreement. Each such executive will have "good cause" to terminate his employment with the Company in the event of any reduction in his compensation or benefits, material breach or material default by the Company under his employment agreement or following the merger or change in control of the Company.

  Each of Messrs. Kaneko, Gessow, Kenninger, Noyes and Depatie have also agreed to devote substantially full time to the business of the Company and not engage in any competitive businesses. In particular, the foregoing individuals are prohibited from managing, consulting or participating in any way in any vacation ownership business or from acquiring any property with the intent to convert the property to a vacation ownership operation, unless the Independent Directors of the Company determine that such investment is in the best interest of the Company. Such noncompetition provisions shall survive for two years following any termination of employment. Such individuals are not, however, prohibited from acquiring hotels, including hotels which may compete directly with properties of the Company.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Signature Resorts, Inc. was incorporated in Maryland in May 1996 by the Founders to effect the Consolidation Transactions and the Initial Public Offering. The exchange of direct and indirect interests in, and obligations of, certain limited partnerships, limited liability companies and other corporations affiliated with the Founders for shares of Common Stock in the Company are referred to herein as the "Consolidation Transactions."

  The Company's vacation ownership resort acquisition and development business commenced in 1992 to take advantage of the unique real estate development, financing and travel industry expertise of the Founders. Mr. Kaneko, who is a Japanese national and was educated in the United States, has more than 24 years of experience in resort real estate acquisition and development. Prior to forming the Company, Mr. Kaneko co-founded KOAR with Mr. Kenninger in 1985 and was previously the executive vice-president of the Hawaii-based United States operations of a Japanese publicly-traded real estate developer. Mr. Kenninger, a former business attorney for the seven years prior to co-founding KOAR, has had overall responsibility for the development, acquisition, licensing, branding and legal operations of the Company since 1993. Prior to forming the Company, Mr. Gessow in 1990 formed Argosy and, prior to forming Argosy, was previously president of both the Florida and west coast offices of Trammell Crow Residential Services, a real estate development company. See "Management--Directors and Executive Officers."

FOUNDERS' OTHER BUSINESS INTERESTS

  Affiliates of Messrs. Kaneko and Kenninger currently have managing general partner or similar interests in entities which own investment properties which the Company does not consider to be competitive with its vacation ownership business (the "KOAR Interests"). These properties include a 225-unit condominium project in Long Beach, California which is being marketed for whole share unit sales or long-term residential use rather than vacation use (and with respect to which the KOAR Interests, as of the date of this Prospectus, own 42 of the total 225 units, the balance having been sold to third parties); and several retail centers. Messrs. Kaneko and Kenninger are also currently the constituent general partners of a number of partnerships in which they owe fiduciary duties to limited partners who invested over $80 million of equity therein (which partnerships include five Embassy Suites hotels which are still owned by partnerships controlled by Affiliates of Messrs. Kaneko and Kenninger (the "Prior Partnerships")). Messrs. Kaneko and Kenninger are authorized by the Company to meet their duties and responsibilities to the Prior Partnerships pursuant to the terms thereof, including the sale, refinancing, restructuring and packaging of the Prior Partnerships, and including with respect to the formation of public or private entities for such purpose, including a public real estate investment trust ("REIT") for one or all of the Embassy Suites hotels in the Prior Partnerships (provided, that Messrs. Kaneko and Kenninger agree not to serve as an officer or employee of such REIT). Messrs. Kaneko and Kenninger agree to continue to retain third party management companies to manage these properties (e.g., Promus Hotels manages all of the KOAR Interests' Embassy Suites hotels), and to employ personnel not employed by the Company to carry out the day-to-day responsibilities of managing and overseeing these properties. However, Messrs. Kaneko and Kenninger reserve the right to do what is reasonably necessary within these constraints to carry out their duties and responsibilities to the Prior Partnerships pursuant to the terms thereof. The Company does not believe that such activities will detract materially from Messrs. Kaneko's and Kenninger's services to the Company.

PAYMENTS TO AFFILIATES

  A total of $15.7 million of the net proceeds from the Consolidation Transactions and the Initial Public Offering were used to repay outstanding debt to affiliates of the Founders. Of the $15.7 million of the funds paid to the affiliates of the Founders, $15.3 million was used to pay off existing debt to third party financial institutions or other third party financing sources or to pay tax liabilities. The proceeds from the loans were previously either invested in or loaned either to the Company or its predecessors or to acquire or develop certain of the Company's resorts.

  In addition, pursuant to the Consolidation Transactions, during the three months ended September 30, 1996 Founders also received $2.3 million of distributions from certain predecessor partnerships of the Company to fund income tax obligations which had accrued through the date of the Initial Public Offering and with respect to whom no pre-Initial Public Offering profits of the Company had been distributed.

  In addition, $12.2 million of the net proceeds of the Initial Public Offering were used to repay outstanding indebtedness owed to partnerships in which an affiliate of Mr. Friedman, a director of the Company, is a general partner. Of such repayment, approximately $3.0 million was repaid directly to Mr. Friedman or his affiliates.

CONSOLIDATION TRANSACTIONS

  The Company's nine vacation ownership resorts existing prior to the Consolidation Transactions were previously owned and operated by partnerships, each affiliated with the Founders. Such partnerships consisted of Grand Beach Resort, L.P., a Georgia limited partnership (Embassy Vacation Resort Grand Beach); AKGI-Flamingo C.V., a Netherlands Antilles limited partnership (Flamingo Beach Club); AKGI-Royal Palm C.V., a Netherlands Antilles limited partnership (Royal Palm Beach Club); Port Royal Resort, L.P., a South Carolina limited partnership (Royal Dunes Resort); an approximately 30% interest in Poipu Resort Partners, L.P., a Hawaii limited partnership (Embassy Vacation Resort Poipu Point); Fall Creek Resort, L.P., a Georgia limited partnership (Plantation at Fall Creek); Cypress Pointe Resort, L.P., a Delaware limited partnership (Cypress Pointe Resort); Lake Tahoe Resort Partners, LLC, a California limited liability company (Embassy Vacation Resort Lake Tahoe); and San Luis Resort Partners, LLC, a Georgia limited liability company (San Luis Bay Resort) (collectively the "Property Partnerships"). Affiliates of the Founders were previously the sole general partners or the sole members of each of the Property Partnerships. Each of the Property Partnerships (other than the Embassy Vacation Resort Poipu Beach) which remained in existence following the Consolidation Transactions and the Initial Public Offering are wholly owned by the Company.

  As a result of the consummation of the Consolidation Transactions, the partnership and limited liability company interests in each of the Property Partnerships, certain of the stock of certain other corporations affiliated therewith (the "Affiliated Companies") held by "accredited investors" (as defined pursuant to Regulation D under the Securities Act) and certain debt obligations of the Property Partnerships and affiliates (and, as a result, ownership of certain of the Company's resorts) have been directly or indirectly transferred to the Company and in exchange the holders of such partnership interests and certain of such stock received shares of Common Stock in the Company. Holders of any such partnership interests who are not "accredited investors" received cash at a price commensurate with the value received by the accredited investors to be determined prior to the Consent Solicitation. As a result of the Consolidation Transactions, 11,354,705 shares of Common Stock were issued to the holders of partnership interests in the Property Partnerships and to certain stockholders of the Affiliated Companies. The Affiliated Companies include Argosy/KOAR Group, Inc., Resort Management International, Inc., Resort Marketing International, Inc., RMI-Royal Palm C.V.o.a., RMI-Flamingo C.V.o.a., AK-St. Maarten, LLC, Premier Resort Management, Inc., Resort Telephone & Cable of Orlando, Inc., Kabushiki Gaisha Kei, LLC, Vacation Ownership Marketing Company and Vacation Resort Marketing of Missouri, Inc., each of which are controlled by the Founders and previously provided administrative, utility, management and/or marketing services to certain of the Property Partnerships.

  Signature Resorts, Inc. was incorporated in Maryland in May 1996 by the Founders to effect the Consolidation Transactions and the Initial Public Offering. Pursuant to a Private Placement Memorandum dated as of May 28, 1996, the Company in the Consent Solicitation solicited and received on or before June 13, 1996 the consent and agreement of the ultimate owners of interests in the Property Partnerships, the stockholders of the Affiliated Companies and the holders of certain debt obligations to exchange their partnership interests or shares in, and obligations of, the Property Partnerships or Affiliated Companies (or their direct or indirect interests in the owners thereof), as applicable, for shares of Common Stock in the Company. Such exchange occurred simultaneously with the closing of the Initial Public Offering. Direct and indirect holders of interests in, and obligations of, certain Property Partnerships received, upon consummation of the Consolidation Transactions, shares of Common Stock in the Company equal to a predetermined dollar value based on agreement between the Company and such holders as set forth in the Private Placement Memorandum for the Consent Solicitation. The balance of the shares of Common Stock issued in the Consolidation Transactions were issued to the holders of interests in the remaining Property Partnerships and to the holders of interests in the Affiliated Companies, which are comprised solely of the Founders or their affiliates.

                             PRINCIPAL STOCKHOLDERS

  The information in the following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of the date of this Prospectus, without giving effect to the sale of shares offered in the Registered Offering, with respect to (i) each person known by the Company to beneficially owns 5% or more of the outstanding shares of Common Stock, (ii) each person who is a director, or Named Executive Officer of the Company and
(iii) all directors and executive officers of the Company as a group. Applicable percentage ownership is based on 22,292,070 shares of Common Stock outstanding as of the date of this Prospectus.

                                                        BENEFICIAL OWNERSHIP
                                                            PRIOR TO THE
                                                        REGISTERED OFFERING
                                                        -----------------------
    NAME AND ADDRESS OF BENEFICIAL OWNER(A)              SHARES      PERCENTAGE
    ---------------------------------------             ---------    ----------
   Osamu Kaneko(b)..................................... 2,601,903       11.7%
   Andrew J. Gessow(c)................................. 2,990,704       13.4%
   Steven C. Kenninger(b)(d)........................... 1,105,779        5.0%
   James E. Noyes......................................   150,000(e)       *
   Michael A. Depatie..................................    82,400(f)       *
   Juergen Bartels.....................................       --         --
   Sanford R. Climan...................................     3,250          *
   Joshua S. Friedman(g)(h)............................       --         --
   W. Leo Kiely, III...................................       --         --
   Canpartners Incorporated(g)(k)......................   505,011        2.3%
     Beth Friedman(g)(h)...............................    98,188          *
     Loretta Evensen(g)(h).............................    98,188          *
     Mitchell R. Julis(g)(h)...........................    98,188          *
                                                        ---------       ----
      Total (as a group)...............................   799,575        3.5%
   Putnam Investments, Inc. (i)........................ 2,210,585       10.0%
     One Post Office Square
     Boston, Massachusetts 02109
   Chancellor LGT Asset Management, Inc.(j)............ 2,028,200        9.1%
     1166 Avenue of the Americas
     New York, New York 10036
   All directors and executive officers as a group
    (14 persons)(l).................................... 7,078,436       31.8%

--------
 * Less than 1%
(a) Except as otherwise indicated, each beneficial owner has the sole power to vote, as applicable, and to dispose of all shares of Common Stock owned by such beneficial owner.
(b) The address of such person is 5933 West Century Blvd., Suite 210, Los Angeles, California 90045.
(c) The address of such person is 2934 Woodside Road, Woodside, California
    94062.
(d) The shares indicated are held by Mr. Kenninger through trusts, pension plans and profit sharing plans, under which Mr. Kenninger may be deemed to have, or to share, beneficial ownership of such shares. Does not include 200,000 shares held by the Jaquish Charitable Remainder Unitrust, beneficial ownership of which is disclaimed by Mr. Kenninger.
(e) Represents presently exercisable options to acquire shares of Common Stock or options which will become exercisable within 60 days of the date of this Prospectus.
(f) Includes (i) presently exercisable options to acquire 75,000 shares of Common Stock, (ii) 6,400 shares of Common Stock held through trusts and retirement plans and (iii) 1,000 shares of Common Stock held by a corporation in which Mr. Depatie is a director and a 7.2% shareholder.
(g) Canpartners Incorporated ("Canyon") is the beneficial owner of 42,219 shares and is the sole general partner of CPI Securities L.P. (which holds 317,586 shares), Canpartners Investments II, L.P. (which holds 101,241 shares) and Canpartners Investments V, L.P. (which holds 43,965 shares). Mr. Friedman (a director of the Company), Mitchell R. Julis and R. Christian B. Evensen are the sole shareholders and directors of Canyon and may be deemed to share beneficial ownership of the shares shown as owned by Canyon and the indicated limited partnerships. Such persons disclaim beneficial ownership of such shares. The 505,011 shares shown as beneficially owned by Canyon do not include 98,188 shares owned by Mr. Friedman's wife, 98,188 shares owned by Mr. Julis and 98,188 shares owned by Mr. Evensen's wife, the beneficial ownership of which is disclaimed by Canyon.
(h) Beth Friedman is the wife of Joshua S. Friedman, a director of the Company. Loretta Evensen is the wife of R. Christian B. Evensen, a shareholder and director of Canyon. Mitchell R. Julis is a shareholder and director of Canyon.
(i) Information based solely on a Schedule 13G filed with the Securities and Exchange Commission (the "Commission") by, among others, Putnam Investments, Inc. ("PI"). Of the shares beneficially owned by PI, Putnam Investment Management, Inc. ("PIM") beneficially owns 1,706,217 (or 8.6%) of the outstanding shares of Common Stock and The Putnam Advisory Company, Inc. ("PAC") beneficially owns 504,368 (or 2.5%) of the outstanding shares of Common Stock. The shares of Common Stock reported as being beneficially owned by PI consist of securities beneficially owned by subsidiaries of PI which are registered investment advisers, which in turn include securities beneficially owned by clients of such investment advisers, which clients may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients. PI, which is a wholly-owned subsidiary of Marsch & McLennan Companies, Inc. ("M&MC"), wholly owns two registered investment advisers: PIM, which is the investment adviser to the Putnam family of mutual funds and PAC, which is the investment adviser to Putnam's institutional clients. Both subsidiaries have dispository power over the shares as investment managers, but each of the mutual fund's trustees have voting power over the shares held by each fund, and PAC has shared voting power over the shares held by the institutional clients. M&MC and PI disclaim beneficial ownership of the shares of Common Stock reported as being beneficially owned by PI.
(j) Information based solely on a Schedule 13G filed with the Commission by Chancellor LGT Asset Management, Inc. and Chancellor LGT Trust Company, as investment advisors for various fiduciary accounts and LGT Asset Management, Inc. as the holding company for Chancellor LGT Asset Management, Inc. As investment advisors, such entities report having sole power to vote or to direct to vote, and sole power to dispose of or to direct the disposition of, the 2,028,200 shares reported in such Schedule 13G.
(k) The address of such entity is 9665 Wilshire Boulevard, Suite 200, Beverly Hills, California 90210.
(l) Includes 369,400 shares which may be acquired upon exercise of presently exercisable options or options which will become exercisable within 60 days of the date of this Prospectus.

                            REGISTERING STOCKHOLDERS

  All shares indicated below have been registered pursuant to the Company's previously announced obligations under registration rights agreements entered into in connection with the Consolidation Transactions and the PRG Merger. An aggregate of 4,959,548 shares of Common Stock may be offered by the Registering Stockholders from time-to-time. The following table sets forth, as of the date of this Prospectus, the name of each Registering Stockholder, and for each, the number of shares of Common Stock which may be offered for sale and, unless otherwise indicated, the number of shares to be owned beneficially after the Registered Offering (assumes all shares available for offer will be sold). Applicable percentage ownership is based on 22,292,070 shares of Common Stock outstanding as of the date of this Prospectus.

                          BENEFICIAL OWNERSHIP                     BENEFICIAL OWNERSHIP
                              PRIOR TO THE                              AFTER THE
                           REGISTERED OFFERING                     REGISTERED OFFERING
                          -----------------------                  -----------------------
   NAME AND ADDRESS OF                            NUMBER OF SHARES
 REGISTERING STOCKHOLDER   SHARES      PERCENTAGE BEING REGISTERED  SHARES      PERCENTAGE
 -----------------------  ---------    ---------- ---------------- ---------    ----------
Osamu Kaneko(a).........  2,601,903       11.7%       300,000(b)   2,301,903      10.3%
Andrew J. Gessow(a).....  2,990,704       13.4%       300,000(c)   2,690,704      12.1%
Steven C. Kenninger(a)..  1,105,779        5.0%       100,000(d)   1,005,779       4.5%
Canpartners
 Incorporated(e)........    505,011        2.3%       505,011            --         --
  Beth Friedman(e)......     98,188          *         98,188            --         --
  Loretta Evensen(e)....     98,188          *         98,188            --         --
  Mitchell R. Julis(e)..     98,188          *         98,188            --         --
                          ---------       ----        -------      ---------      -----
   Total (as a group)...    799,575        3.5%       799,575            --         --
Robert T. Gow and Kay F.
 Gow....................    853,727        3.8%       853,727            --         --
Offsite International,
 Inc. ..................    773,751        3.5%       773,751            --         --
Plantation Group,
 L.L.C. ................    464,251        2.1%       464,251            --         --
Bush Construction
 Corporation............    309,500        1.4%       309,500            --         --
J.C. Investment &
 Realty, Inc. ..........    228,219        1.0%       228,219            --         --
Peach Tree, Ltd. .......    227,154        1.0%       227,154            --         --
KPI Realty, Inc. .......     95,989          *         95,989            --         --
First Capital Investment
 Fund...................     93,492          *         93,492            --         --
Charles C. Frey(a)......     72,900(f)       *          6,000         66,900(f)      *
Genevieve Giannoni(a)...     70,500(f)       *          3,000         67,500(f)      *
Shinko Sangyou Co. Ltd..     59,355          *         59,355            --         --
EKC Corporation.........     53,534          *         53,534            --         --
Grace Investments,
 Ltd. ..................     43,958          *         43,958            --         --
Centaur Corp. ..........     41,941          *         41,941            --         --
Brains-Heart, Ltd.......     26,953          *         26,953            --         --
Dennis H. Vaughn(g).....     25,660          *         25,660            --         --
Michael C. Ross(h)......     23,980          *         23,980            --         --
James C. Anderson.......     23,960          *         23,960            --         --
James W. Geisz..........     21,025          *         21,025            --         --
Arai Development Co.,
 Inc. ..................     13,623          *         13,623            --         --
Kumagai El Paseo, Inc. .     13,623          *         13,623            --         --
Martin A. Flannes.......     11,078          *         11,078            --         --
Susan K. Kenninger......      8,993          *          8,993            --         --
Michael B. Reeves(i)....      8,396          *          8,396            --         --
Charles V. Thornton(j)..      6,840          *          6,840            --         --
David M. Roberts........      5,990          *          5,990            --         --
Ruth L. Kenninger.......      5,990          *          5,990            --         --
James A. Hamilton.......      4,643          *          4,643            --         --
Timothy D. Levin(a).....      4,438          *          4,348            --         --
Charles H. Reeves(k)....      1,000          *          1,000            --         --

--------
 * Less than 1%

(a) Such person is a director and/or executive officer of the Company. See "Management--Directors and Executive Officers" and "Principal
    Stockholders."

(b) Mr. Kaneko has advised the Company that he intends to donate 200,000 of the shares registered by him hereunder as charitable gifts. Mr. Kaneko is registering the remaining 100,000 shares pursuant to his obligations under a pledge agreement securing a margin loan, although such pledge agreement does not prohibit the sale of such shares by him.

(c) Mr. Gessow has advised the Company that he intends to donate 200,000 of the shares registered by him hereunder as charitable gifts. Mr. Gessow is registering the remaining 100,000 shares pursuant to his obligations under a pledge agreement securing a margin loan, although such pledge agreement does not prohibit the sale of such shares by him.

(d) Mr. Kenninger is registering such shares pursuant to his obligations under a pledge agreement securing a margin loan, although such pledge agreement does not prohibit the sale of such shares by him.

(e) See notes (g), (h) and (k) under "Principal Stockholders."

(f) Includes presently exercisable options to purchase 66,900 shares of Common Stock with respect to Mr. Frey and 67,500 shares of Common Stock with respect to Ms. Giannoni.

(g) Includes 22,660 shares held by The Vaughn Family Trust, of which Mr. Vaughn is a co-trustee and 3,000 shares held by the Dennis Vaughn Subtrust, of which Mr. Vaughn is trustee.

(h) Includes 16,780 shares held by the Ross Revocable Trust, of which Mr. Ross is a co-trustee and 7,200 shares held by the Latham & Watkins Pension Plan FBO Michael C. Ross, of which Mr. Ross is beneficiary.

(i) Includes 6,000 shares held by The CCN&M Revocable Trust, of which Mr. Reeves is co-trustee.

(j) Includes 1,560 shares held by the Paul, Hastings, Janofsky & Walker Retirement Plan FBO Charles V. Thornton, of which Mr. Thornton is beneficiary.

(k) The shares indicated are held by a trust of which Mr. Reeves is co-trustee.

                         DESCRIPTION OF CAPITAL STOCK

  The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, par value $0.01 per share, 22,292,070 shares of which are outstanding as of the date of this Prospectus and (ii) 25,000,000 shares of Preferred Stock, par value $0.01 per share, none of which will be outstanding after the Registered Offering. The following summary description of the capital stock of the Company is qualified in its entirety by reference to the Charter and Bylaws of the Company, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

COMMON STOCK

  The holders of Common Stock are entitled to one vote per share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by the Board of Directors with respect to any series of Preferred Stock establishing the designation, powers, preferences and relative, participating, option or other special rights and powers of such series of Preferred Stock, the holders of shares of Common Stock exclusively possess all voting power. The Charter does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of Preferred Stock, the holders of Common Stock are entitled to such distributions as may be declared from time to time by the Board of Directors from funds available therefor, and upon liquidation are entitled to receive pro rata all assets of the Company available for distribution to such holders. All shares of Common Stock issued in the Offering will be fully paid and nonassessable and the holders thereof will not have preemptive rights.

PREFERRED STOCK

  Preferred Stock may be issued from time to time, in one or more classes, as authorized by the Board of Directors. Prior to issuance of shares of each class, the Board of Directors is required by the MGCL and the Company's Charter to fix for each such class, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law. The Board of Directors could authorize the issuance of Preferred Stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of the Company's outstanding shares might believe to be in their best interests or in which holders of some, or a majority, of shares might receive a premium for their shares over the market price of such shares.

TRANSFER AGENT AND REGISTRAR

  The Company has appointed ChaseMellon Shareholder Services, L.L.C. (successor in interest to Wells Fargo Bank) as its transfer agent and registrar.

                      CERTAIN PROVISIONS OF MARYLAND LAW
                    AND OF THE COMPANY'S CHARTER AND BYLAWS

  The following paragraphs summarize certain provisions of Maryland law and the Company's Charter and Bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Charter and Bylaws, copies of which are exhibits to the Registration Statement of which this Prospectus is a part, as described in "Additional Information," and to Maryland law.

CLASSIFICATION OF THE BOARD OF DIRECTORS

  The Company's Charter provides that the number of directors of the Company shall be established by the Bylaws but shall not be less than the minimum number required by the MGCL, which in the case of the Company is three. The Bylaws currently provide that the Board of Directors will consist of not fewer than seven nor more than 13 members. Any vacancy on the Board of Directors will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors will be filled by a majority of the entire board of directors. The Charter provides for a staggered Board of Directors consisting of three classes as nearly equal in size as practicable. One class will hold office initially for a term expiring at the annual meeting of stockholders to be held in 1997, another class will hold office initially for a term expiring at the annual meeting of stockholders to be held in 1998 and another class will hold office initially for a term expiring at the annual meeting of stockholders to be held in 1999. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualify. The Company believes that classification of the Board of Directors will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Directors.

  The classified director provision could have the effect of making the removal of incumbent directors more time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the Board of Directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. Holders of shares of Common Stock will have no right to cumulative voting for the elections of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of outstanding shares of Common Stock will be able to elect all of the successors of the class of directors whose term expires at that meeting.

REMOVAL OF DIRECTORS

  The Charter provides that a director may be removed with or without cause by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, and by the vote required to elect a director, the stockholders may fill a vacancy on the Board of Directors resulting from removal. This provision, when coupled with the provision in the Bylaws authorizing the Board of Directors to fill vacant directorships, could preclude stockholders from removing incumbent directors except upon a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

BUSINESS COMBINATIONS

  Under the MGCL, certain "Business Combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such Business Combination must be recommended by the Board of Directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) 66 2/3% of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom the Business Combination is to be effected, unless, among other things, the corporation's stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to Business Combinations that are approved or exempted by the Board of Directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The Board of Directors of the Company has exempted from these provisions of the MGCL any Business Combination involving the Executive Officers and certain persons and entities affiliated therewith.

CONTROL SHARE ACQUISITIONS

  The MGCL provides that "Control Shares" of a Maryland corporation acquired in a "Control Share Acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control Shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by such person, or in respect of which such person is able to exercise or direct the exercise of voting power, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of all voting power. Control Shares do not include shares the acquiring person is then entitled to voter as a result of having previously obtained stockholder approval. A "Control Share Acquisition" means the acquisition of Control Shares, subject to certain exceptions.

  A person who has made or proposes to make a Control Share Acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Board of Directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

  If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for control shares, as of the date of the last Control Share Acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for Control Shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares are determined for purposes of such appraisal rights may not be less than the highest price per share paid in the Control Share Acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a Control Share Acquisition.

  The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the Charter or Bylaws of the corporation. The Company in its Bylaws has exempted from the Control Share Acquisition statute the Executive Officers and certain persons and entities affiliated therewith.

AMENDMENT TO THE COMPANY'S CHARTER AND BYLAWS

  The Company's Charter, including its provisions on classification of the Board of Directors and removal of directors, may be amended only by the affirmative vote of the holders of at least 66 2/3% of the capital stock entitled to vote. The Company's Bylaws may be amended by the affirmative vote of holders of at least 66 2/3% of the capital stock entitled to vote on the matter. Subject to the right of stockholders to adopt, alter and repeal the Bylaws, the Board of Directors is authorized to adopt, alter or repeal the Bylaws.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

  The Bylaws of the Company provide that (i) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only
(a) pursuant to the Company's notice of the meeting, (b) by the Board of Directors, or (c) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws, and
(ii) with respect to special meetings of stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of stockholders, or provided that the Board of Directors has determined that directors shall be elected at such meeting, nominations of persons for election to the Board of Directors may be brought by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

STOCKHOLDER MEETINGS AND ACTION BY WRITTEN CONSENT

  In order for stockholders to call special meetings, the Bylaws require the written request of holders of shares entitled to cast not less than 25% of all votes entitled to be cast at such meeting. Such provisions do not, however, affect the ability of stockholders to submit a proposal to the vote of all stockholders of the Company in accordance with the Bylaws, which provide for the additional notice requirements for stockholder nominations and proposals at the annual meetings of stockholders as described above.

  The Bylaws provide that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by unanimous written consent, if such consent sets forth such action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent is signed by each stockholders entitled to notice of the meeting but not entitled to vote at it.

LIMITATION OF LIABILITY AND INDEMNIFICATION

  The Company's Charter limits the liability of the Company's directors and officers to the Company and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit, or
(ii) if a judgment or other final adjudication is entered in a preceding based on a finding that the director's or officers' action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or rescission.

  The Company's Charter and Bylaws require the Company to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The MGCL presently permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding, and (1) was committed in bad faith or (2) was the result of active and deliberate dishonest; or (ii) the indemnified party actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. The Company has applied for directors and officers insurance which will become effective upon the effectiveness of the Registration Statement.

DISSOLUTION OF THE COMPANY

  The dissolution of the Company must be approved by the affirmative vote of holders of not less than a majority of all of the votes entitled to be cast on the matter.

                        SHARES ELIGIBLE FOR FUTURE SALE

  As a result of the Initial Public Offering, the Consolidation Transactions, the Offerings, the AVCOM Merger and the PRG Merger, the Company has outstanding 22,292,070 shares of Common Stock. Of these shares, the 6,037,500 shares sold in the Initial Public Offering, the 1,600,000 shares sold by the Company and the 2,400,000 shares sold by certain stockholders in the Stock Offering and the 883,036 shares of Common Stock issued pursuant to the AVCOM Merger are freely tradable in the public market without restriction or further registration under the Securities Act and will be freely transferable subject to certain limitations relating to pooling and relating to affiliates of AVCOM under the Securities Act.

  All 2,401,229 shares of Common Stock issued pursuant to the PRG Merger and 8,954,705 of the 11,354,705 (the other 2,400,000 shares having been registered in the Stock Offering) shares of Common Stock issued upon consummation of the Consolidation Transactions are "restricted securities" as that term is defined under Rule 144 and may be sold only pursuant to registration under the Securities Act or pursuant to an exemption therefrom, such as that provided by Rule 144. In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of shares of Common Stock from the Company or the date of acquisition of shares of Common Stock from any "affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder is entitled to sell within any three-month period a number of shares of Common Stock that do not exceed the greater of 1% of the then-outstanding shares of Common Stock or the average weekly trading volume of shares of Common Stock on all exchanges and reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain restrictions on the manner of sales, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of shares of Common Stock from the Company or from any "affiliate" of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the company at any time during the 90 days preceding a sale, such person would be entitled to sell such shares of Common Stock in the public market under Rule 144(i) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

  Pursuant to a Registration Rights Agreement dated as of August 20, 1996 between the Company and certain of the Registering Stockholders (the "Initial Registration Rights Agreement") the Company has agreed to file and use its best efforts to have the shelf registration of which this Prospectus is a part be declared and remain effective for a period of 18 months with respect to the shares of Common Stock issued upon consummation of the Consolidation Transactions that continue to be "restricted securities" (the "Initial Registrable Shares"). Upon the effectiveness of such shelf registration statement, and as provided in the Initial Registration Rights Agreement, the holders of the Initial Registrable Shares will be subject to the volume restrictions of Rule 144. The Company will bear the expenses incident to the registration requirements of the Initial Registrable Shares, except that such expenses shall not include any underwriting discounts or commissions or transfer taxes relating to such shares.

  Under the Initial Registration Rights Agreement, the holders of the Initial Registrable Shares will also be entitled to include within any registration statement under the Securities Act filed by the Company with respect to any underwritten public offering of Common Stock (either of its own account or the account of other security holders) at any time within three years following the closing of the Initial Public Offering, which occurred on August 20, 1996, the Initial Registrable Shares held by such holders, subject to certain conditions and restrictions. The existence of the Initial Registration Rights Agreement may adversely affect the terms upon which the Company can obtain additional equity financing in the future.

  The Company may require that the Initial Registrable Shares be sold in block trades through underwriters or broker-dealers or that the Initial Registrable Shares be underwritten by investment banking firms selected by the Company.

  Pursuant to the PRG Registration Rights Agreement, the Company has agreed to
(i) file a shelf registration statement covering the PRG Registrable Shares or
(ii) amend an effective shelf registration of the Company to provide for the inclusion of the PRG Registrable Shares. The Company has agreed to use its maximum reasonable efforts to cause such shelf registration to be declared and remain effective for a period of the shorter of the three years from the closing and such period that will terminate when all PRG Registrable Shares are tradeable without restriction under any applicable rules and regulations under the Securities Act or when all PRG Registrable Shares covered by such shelf registration have been disposed of in accordance therewith. The Company will bear the expenses incident to the registration requirements of the PRG Registrable Shares, except that such expenses shall not include any underwriting discounts or commissions or transfer taxes relating to such shares.

  Under the PRG Registration Rights Agreement, the holders of the PRG Registrable Shares will also be entitled to include within any registration statement under the Securities Act filed by the Company with respect to any underwritten public offering of Common Stock (either of its own account or the account of other security holders) at any time within two years following the closing of the PRG Merger, which occurred on May 15, 1997, the PRG Registrable Shares held by such holders, subject to certain conditions and restrictions.

  The Company may require that the PRG Registrable Shares be sold in block trades through underwriters or broker-dealers or that the PRG Registrable Shares be underwritten by investment banking firms selected by the Company.

  The Founders have agreed, with certain exceptions, not to offer, sell, contract to sell or otherwise dispose of any Common Stock for a period of one year after the closing of the Initial Public Offering, which occurred on August 20, 1996, without the written consent of Montgomery Securities (which consent has been given with respect to the shares being registered by the Founders in the shelf registration statement of which this Prospectus is a part). One such exception allowed the Founders to pledge up to an aggregate of $50 million of their Common Stock to secure a margin loan in a maximum amount of $10 million and another exception allowed the Founders to pledge approximately $5.8 million of their Common Stock in connection with their buyout of a former partner.

  The Founders have only elected to register a portion of their shares in the shelf registration statement of which this Prospectus is a part pursuant to the Initial Registration Rights Agreement. However, they reserve the right to register their remaining shares pursuant to another shelf registration statement.

  Prior to the Initial Public Offering, there had been no public market for the Common Stock and the effect, if any, that future market sales of Common Stock or the availability of such Common Stock for sale will have on the market price of the Common Stock prevailing from time to time cannot be predicted. Nevertheless, sales of substantial amounts of Common Stock in the public market (or the perception that such sales could occur) might adversely affect market prices for the Common Stock.

  Additionally, there are (i) outstanding stock options to purchase approximately 2,000,000 shares of Common Stock which have been granted to executive officers, other key employees, Independent Directors and consultants of the Company under the 1996 Equity Participation Plan, (ii) up to 500,000 shares of Common Stock that may be sold pursuant to the Company's Employee Stock Purchase Plan and (iii) 3,024,660 shares initially issuable upon conversion of the Convertible Notes.

                             PLAN OF DISTRIBUTION

  The Company is registering the shares of Common Stock offered hereby pursuant to the Initial Registration Rights Agreement and the PRG Registration Rights Agreement. Any distribution of the shares covered by this Prospectus may be effected from time to time in one or more transactions (which may involve block transactions) on the Nasdaq National Market, in negotiated transactions or in a combination of such methods of sale, at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. The Registering Stockholders will effect any such transactions with or through one or more broker-dealers which may act as agent or principal, and if required by the Company, through block trades or offerings through underwriters. Any such broker-dealer may receive compensation in the form of underwriting discounts, concessions or commissions from the Registering Stockholders and/or the purchaser of the shares for whom it may act as agent or to whom it may sell as principals or both. With respect to any shares sold by a Registering Stockholder, the Registering Stockholder and/or any broker-dealer effecting the sales may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, and any commissions received by the broker-dealer and any profit on the resale of shares as principal may be deemed to be underwriting discounts or commissions under the Securities Act. Additionally, the Registering Stockholders may pledge or make gifts of their shares and the shares may also be sold by the pledgee or transferees. Pursuant to the Initial Registration Rights Agreement and the PRG Registration Rights Agreement, the Company shall (i) pay substantially all of the expenses incurred by the Company and the Registering Stockholders incident to the sale of the shares offered hereby, excluding any fees and disbursements of counsel to such Registering Stockholders, (ii) provide customary indemnification to each Registering Stockholder and (iii) keep the Registration Statement continuously effective for up to three years from the closing of the PRG Merger (which occurred on May 15, 1997).

  In order to comply with the securities laws of certain states, if applicable, the Common Stock may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

                                 LEGAL MATTERS

  The validity of the Common Stock offered hereby will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland. Certain other legal matters will be passed upon for the Company by Latham & Watkins, Los Angeles, California.

                                    EXPERTS

  The consolidated financial statements of Signature Resorts, Inc. and subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, appearing in this Prospectus and Registration Statement have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

  The consolidated financial statements of AVCOM International, Inc. and subsidiaries as of December 31, 1995, and for each of the two years in the period ended December 31, 1995, not presented separately in this Prospectus and the related Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of Plantation Resorts Group, Inc. and subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, appearing in this Prospectus and Registration Statement have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                             AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Common Stock offered hereby, reference is hereby made to such Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Company is also subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission. Copies of the Registration Statement and reports, proxy statements and other information concerning the Company may be obtained from the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: Seven World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the public reference section of the Commission at its Washington address upon payment of the fees prescribed by the Commission or may be examined without charge at the offices of the Commission. Electronic filings made through the Electronic Data Gathering Analysis and Retrieval System are publicly available through the Commission's Website (http://www.sec.gov).

  The Company intends to furnish its stockholders with annual reports containing combined financial statements audited by an independent public accounting firm and quarterly reports for the first three quarters of each fiscal year containing unaudited combined financial information.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
SIGNATURE RESORTS, INC. AND SUBSIDIARIES
Report of Independent Certified Public Accountants........................   F-2
Report of Independent Auditors............................................   F-3
Consolidated Balance Sheets as of March 31, 1997 and December 31, 1996 and
 1995.....................................................................   F-4
Consolidated Statements of Income for the three months ended March 31,
 1997 and 1996 and for each of the three years ended December 31, 1996....   F-5
Consolidated Statements of Equity for each of the three years ended
 December 31, 1996 and the three months ended March 31, 1997..............   F-6
Consolidated Statements of Cash Flows for the three months ended March 31,
 1997 and 1996 and for each of the three years ended December 31, 1996....   F-7
Notes to Consolidated Financial Statements................................   F-8
PLANTATION RESORTS GROUP, INC. AND SUBSIDIARIES
Report of Independent Certified Public Accountants........................  F-23
Consolidated Balance Sheets as of March 31, 1997 and December 31, 1996 and
 1995.....................................................................  F-24
Consolidated Statements of Income for the three months ended March 31,
 1997 and 1996 and for each of the three years ended December 31, 1996....  F-25
Consolidated Statements of Equity for each of the three years ended
 December 31, 1996 and the three months ended March 31, 1997..............  F-26
Consolidated Statements of Cash Flows for the three months ended March 31,
 1997 and 1996 and for each of the three years ended December 31, 1996....  F-27
Notes to Consolidated Financial Statements................................  F-28

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Signature Resorts, Inc.:

We have audited the accompanying consolidated balance sheets of Signature Resorts, Inc. (a Maryland Corporation) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the December 31, 1995 and 1994 consolidated financial statements of AVCOM International, Inc. and subsidiaries, which statements reflect total assets and total revenues of 21 percent and 32 percent in 1995, and total revenues of 36 percent in 1994, respectively, of the consolidated totals. Those statements were audited by other auditors, whose report has been furnished to us and our opinion, insofar as it relates to the amounts included for AVCOM International, Inc. and subsidiaries, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Signature Resorts, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Orlando, Florida,
 March 21, 1997 (except with respect to
 the matters discussed in Note 17, as to
 which the dates are May 15 and June 5, 1997)

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
AVCOM International, Inc.

  We have audited the consolidated balance sheet of AVCOM International, Inc. (Company) as of December 31, 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1995 (not presented separately herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of AVCOM International, Inc. as of December 31, 1995, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

May 31, 1996, except for
  Note 12, as to which the
  date is July 1, 1996

                    SIGNATURE RESORTS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                           DECEMBER 31,
                                                     --------------------------
                                        MARCH 31,
                                           1997          1996          1995
                                       ------------  ------------  ------------
                                       (UNAUDITED)
ASSETS:
Cash and cash equivalents............  $106,545,000  $  7,244,000  $  6,149,000
Cash in escrow.......................     2,333,000     1,281,000     1,946,000
Mortgages receivable, net of an
 allowance of $11,116,000, $9,840,000
 and $6,608,000 at March 31, 1997,
 December 31, 1996 and 1995,
 respectively........................   167,547,000   148,488,000    83,759,000
Due from related parties.............     7,180,000     7,333,000     3,391,000
Other receivables, net...............     4,925,000     7,903,000     7,009,000
Prepaid expenses and other assets....     7,932,000     9,683,000     3,262,000
Investment in joint venture..........     7,327,000     7,397,000     2,644,000
Real estate and development costs....   132,422,000   122,821,000    57,584,000
Property and equipment, net..........    11,465,000     9,922,000     4,051,000
Intangible assets, net...............     6,532,000     3,156,000     4,224,000
                                       ------------  ------------  ------------
    Total assets.....................  $454,208,000  $325,228,000  $174,019,000
                                       ============  ============  ============
LIABILITIES AND EQUITY:
Accounts payable.....................  $ 15,201,000  $ 20,490,000  $  7,123,000
Accrued liabilities..................    27,890,000    32,737,000    10,625,000
Due to related parties...............       718,000     1,656,000     1,906,000
Income taxes payable.................     2,285,000       438,000       500,000
Deferred taxes.......................     4,990,000     5,493,000     2,624,000
Notes payable to financial
 institutions........................   110,586,000   165,934,000    97,988,000
Notes payable to related parties.....           --            --      9,443,000
Convertible subordinated notes.......   138,000,000           --            --
                                       ------------  ------------  ------------
    Total liabilities................   299,670,000   226,748,000   130,209,000
                                       ------------  ------------  ------------
Commitments and contingencies (Note
 10)
Minority interest in consolidated
 limited partnership.................     1,545,000     1,538,000           --
                                       ------------  ------------  ------------
Stockholders equity:
  Preferred stock (10,000,000 shares
   authorized and none issued or
   outstanding)......................           --            --            --
  Common stock ($0.01 par value,
   100,000,000 shares authorized;
   19,890,841, and 18,275,205
   outstanding on March 31, 1997 and
   December 31, 1996 respectively;
   par value $100 on 290 shares
   outstanding at December 31, 1995).       199,000       183,000        29,000
  Additional paid-in capital.........   153,597,000   100,158,000     1,988,000
  Retained (deficit) earnings........      (803,000)   (3,399,000)    5,935,000
  Members' deficit...................           --            --     (1,432,000)
Partners' equity:
  General partners' equity...........           --            --      4,176,000
  Limited partners' equity...........           --            --     33,114,000
                                       ------------  ------------  ------------
    Total equity.....................   152,993,000    96,942,000    43,810,000
                                       ------------  ------------  ------------
    Total liabilities and equity.....  $454,208,000  $325,228,000  $174,019,000
                                       ============  ============  ============

        See accompanying notes to the consolidated financial statements.

                    SIGNATURE RESORTS, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                           THREE MONTHS ENDED
                                MARCH 31,                YEAR ENDED DECEMBER 31,
                         -----------------------  --------------------------------------
                            1997        1996          1996          1995        1994
                         ----------- -----------  ------------  ------------ -----------
                         (UNAUDITED) (UNAUDITED)
REVENUES:
  Vacation Interval
   sales................ $45,796,000 $19,890,000  $121,330,000  $ 92,302,000 $64,399,000
  Interest income.......   5,393,000   2,489,000    12,254,000     7,523,000   3,863,000
  Other income..........   2,366,000   1,648,000     9,891,000     7,052,000     882,000
                         ----------- -----------  ------------  ------------ -----------
    Total revenues......  53,555,000  24,027,000   143,475,000   106,877,000  69,144,000
                         ----------- -----------  ------------  ------------ -----------
COSTS AND OPERATING
 EXPENSES:
  Vacation Interval cost
   of sales.............  12,061,000   5,036,000    31,302,000    26,731,000  19,186,000
  Advertising, sales,
   and marketing........  20,760,000   9,456,000    61,495,000    42,408,000  30,977,000
  Loan portfolio:
    Interest expense--
     treasury...........   2,341,000   1,541,000     6,466,000     3,887,000   1,691,000
    Other expenses......     844,000     410,000     2,260,000     1,667,000   1,244,000
    Provision for
     doubtful accounts..   2,057,000     717,000     6,286,000     2,579,000   1,294,000
  General and
   administrative.......   7,122,000   4,134,000    27,836,000    11,148,000   6,625,000
  Resort property
   valuation allowance..         --          --      2,620,000           --          --
  Depreciation and
   amortization.........     919,000     601,000     4,219,000     1,861,000     635,000
  Merger costs..........   1,693,000         --            --            --          --
                         ----------- -----------  ------------  ------------ -----------
    Total costs and
     operating expenses.  47,797,000  21,895,000   142,484,000    90,281,000  61,652,000
                         ----------- -----------  ------------  ------------ -----------
  Income from
   operations...........   5,758,000   2,132,000       991,000    16,596,000   7,492,000
Interest expense--other
 (net of capitalized
 interest of $6,723,000,
 and $3,315,000 in 1996
 and 1995, respectively)   1,337,000     834,000     3,725,000     1,515,000   1,313,000
  Equity loss on
   investment in joint
   venture..............      70,000       1,000       236,000     1,649,000     271,000
  Minority interest in
   income of consolidated
   limited partnership..      24,000         --        199,000           --          --
                         ----------- -----------  ------------  ------------ -----------
   Income (loss) before
    provision (benefit)
    for income taxes....   4,327,000   1,297,000    (3,169,000)   13,432,000   5,908,000
  Provision (benefit)
   for income taxes.....   1,731,000    (414,000)   (4,907,000)    1,479,000     695,000
                         ----------- -----------  ------------  ------------ -----------
   Net income........... $ 2,596,000 $ 1,711,000  $  1,738,000  $ 11,953,000 $ 5,213,000
                         =========== ===========  ============  ============ ===========
PRO FORMA INCOME DATA
 (UNAUDITED):
   Income (loss) before
    taxes...............             $ 1,297,000  $ (3,169,000) $ 13,432,000 $ 5,908,000
  Pro forma provision
   (benefit) for income
   taxes................                 519,000    (1,268,000)    5,373,000   2,304,000
                                     -----------  ------------  ------------ -----------
   Pro forma net income
    (loss)..............             $   778,000  $ (1,901,000) $  8,059,000 $ 3,604,000
                                     ===========  ============  ============ ===========
Pro forma net income
 (loss) per common and
 common equivalent share
 (actual for the three
 months ended March 31,
 1997).................. $      0.13 $      0.06  $      (0.13) $       0.66
Pro forma weighted
 average common and
 common equivalent
 shares outstanding
 (actual for the three
 months ended March 31,
 1997)..................  19,990,454  12,237,741    14,730,268    12,237,741

        See accompanying notes to the consolidated financial statements.

                    SIGNATURE RESORTS, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EQUITY

                         COMMON STOCK
                     ---------------------   ADDITIONAL    RETAINED     MEMBERS'      GENERAL      LIMITED
                       SHARES                 PAID-IN      EARNINGS      EQUITY      PARTNERS'    PARTNERS'
                     OUTSTANDING   AMOUNT     CAPITAL      (DEFICIT)    (DEFICIT)     EQUITY        EQUITY     TOTAL EQUITY
                     -----------  --------  ------------  -----------  -----------  -----------  ------------  ------------
Balance at December
 31, 1993...........    883,000   $  9,000  $    966,000  $ 1,539,000  $       --   $   (59,000) $ 11,897,000  $ 14,352,000
Payment for stock
 held in escrow.....        --         --         10,000          --           --           --                       10,000
Repurchase of AVCOM
 common stock.......        --         --        (30,000)         --           --           --                      (30,000)
Contributions.......        --         --            --           --           --     3,205,000    12,315,000    15,520,000
Distributions.......        --         --            --           --           --           --       (870,000)     (870,000)
Net income..........        --                       --       650,000          --       183,000     4,380,000     5,213,000
                     ----------   --------  ------------  -----------  -----------  -----------  ------------  ------------
Balance at December
 31, 1994...........    883,000      9,000       946,000    2,189,000          --     3,329,000    27,722,000    34,195,000
Issuance of Common
 Stock..............        200     20,000       157,000          --           --           --            --        177,000
Proceeds from the
 sale of AVCOM
 common stock, net
 of issuance costs
 of $115,000........        --         --        885,000          --           --           --            --        885,000
Contributions.......        --         --            --       655,000        1,000      374,000           --      1,030,000
Distributions.......        --         --            --           --    (2,437,000)     (43,000)   (1,950,000)   (4,430,000)
Net income..........        --         --            --     3,091,000    1,004,000      516,000     7,342,000    11,953,000
                     ----------   --------  ------------  -----------  -----------  -----------  ------------  ------------
Balance at December
 31, 1995...........    883,200     29,000     1,988,000    5,935,000   (1,432,000)   4,176,000    33,114,000    43,810,000
Distributions of
 partnership equity
 and other equity
 interests..........        --         --            --    (2,543,000)  (5,394,000)         --     (1,633,000)   (9,570,000)
Conversion of
 convertible notes
 payable to AVCOM
 common stock.......        --         --        400,000          --           --           --            --        400,000
Proceeds from the
 sale of common
 stock to the
 public, net of
 offering costs..... 16,845,205    169,000    73,155,000          --           --           --            --     73,324,000
Stock issued and
 goodwill recorded
 in connection with
 the acquisition of
 investment in Joint
 Venture............    547,000      5,000     4,984,000          --           --           --            --      4,989,000
Acquisition of
 minority limited
 partners'
 interests..........        --         --     (7,465,000)         --           --           --            --     (7,465,000)
Deferred taxes
 recorded in
 connection with the
 Consolidation
 Transactions.......        --         --     (9,464,000)         --           --           --            --     (9,464,000)
Interest accrued on
 deferred
 installment gains
 in connection with
 the Consolidation
 Transactions.......        --         --       (820,000)         --           --           --            --       (820,000)
Net (loss) income...        --         --            --    (5,421,000)   3,568,000     (164,000)    3,755,000     1,738,000
Exchange of
 partners' and
 members' equity for
 stock in connection
 with the
 Consolidation
 Transactions.......       (200)   (20,000)   37,380,000   (1,370,000)   3,258,000   (4,012,000)  (35,236,000)
                     ----------   --------  ------------  -----------  -----------  -----------  ------------  ------------
Balance at December
 31, 1996........... 18,275,205    183,000   100,158,000   (3,399,000)         --           --            --     96,942,000
Unaudited interim
 information:
 Proceeds from the
  sale of common
  stock to the
  public, net of
  offering costs....  1,600,000     16,000    53,221,000          --           --           --            --     53,237,000
 Proceeds from the
  exercise of
  employee stock
  options...........     15,600        --        218,000                                                            218,000
 Net income.........                                        2,596,000          --           --            --      2,596,000
                     ----------   --------  ------------  -----------  -----------  -----------  ------------  ------------
 Balance at March
  31, 1997
  (unaudited)....... 19,890,805   $199,000  $153,597,000  $  (803,000) $       --   $       --   $        --   $152,993,000
                     ==========   ========  ============  ===========  ===========  ===========  ============  ============

        See accompanying notes to the consolidated financial statements.

                    SIGNATURE RESORTS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             THREE MONTHS ENDED
                                  MARCH 31,                   YEAR ENDED DECEMBER 31,
                          --------------------------  -----------------------------------------
                              1997          1996          1996           1995          1994
                          ------------  ------------  -------------  ------------  ------------
                          (UNAUDITED)   (UNAUDITED)
OPERATING ACTIVITIES:
Net income..............  $  2,596,000  $  1,711,000  $   1,738,000  $ 11,953,000  $  5,213,000
Adjustments to reconcile
 net income to net cash
 (used in) provided by
 operating activities:
 Depreciation and
  amortization..........       919,000       601,000      4,219,000     1,861,000       635,000
 Gain on sale of notes
  receivable............           --            --             --       (566,000)     (571,000)
 Provision for doubtful
  accounts..............     2,057,000       717,000      6,286,000     2,579,000     1,294,000
 Resort property
  valuation allowance...           --            --       2,620,000           --            --
 Equity loss on
  investment in joint
  venture...............        70,000         1,000        236,000     1,649,000       271,000
 Minority interest in
  income of
  consolidated limited
  partnership...........        24,000           --         199,000           --            --
 Changes in operating
  assets and
  liabilities:
   Cash in escrow.......    (1,052,000)      (22,000)       665,000       481,000    (1,484,000)
   Due from related
    parties.............       153,000      (223,000)    (3,942,000)   (2,657,000)     (328,000)
   Prepaid expenses and
    other assets........     1,751,000    (2,422,000)    (7,654,000)   (1,368,000)   (1,034,000)
   Real estate and
    development costs...    (9,601,000)  (13,130,000)   (67,857,000)  (13,489,000)  (18,684,000)
   Other receivables....     2,978,000     1,468,000       (908,000)   (5,603,000)     (744,000)
   Accounts payable.....    (5,289,000)    2,397,000     13,367,000     4,944,000       745,000
   Accrued liabilities..    (4,847,000)    5,098,000     21,292,000     3,794,000     4,042,000
   Income taxes.........     1,847,000      (200,000)       (62,000)       97,000        91,000
   Deferred taxes.......      (503,000)     (816,000)    (6,595,000)      448,000       506,000
   Due to related
    parties.............      (938,000)       42,000       (250,000)    1,381,000       401,000
                          ------------  ------------  -------------  ------------  ------------
Net cash (used in)
 provided by operating
 activities.............    (9,835,000)   (4,778,000)   (36,646,000)    5,504,000    (9,647,000)
                          ------------  ------------  -------------  ------------  ------------
INVESTING ACTIVITIES:
Expenditures for
 investment in joint
 venture................           --            --             --            --     (4,565,000)
Expenditures for
 property and equipment.    (1,945,000)   (3,287,000)    (6,882,000)   (2,231,000)     (773,000)
Expenditures for
 intangible assets......    (3,893,000)     (106,000)      (907,000)   (1,705,000)   (3,147,000)
Mortgages receivable....   (21,116,000)  (16,097,000)   (71,001,000)  (46,396,000)  (18,381,000)
                          ------------  ------------  -------------  ------------  ------------
Net cash (used in)
 investing activities...   (26,954,000)  (19,490,000)   (78,790,000)  (50,332,000)  (26,866,000)
                          ------------  ------------  -------------  ------------  ------------
FINANCING ACTIVITIES:
Proceeds from notes
 payable to financial
 institutions...........    13,444,000    37,825,000    169,576,000    93,472,000    39,994,000
Payments on notes
 payable to financial
 institutions...........   (68,792,000)  (14,651,000)  (101,230,000)  (45,407,000)  (20,010,000)
Proceeds from
 convertible
 subordinated notes.....   138,000,000           --             --            --            --
Proceeds from notes
 payable to related
 parties................           --        205,000      5,606,000     3,711,000     5,145,000
Payments on notes
 payable to related
 parties................           --       (669,000)   (15,049,000)   (1,343,000)   (2,569,000)
Contributions ..........           --            --       1,500,000     1,208,000    15,520,000
Proceeds from Initial
 Public Offering........    53,237,000           --      73,324,000       885,000           --
Acquisition of minority
 limited partners'
 interests..............           --            --      (7,465,000)          --            --
Repurchase of AVCOM
 common stock...........           --            --             --            --        (30,000)
Proceeds from exercise
 of employee stock
 options................       218,000           --             --            --            --
Distributions...........       (17,000)          --      (9,731,000)   (4,430,000)     (870,000)
                          ------------  ------------  -------------  ------------  ------------
Net cash provided by
 financing activities...   136,090,000    22,710,000    116,531,000    48,096,000    37,180,000
                          ------------  ------------  -------------  ------------  ------------
Net increase (decrease)
 in cash and cash
 equivalents............    99,301,000    (1,558,000)     1,095,000     3,268,000       667,000
Cash and cash
 equivalents, beginning
 of period..............     7,244,000     6,149,000      6,149,000     2,881,000     2,214,000
                          ------------  ------------  -------------  ------------  ------------
Cash and cash
 equivalents, end of
 period.................  $106,545,000  $  4,591,000  $   7,244,000  $  6,149,000  $  2,881,000
                          ============  ============  =============  ============  ============
SUPPLEMENTAL DISCLOSURE
 OF CASH FLOW
 INFORMATION:
Cash paid during the
 period for interest....  $  2,464,000  $  3,246,000  $  17,182,000  $  7,977,000  $  5,052,000
Cash paid during the
 period for income
 taxes..................  $    235,000  $    342,000  $   1,782,000  $    367,000  $    127,000
SUPPLEMENTAL DISCLOSURE
 OF NON-CASH INFORMATION
Stock issued and
 goodwill recorded in
 connection with the
 acquisition of
 investment in joint
 venture................                              $   4,989,000
Deferred taxes recorded
 in connection with the
 Consolidated
 Transactions...........                              $   9,464,000
Interest accrued on
 deferred installment
 gains in connection
 with the Consolidation
 Transactions...........                              $     820,000
Net assets of
 predecessor partnership
 acquired in exchange
 for 11,354,705 shares
 of common stock in
 connection with the
 Consolidation
 Transactions...........                              $  37,380,000
Conversion of
 convertible notes
 payable to AVCOM common
 stock..................                              $     400,000

        See accompanying notes to the consolidated financial statements.

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1995

1. NATURE OF BUSINESS

  Signature Resorts, Inc. and its wholly-owned subsidiaries (the Company) generate revenues from the sale and financing of vacation ownership interests in their resorts, which typically entitle the owner to use a fully furnished vacation resort in perpetuity, typically for a one-week period each year (each, a Vacation Interval). The Company's principal operations consist of (i) developing and acquiring vacation ownership resorts, (ii) marketing and selling Vacation Intervals at its resorts, (iii) providing consumer financing for the purchase of Vacation Intervals at its resorts, and (iv) managing the operations of its resorts.

  The Company was incorporated in May 1996. On August 20, 1996, the Company consummated an initial public offering of a portion of its Common Stock (the Initial Public Offering) by offering 6,037,500 shares to the public. The gross proceeds from the public offering were $84,525,000. The Company incurred $11,201,000 of expenses associated with this offering. Concurrent with the Initial Public Offering, certain predecessor limited partnerships, limited liability companies and corporations (the Entities) exchanged their direct or indirect interest in, and obligations of the entities, for shares of the Company's common stock (the Consolidation Transactions).

  On September 23, 1996, the Company announced the signing of a merger agreement to acquire AVCOM International Inc. (AVCOM) for approximately $34.6 million of the Company's Common Stock plus the assumption of net debt. AVCOM is the parent company of All Seasons Resorts, Inc., a developer, marketer and operator of vacation ownership resorts in Arizona, California and Texas. On February 7, 1997 this merger (the "AVCOM Merger") was consummated. Under the terms of the merger agreement, the Company issued approximately 883,000 shares of its common stock in exchange for all the outstanding capital stock of AVCOM. The AVCOM Merger has been treated as a pooling-of-interests and is reflected in the accompanying financial statements as if it took place at the beginning of the earliest period presented.

  Total revenues of the combined entities were $143,475,000, $106,877,000 and $69,144,000 for the years ended December 31, 1996, 1995 and 1994, respectively. AVCOM contributed $48,421,000, $34,269,000 and $24,854,000 to the Company's total revenues during the years ended December 31, 1996, 1995 and 1994, respectively, and the Company contributed the remaining $95,054,000, $72,608,000 and $44,290,000 of total revenues for the same periods.

  Net income of the combined entities was $1,738,000, $11,953,000 and $5,213,000 during the years ended December 31, 1996, 1995 and 1994, respectively. AVCOM contributed $(12,442,000), $1,040,000 and $922,000 to the Company's net (loss) income during the years ended December 31, 1996, 1995 and 1994, respectively, and the Company contributed the remaining $14,180,000, $10,913,000 and $4,291,000 of net income for the same periods.

  All intercompany transactions between the Company and AVCOM have been eliminated for all periods presented.

  As part of the AVCOM Merger, AVCOM recorded approximately $13.6 million of expenses during 1996 as a result of the write-down and write-off of certain assets recorded by AVCOM. During the three months ended March 31, 1997, the Company recorded a one-time charge to earnings of $1.7 million for charges that include fees and expenses payable to financial advisors, legal fees, and other transaction expenses related to the AVCOM Merger.

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

  The accompanying consolidated financial statements reflect the combined financial position and combined results of operations of the Company and AVCOM as if the AVCOM Merger was consummated at the beginning of the earliest period presented using pooling-of-interests accounting.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Consolidation

  For periods prior to August 20, 1996, the accompanying financial statements include the combined accounts of Signature Resorts, Inc., AVCOM, and the other companies presented in Note 1 that were acquired or formed prior to August 20, 1996, which became wholly-owned subsidiaries in connection with the Consolidation Transactions or the AVCOM Merger. As a result, the combined accounts are now referred to as consolidated financial statements for the historical periods presented. All significant intercompany transactions and balances have been eliminated from these consolidated financial statements.

  The Consolidation Transactions have been accounted for as a reorganization of entities under common control. Accordingly, the net assets of the predecessor entities were recorded at the predecessor entities' basis. In addition, the accompanying financial statements reflect the historical results of operations of the predecessor partnerships on a combined basis.

 Interim Financial Statements

  The accompanying unaudited interim financial statements at March 31, 1997 and for the three months ended March 31, 1997 and 1996 do not include all disclosures provided in the annual financial statements. These interim financial statements should be read in conjunction with the accompanying annual audited financial statements and the footnotes thereto. Results for the 1997 interim period are not necessarily indicative of the results to be expected for the year ended December 31, 1997. However, the accompanying interim financial statements reflect all adjustments which are, in the opinion of management, of a normal and recurring nature necessary for a fair presentation of the financial position and results of operations of the Company. Unless otherwise stated, all information subsequent to December 31, 1996, is unaudited.

 Cash and Cash Equivalents

  Cash and cash equivalents consist of cash, money market, and all highly liquid investments purchased with an original maturity of three months or less.

 Cash in Escrow

  Cash in escrow is restricted cash consisting of deposits received on sales of Vacation Intervals that are held in escrow until a certificate of occupancy is obtained or the legal recission period has expired.

 Real Estate and Development Costs

  Real estate is valued at the lower of cost or net realizable value. Development costs include both hard and soft construction costs and together with real estate costs are allocated to Vacation Intervals. Interest, taxes, and other carrying costs incurred during the construction period are capitalized.

 Property and Equipment

  Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful life of 3 to 7 years. Buildings are amortized over 40 years.

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

  Depreciation and amortization expense related to property and equipment was $1,011,000, $523,000, and $206,000 in 1996, 1995 and 1994 respectively.

 Intangible Assets

  Organizational costs incurred in connection with the formation of the Company have been capitalized and are being amortized on a straight-line basis over a period of three to five years. Start-up costs relate to costs incurred to develop a marketing program prior to receiving regulatory approval to market the related property and are being amortized on a straight line basis over a period of one year.

  Financing and loan origination fees incurred in connection with obtaining funding for the Company have been capitalized and are being amortized over the life of the respective loans.

  Goodwill recorded in connection with the acquisition of the Investment in Joint Venture is being amortized by a fixed amount per Interval as Intervals are sold.

 Revenue Recognition

  The Company recognizes sales of Vacation Intervals on an accrual basis after a binding sales contract has been executed, a 10% minimum down payment has been received, the recission period has expired, construction is substantially complete, and certain minimum sales levels have been achieved. If all the criteria are met except that construction is not substantially complete, then revenues are recognized on the percentage-of-completion (cost to cost) basis. For sales that do not qualify for either accrual or percentage-of-completion accounting, all revenue is deferred using the deposit method.

  Revenues from resort management and maintenance services are recognized on an accrual basis as earned.

 Income Taxes

  Prior to August 20, 1996, the predecessor entities were taxed either as a corporation at the corporate level, as an S corporation taxable at the shareholder level, or as a partnership taxable at the partner level. As a result of the Consolidation Transactions, the Company became subject to federal, state, and foreign income taxes from the effective date of the Initial Public Offering. The pro forma net income per common and common equivalent share uses the historical net income of the Company as adjusted by the unaudited pro forma provision for income taxes to reflect the net income per common and common equivalent share, as if the Company had been treated as a C corporation rather than as individual limited partnerships and limited liability companies for federal income tax purposes for the years ended December 31, 1996, 1995 and 1994.

  As a result of the AVCOM Merger (see Note 13), AVCOM's results of operations have been included in the accompanying financial statements under the pooling-of-interests method of accounting. During each period presented, AVCOM was taxed as a C corporation.

  The Company accounts for income taxes using an asset and liability approach in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Deferred tax assets and liabilities are measured by applying enacted statutory tax rates applicable to the future years in which the related deferred tax assets or liabilities are expected to be settled or realized. Income tax expense consists of the taxes payable for the current period and the change during the period in deferred tax assets and liabilities.

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Newly Issued Accounting Standards

  In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation (SFAS 123). SFAS 123 was adopted during the year ended December 31, 1996. SFAS 123 requires that the Company's financial statements include certain disclosures about stock-based employee compensation arrangements and permits the adoption of a change in accounting for such arrangements. Changes in accounting for stock-based compensation are optional and the Company has adopted the disclosure requirements.

  In March 1995, the Financial Accounting Standards Board issued SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (SFAS 121), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS 121 also addresses the accounting for the expected disposition of long-lived assets. The Company adopted SFAS 121 during the year ended December 31, 1996. The impact of adopting SFAS 121 was to reduce net income by $2,620,000 and has been recorded as a resort property valuation allowance to reduce real estate and development costs.

 Earnings Per Share

  During February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 (SFAS 128), Earnings Per Share. The statement establishes standards for computing and presenting earnings per share (EPS) and applies to publicly held common stock or potential common stock. The statement simplifies the standards for computing EPS previously found in APB Opinion No. 15, Earnings Per Share (Opinion 15). It replaces presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures.

  Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted EPS is computed similarly to fully diluted EPS pursuant to Opinion 15.

  The statement requires implementation for the Company during the fourth quarter of 1997 and does not allow for early implementation. However, if the Company had implemented SFAS 128, both basic EPS and diluted EPS would have been ($0.12) and $0.69, for the years ended December 31, 1996, and December 31, 1995, respectively.

 Reclassifications

  Certain reclassifications were made to the 1994 and 1995 financial statements to conform to the 1996 presentation.

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

3. ACCOUNTS RECEIVABLE

  The Company has accrued insurance claims as a result of hurricane damage to its Royal Palm and Flamingo properties located in St. Maarten, Netherlands Antilles of $1.25 million and $3.8 million at December 31, 1996 and 1995, respectively. The receivable at December 31, 1996 consists of business interruption insurance claims. The Company has submitted additional claims above the amounts accrued for business interruption insurance and is in negotiations with its carriers regarding these claims. Subsequent to December 31, 1996, the Company collected $650,000 in partial payment of this receivable.

4. MORTGAGES RECEIVABLE

  The Company provides financing to the purchasers of Vacation Intervals which are collateralized by their interest in such Vacation Intervals. The mortgages receivable generally bear interest at the time of issuance of between 12% and 17% and remain fixed over the term of the loan, which is five to ten years. The weighted average rate of interest on outstanding mortgages receivable is 15% as of December 31, 1996.

  At December 31, 1996 and 1995, approximately $3.7 million and $1.8 million, respectively, of mortgages receivable are non-interest bearing. These mortgages have not been discounted as management has determined that the effect would not be material to the consolidated financial statements.

  Additionally, the Company has accrued interest receivable related to mortgages receivable of $1,452,000 and $861,000 at December 31, 1996 and 1995, respectively. The accrued interest receivable at December 31, 1996 and 1995 is net of an allowance for doubtful accounts of $165,000 and $145,000, respectively, and is included in other receivables, net.

  The following schedule reflects the principal maturities of mortgages receivable:

     Year ending December 31:
       1997....................................................... $ 22,260,000
       1998.......................................................   21,144,000
       1999.......................................................   20,825,000
       2000.......................................................   21,519,000
       2001.......................................................   21,842,000
       Thereafter.................................................   50,738,000
                                                                   ------------
       Total principal maturities of mortgages receivable.........  158,328,000
       Less allowance for doubtful accounts.......................   (9,840,000)
                                                                   ------------
         Net principal maturities of mortgages receivable......... $148,488,000
                                                                   ============

  The activity in the mortgages receivable allowance for doubtful accounts is as follows:

                                                        FOR THE YEAR ENDED
                                                           DECEMBER 31,
                                                      ------------------------
                                                         1996         1995
                                                      -----------  -----------
   Balance, beginning of the period.................. $ 6,608,000  $ 2,238,000
   (Decrease) increase in allowance for purchased
    mortgage receivables.............................    (400,000)   3,156,000
   Provision.........................................   6,286,000    2,579,000
   Receivables charged off...........................  (2,654,000)  (1,365,000)
                                                      -----------  -----------
     Balance, end of the period...................... $ 9,840,000  $ 6,608,000
                                                      ===========  ===========

  During September 1995, the Company recorded an allowance for doubtful accounts of $3,412,000 for certain mortgage portfolios acquired in conjunction with the acquisition of the two properties in St. Maarten.

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

5. REAL ESTATE AND DEVELOPMENT COSTS

  Real estate and development costs and accumulated cost of sales consist of the following:

                                                         DECEMBER 31,
                                                  ---------------------------
                                                      1996          1995
                                                  ------------  -------------
   Land..........................................  $49,378,000   $ 23,183,000
   Development costs, excluding capitalized
    interest.....................................  151,061,000     85,516,000
   Capitalized interest..........................   13,276,000      6,553,000
                                                  ------------  -------------
   Total real estate and development costs.......  213,715,000    115,252,000
   Less accumulated cost of sales................  (88,274,000)   (57,668,000)
   Less resort property valuation allowance......   (2,620,000)           --
                                                  ------------  -------------
     Net real estate and development costs....... $122,821,000  $  57,584,000
                                                  ============  =============

6. INVESTMENT IN JOINT VENTURE

  The Company owns partnership interests in the Embassy Vacation Resort at Poipu Point, Koloa, Kauai, Hawaii (the "Poipu Partnership"). As co-managing general partner, the Company holds a 0.5% partnership interest for purposes of distributions, profits and losses. The Company is also a limited partner and holds a 29.93% limited partnership interest for purposes of distributions, profits and losses, for a total partnership interest of 30.43%. In addition, following repayment of any outstanding partner loans, the Company is entitled to receive a preferred 10% per annum return on the initial capital investment of approximately $4.6 million. After payment of such preferred return and the return of approximately $4.6 million of capital to the Company on a pari passu basis with the other partner in the partnership, the Company is entitled to receive approximately 50% of the net profits. In the event certain internal rates of return specified under the partnership agreement are achieved, the Company is entitled to receive approximately 55% of the net profits.

  Summarized financial information for the Poipu Partnership is as follows:

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1996        1995
                                                        ----------- -----------
   Mortgages receivable................................ $15,920,000 $ 3,474,000
   Real estate and development costs, net..............  38,262,000   3,248,000
   Net property and equipment..........................     510,000  39,287,000
   Total assets........................................  60,474,000  50,696,000
   Notes payable.......................................  40,903,000  35,494,000
   Advances from partners..............................   6,675,000   4,000,000
   Partners' capital...................................   8,452,000   8,688,000
   Revenues............................................  23,904,000  10,119,000
   Net loss............................................     237,000   5,419,000

  Concurrent with the Initial Public Offering, the Company exchanged 547,000 shares of stock with the former holders of interests in the Poipu Partnership for the 30.43% interest in the joint venture. As a result of this exchange, $4,989,000 of goodwill was recorded as an increase in investment in joint venture and is being amortized on a per Interval basis as Intervals are sold. The amortization of such goodwill for the year ended December 31, 1996 was $168,000 and is included in equity loss on investment in joint venture. The Company also acquired a $2,547,000 note receivable from the partnership in connection with the exchange. The principal balance and accrued interest related to this note receivable was $2,031,000 and $291,000 respectively, and is included in due from related parties as of December 31, 1996.

                    SIGNATURE RESORTS, INC. AND SUBSIDIARIES

7. INTANGIBLE ASSETS

  Intangible assets and accumulated amortization consist of the following:

                                                            DECEMBER 31,
                                                       ------------------------
                                                          1996         1995
                                                       -----------  -----------
   Organizational costs............................... $ 2,569,000  $ 2,547,000
   Start-up costs.....................................   2,433,000    2,051,000
   Loan origination fees..............................     422,000      522,000
   Financing fees.....................................   1,620,000    1,444,000
                                                       -----------  -----------
   Total intangible assets............................   7,044,000    6,564,000
   Less accumulated amortization......................  (3,888,000)  (2,340,000)
                                                       -----------  -----------
     Net intangible assets............................ $ 3,156,000  $ 4,224,000
                                                       ===========  ===========

  Amortization expense was $3,208,000, $1,338,000 and $429,000 in 1996, 1995
and 1994, respectively. In addition, $427,000 of fully amortized intangibles were retired from the related asset and accumulated amortization accounts.

8. NOTES PAYABLE

  Notes payable to financial institutions consist of the following:

                                                              DECEMBER 31
                                                        -----------------------
                                                           1996        1995
                                                        ----------- -----------
Construction loans payable not to exceed $49.0 million
 in the aggregate, interest payable monthly at prime
 plus 2% (10.65% at December 31, 1995)................  $       --  $ 9,268,000
Construction and acquisition loan payable, due October
 31, 1998 with interest payable monthly at LIBOR plus
 4.25% (9.94% at December 31, 1995) collateralized by
 land, improvements and vacation ownership interests..          --    1,898,000
Revolving lines of credit not to exceed $155.0 million
 in the aggregate (limited by eligible collateral),
 with interest payable monthly at prime plus 2% to
 prime plus 3% (10.25% to 11.25% at December 31,
 1996), payable in monthly installments of principal
 and interest equal to 100% of all proceeds of the
 receivables collateral collected during the month but
 not less than the accrued interest, with any
 remaining principal due seven to ten years after the
 date of the last advance related to mortgages
 receivable, collateralized by specific mortgages
 receivable...........................................   58,767,000  41,917,000
Revolving line of credit of $10.0 million,
 collateralized by certain mortgages receivable with
 interest payable at LIBOR plus 4.25% (9.78% at
 December 31, 1996), payable in monthly installments
 of principal and interest equal to 100% of all
 proceeds of the receivables collateral collected
 during the month but not less than the accrued
 interest, with any remaining principal due October
 31, 2003.............................................    6,043,000   1,571,000
Revolving line of credit of $6.0 million, with
 interest payable monthly at prime plus 3% (11.25% at
 December 31, 1996), maturing seven years after the
 date of the last advance, collateralized by mortgages
 receivable...........................................    2,523,000   3,874,000

                    SIGNATURE RESORTS, INC. AND SUBSIDIARIES

                                                             DECEMBER 31
                                                       ------------------------
                                                           1996        1995
                                                       ------------ -----------
Revolving line of credit of $40.0 million and $25
 million during 1996 and 1995, respectively, with
 interest payable monthly at LIBOR plus 3% (8.69% at
 December 31, 1996) payable in monthly installments
 of principal and interest equal to 100% of all
 proceeds of the receivables collateral collected
 during the month but not less than the accrued
 interest, with any remaining principal due June
 1998................................................  $ 37,226,000 $12,277,000
Revolving line of credit of $5.0 million, with
 interest payable monthly at prime plus 1.75% (10.0%
 at December 31, 1996) payable in monthly
 installments of principal and interest equal to 100%
 of all proceeds of the receivables collateral
 collected during the month but not less than the
 accrued interest, with any remaining principal due
 September 8, 2000...................................       951,000         --
Working capital note payable of $4.0 million, with
 interest payable monthly at prime plus 2% (10.25% at
 December 31, 1996), due in April 1999,
 collateralized by certain mortgage receivables......     3,707,000     521,000
Acquisition loans payable of $5.45 million, with
 interest payable monthly at prime plus 3% (11.25% at
 December 31, 1996), due on dates ranging from
 January 1998 to April 1998, payable with a portion
 of the proceeds received on the sale of Vacation
 Intervals, collateralized by specific mortgages
 receivable..........................................     2,459,000   5,998,000
Acquisition/construction loan payable of $9.0
 million, with monthly interest payable at prime plus
 2% (10.25% at December 31, 1996), due by June 13,
 1999, payable with a portion of the proceeds
 received on the sale of Vacation Intervals,
 collateralized by specific mortgages receivable.....     1,937,000         --
Acquisition note payable with monthly principal and
 interest payments due at 8%, collateralized by
 certain real property, due January 10, 2001.........       615,000         --
Acquisition note payable with monthly interest
 payments due at 6.75%, collateralized by certain
 real property, due June 14, 1999....................       552,000         --
Acquisition note payable with monthly principal and
 interest payments due at 9%, collateralized by
 certain real property, due February 14, 2014........       436,000         --
Construction loan payable of $28.0 million, with
 monthly interest payable at prime plus 2% (10.25% at
 December 31, 1996) principal payable with a portion
 of the proceeds received on the sale of Vacation
 Intervals, collateralized by specific land and
 unsold interval inventory, due by April 30, 2000....    11,792,000         --
Construction loan payable of $11.0 million with
 monthly interest payable at prime plus 2% (10.25% at
 December 31, 1996) principal payable with a portion
 of the proceeds received on the sale of Vacation
 Intervals, collateralized by specific land and
 unsold interval inventory, due by May 19, 1998......       402,000         --
Construction loan payable of $3.0 million with
 monthly interest payable at LIBOR plus 4.25% (9.78%
 at December 31, 1996) principal payable with a
 portion of the proceeds received on the sale of
 Vacation Intervals, collateralized by specific land
 and unsold interval inventory, due by October 31,
 1998................................................       419,000         --

                    SIGNATURE RESORTS, INC. AND SUBSIDIARIES

                                                             DECEMBER 31
                                                       ------------------------
                                                           1996        1995
                                                       ------------ -----------
Construction loan payable of $8.0 million with
 monthly interest payable at prime plus 2% (10.25% at
 December 31, 1996) principal payable with a portion
 of the proceeds received on the sale of Vacation
 Intervals, collateralized by specific land and
 unsold interval inventory, due by January 14, 1998..  $  2,226,000 $       --
Noninterest bearing land purchase obligation (net of
 a $335,000 discount for imputed interest at 8.5% in
 1996) due October 1, 1997...........................     2,165,000   1,500,000
Note payable of $3.0 million with monthly interest
 payable at LIBOR plus 4.25% (9.78% at December 31,
 1996) payable with a portion of the proceeds on the
 sale of Vacation Intervals, collateralized by
 specific land.......................................       516,000         --
Noninterest bearing land loan of $500,000 payable at
 $54 per interval sold with remaining balance due May
 1, 1997.............................................       500,000         --
Notes payable to certain investors and former owners,
 with monthly principal payments of $100,000, plus
 interest at 12%, with additional interest of $325
 per interval sold, due April 10, 1998...............     1,655,000   2,900,000
Mortgages receivable sold with option to repurchase,
 collateralized by certain mortgages receivable......     6,281,000         --
Noninterest bearing purchase money mortgage note,
 payable in annual installments of $2.0 million with
 final payment due November 5, 1997 (net of a
 discount of $670,000 for imputed interest at 8.5% at
 December 31, 1996 collateralized by specific land...     1,330,000   5,588,000
Other notes payable..................................    23,432,000  10,676,000
                                                       ------------ -----------
  Total notes payable................................  $165,934,000 $97,988,000
                                                       ============ ===========

  Under the terms of the revolving lines of credit agreements, totaling approximately $220 million, the Company may typically borrow from 85% to 90% of the balances of the pledged mortgages receivable. A total of $112 million is available under these certain agreements at December 31, 1996, the borrowing capacity expires seven to ten years after the date on which the last advance related to mortgages receivable was executed.

  The loans contain certain covenants, the most restrictive of which require certain of the consolidated entities to maintain a minimum net worth and require certain expenses to not exceed certain percentages of sales. At December 31, 1996, the Company was in compliance with all covenants or had received waivers with respect to these covenants.

  Subsequent to December 31, 1996, the Company paid $47,325,000 of the $165,934,000 notes payable outstanding at December 31, 1996, including all other notes payable. The expected maturities of the remaining notes payable, are as follows:

     Due in fiscal year
       1997........................................................ $ 28,993,000
       1998........................................................   21,778,000
       1999........................................................   20,009,000
       2000........................................................   18,949,000
       2001........................................................   14,492,000
       2002 and thereafter.........................................   14,388,000
                                                                    ------------
                                                                    $118,609,000
                                                                    ============

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

9. RELATED-PARTY TRANSACTIONS

  At December 31, 1996, the Company, had accrued $4,405,000 and $1,590,000 as a receivable and payable, respectively, with the various homeowners' associations at its resorts. The Company accrued $1,220,000 and $1,771,000 as a receivable and payable, respectively, at December 31, 1995 with the homeowners' associations at its resorts. The related party payable to the homeowners' associations at December 31, 1995, included $1,030,000 of a special assessment fee charged to the Company. The Company generally accrues receivables from homeowners' associations for management fees and certain other expenses. Payables to the homeowners' associations consist mostly of maintenance fees for units owned by the Company. All of these amounts are classified as due from and due to related parties in the accompanying consolidated balance sheets.

  The Company recorded a receivable of $1,154,000 and $121,000 from two of its predecessor partnerships at December 31, 1995, for predevelopment costs incurred by the Company at its Embassy Vacation Resort Lake Tahoe and San Luis Bay Resorts. These receivables were included as due from related parties. Such predecessor partnerships were consolidated into the Company on August 20, 1996, as a result of the Consolidation Transactions.

  The Company also made payments of $295,000 during the twelve months ended December 31, 1995, to an affiliate of the Company for construction consulting and expense reimbursement. For the year ended December 31, 1996, no such payments were made.

  Notes payable to related parties as of December 31, 1995 consist of the following:

   Notes payable to CPI Securities, L.P., an affiliate of a limited partner, with interest at 12%, payable monthly and the entire principal balance and all accrued interest due on December 31,
    1996...........................................................  $2,722,000
   Notes payable to Grace Investments, Ltd. one of the limited partners, with interest at 12% payable monthly, due on December
    31, 1996.......................................................   1,667,000
   Notes payable to Dickstein & Company, L.P., an affiliate of a limited partner, with interest payable monthly at 12%, due on
    December 31, 1996..............................................   1,111,000
   Acquisition loan payable with interest payable at 12%, due on
    December 31, 1996..............................................   1,495,000
   Notes payable to partners, with interest accrued at 16%, payable
    on demand......................................................   2,157,000
   Other...........................................................     291,000
                                                                     ----------
     Total notes payable to related parties........................  $9,443,000
                                                                     ==========

  During 1996, notes payable to related parties were satisfied as part of the Consolidation Transactions.

10. COMMITMENTS AND CONTINGENCIES

  The Company has license agreements with Embassy Vacation Resorts, a division of The Promus Corporation ("Promus"), to franchise the Grand Beach and Lake Tahoe properties. The agreements allow the resorts to be operated and marketed as "Embassy Vacation Resorts." The agreements provide for Promus to be paid a percentage of net sales of the Embassy Vacation Resort properties. Additional terms are stated in the related license agreements.

  The Company has an agreement with Westin Hotels & Resorts ("Westin") to acquire, develop, and sell Vacational Intervals at four and five star Westin Vacation Clubs. In December 1996, the Company announced plans to acquire the first Westin Vacation Club. This property will be located in St. John, U.S. Virgin Islands. The Company and Westin will form the Westin Partnership owned 50% each by the Company and Westin to

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES acquire an interest in the St. John Resort. Of the $10.5 million purchase price, each company is obligated to contribute $2.5 million. The remaining $5.5 million of the acquisition price will be paid by the Westin Partnership using debt financing. In addition, the Westin Partnership will borrow approximately $7.1 million to complete the conversion of the project to a Westin Vacation Club.

  The Company is currently subject to litigation and claims regarding employment, tort, contract, construction, and commission dispute, among others. In the judgment of management, none of such lawsuits or claims against the Company is likely to have a material adverse effect on the Company or its business.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS

  SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values for its financial instruments. The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

  Cash and cash equivalents and cash in escrow: The carrying amount reported in the balance sheet for cash and cash equivalents and cash in escrow approximates their fair value because of the short maturity of these instruments.

  Mortgages receivable: The carrying amount reported in the balance sheet for mortgages receivable approximates its fair value because the weighted average interest rate on the portfolio of mortgages receivable approximates current interest rates to be received on similar current mortgages receivable.

  Notes payable to financial institutions: The carrying amount reported in the balance sheet for notes payable approximates its fair value because the interest rates on these instruments approximate current interest rates charged on similar current borrowings.

  Notes payable to related parties: The fair value of the notes payable to related parties is not determinable since these financial instruments are not readily marketable and are payable to related parties.

12. OTHER INCOME

  Included in other income for the year ended December 31, 1996, is primarily $3.5 million of income from the realization of purchased mortgages receivable, $1.7 million of income related to the settlement of certain receivables from the former owners of the St. Maarten properties, $2.0 million of rental income, $0.9 million of management fees, $(0.5) million of losses from AVCOM's property management and health spa operations, and $1.0 million of consulting and development income related to certain joint marketing programs. Other income for the year ended December 31, 1995, consists primarily of business interruption insurance proceeds of $2.0 million, income from the realization of purchased mortgages receivable of $2.2 million, rental income of $1.3 million, $1.2 million of management fees.

13. CONVERTIBLE SUBORDINATED NOTE AND COMMON STOCK OFFERINGS

  In February 1997, the Company consummated its offering (the "Convertible Offering") of $138 million aggregate principal amount of its 5.75% Convertible Subordinated Notes due 2007 (the "Convertible Notes") and its offering (the "Stock Offering" and together with the Convertible Offering the "Offerings") of 4.0 million shares of its Common Stock (including 1.6 million primary shares sold by the Company and 2.4 million secondary shares sold by certain selling stockholders).

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

  The net proceeds to the Company from the sale of the 1.6 million primary shares of Common Stock offered by the Company in the Stock Offering, based on public offering price of $36.50 per share, and from the sale of the $138.0 million aggregate principal amount of 5.75% Convertible Subordinated Notes due 2007 offered by the Company in the Convertible Offering, based on a public price of 100% of the principal amount thereof, in each case after deducting underwriting discounts and estimated expenses of the Offerings, were $53.2 million and $134.9 million, respectively.

14. STOCK OPTIONS

  The Company issued 1,769,000 stock options during 1996 which were outstanding at December 31, 1996. 19,000 of these options are subject to stockholder approval at the 1997 Annual Stockholders Meeting. The Company accounts for these options under APB Opinion No. 25, Accounting for Stock Issued to Employees, under which no compensation cost has been recognized. Under SFAS 123, the Company's net income and unaudited pro forma earnings per share would have been $11,902,000 and $0.61, respectively, during the year ended December 31, 1996. SFAS 123 would not have affected the Company's net income and earnings per share for the years ended December 31, 1995 and 1994. A summary of the Company's stock options for the year ended December 31, 1996 is presented below.

                                                                        WEIGHTED
                                                                        AVERAGE
                                                                        EXERCISE
                                                               OPTIONS   PRICE
                                                              --------- --------
     Outstanding options, beginning of year..................       --      --
     Granted................................................. 1,769,000  $15.44
     Exercised...............................................       --      --
     Forfeited...............................................       --      --
     Expired.................................................       --      --
                                                              ---------  ------
     Outstanding options, end of year........................ 1,769,000  $15.44
                                                              =========  ======
     Exercisable at end of year..............................   348,000  $15.27
     Weighted average fair value of options granted.......... $    6.35

  The following is a summary of the exercise prices and terms of the 1,769,000 options granted during 1996.

     EXERCISE PRICE                                              OPTIONS  TERM
     --------------                                              ------- -------
      $12.00.................................................... 375,000 4 years
       14.00.................................................... 529,000 5 years
       14.00.................................................... 450,000 3 years
       17.81....................................................  40,000 5 years
       18.125................................................... 110,000 4 years
       24.125................................................... 265,000 4 years

  The fair value of each option granted is estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions: risk free interest rate of 6.0%, expected dividend yield of zero, expected volatility of 35%, and expected lives of 5 years.

15. EMPLOYEE BENEFIT PLANS

  During 1996, the Company authorized 500,000 shares of Common Stock to be issued in connection with its 1996 Equity Participation Plan and The Employee Stock Purchase Plan (the "Plan"). The Plan allows employees that work at least 20 hours per week to purchase Common Stock of the Company at a 15% discount from the

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES lesser of the stock price on the date of grant or the date the stock is purchased. Employees may purchase up to a maximum of 10% of their annual compensation or $25,000. As of December 31, 1996, no shares were issued or outstanding related to the Plan.

  The Company also sponsors a 401(k) deferred savings plan (the "401(k) Plan") in which employees can contribute up to 10% of their eligible compensation on a pre-tax basis subject to certain maximum amounts. Under the terms of the 401(k) Plan, the Company can, at its option, match 50% of employee contributions up to three percent of compensation. No contributions were made to the 401(k) Plan by the Company during 1996.

16. INCOME TAXES

  On August 20, 1996, the Company consummated a public offering which made it subject to federal, state, and foreign income taxes from the effective date of the Initial Public Offering. In addition, the Company is now required to record a deferred tax liability for cumulative temporary differences between financial reporting and tax reporting following the effective date of the Initial Public Offering. For the year ended December 31, 1996, the Company recorded approximately $1,720,000 of current income tax expense and approximately $6,627,000 of deferred income tax benefit. Additionally, the Company recorded deferred taxes of $9,464,000 related to deferred taxes from prior years that were assumed as part of the Initial Public Offering. The total current tax liability and deferred tax liability at December 31, 1996 was $438,000 and $5,493,000, respectively.

  The Company has recorded $820,000 of accrued interest related to deferred installment gains from previous years that were assumed as part of the Initial Public Offering. During the year ended December 31, 1996, the Company recorded an additional $78,000 of expense related to these deferred installment gains.

  Prior to August 20, 1996, the predecessor entities were taxed either as a corporation at the corporate level, as an S corporation taxable at the shareholder level, or as a partnership taxable at the partner level. Accordingly, the table below summarizes the unaudited pro forma provision for income taxes that would have been reported had the Company been treated as a C corporation rather than as individual limited partnerships and limited liability companies for federal income tax purposes for the years ended December 31, 1996 and 1995. AVCOM's actual deferred income taxes and provision for income taxes are included in the proforma schedules and 1996 actual schedule below. The Company's actual income tax provision is presented for the period subsequent to August 20, 1996.

                                      FOR THE YEAR ENDED DECEMBER 31,
                               ------------------------------------------------
                                                   PRO FORMA UNAUDITED
                                            -----------------------------------
                                  1996         1996         1995        1994
                               -----------  -----------  ----------  ----------
   Current:
     Federal.................. $ 1,428,000  $ 2,366,000  $1,830,000  $  542,000
     State....................     227,000      382,000      36,000       6,000
     Foreign..................      65,000       58,000     686,000         --
                               -----------  -----------  ----------  ----------
                                 1,720,000    2,806,000   2,552,000     548,000
   Deferred:
     Federal.................. $(5,541,000) $(3,327,000) $2,103,000  $1,442,000
     State....................  (1,086,000)    (747,000)    725,000     314,000
     Foreign..................         --           --       (7,000)        --
                               -----------  -----------  ----------  ----------
                                (6,627,000)  (4,074,000)  2,821,000   1,756,000
                               -----------  -----------  ----------  ----------
     (Benefit) provision for
      income taxes............ $(4,907,000) $(1,268,000) $5,373,000  $2,304,000
                               ===========  ===========  ==========  ==========

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

  The reconciliation between the statutory provision for income taxes and the actual provision for income taxes is shown as follows:

                                       FOR THE YEAR ENDED DECEMBER 31,
                                ------------------------------------------------
                                                    PRO FORMA UNAUDITED
                                             -----------------------------------
                                   1996         1996         1995        1994
                                -----------  -----------  ----------  ----------
   Income tax at federal
    statutory rate............  $(4,144,000) $(1,077,000) $4,567,000  $2,008,000
   State tax, net of federal
    benefit...................   (1,003,000)    (662,000)    535,000     253,000
   Foreign tax, net of federal
    benefit...................          --           --       (8,000)        --
   Other......................      240,000      471,000     279,000      43,000
                                -----------  -----------  ----------  ----------
     (Benefit) provision for
      income taxes............  $(4,907,000) $(1,268,000) $5,373,000  $2,304,000
                                ===========  ===========  ==========  ==========

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the net deferred tax liabilities were as follows:

                                                         DECEMBER 31,
                                                 --------------------------
                                                                PRO FORMA
                                                                UNAUDITED
                                                     1996          1995
                                                 ------------  ------------
   Deferred tax assets:
     Allowance for doubtful accounts............ $  3,803,000  $  1,763,000
     Fixed assets and inventory.................    3,092,000      (359,000)
     Accrued expenses...........................    2,304,000        62,000
     Net operating loss carryforward............   15,763,000     1,383,000
     Federal benefit of state deferred tax......          --        364,000
     Foreign tax credit carryover...............      332,000       632,000
     Minimum tax credit carryover...............    1,629,000     3,094,000
                                                 ------------  ------------
       Total deferred tax assets................ $ 26,923,000  $  6,939,000
                                                 ------------  ------------
   Deferred tax liabilities:
     Installment sales..........................  (27,190,000)  (13,070,000)
     Percentage of completion...................   (4,370,000)          --
     Other......................................     (856,000)     (901,000)
                                                 ------------  ------------
   Total deferred tax liabilities............... $(32,416,000) $(13,971,000)
                                                 ------------  ------------
       Net deferred taxes....................... $ (5,493,000) $ (7,032,000)
                                                 ============  ============

  Additionally, certain of the Company's consolidated affiliates include foreign corporations which are taxed at a regular rate up to 45%. The Company has filed a request for a tax holiday for AKGI-Royal Palm C.V.O.A. which effectively reduces the tax to 2%. This 2% tax liability rate will be in effect for the fiscal year ending December 31, 1997. Generally, a foreign tax credit is allowed for any taxes paid on foreign income up to the amount of U.S. tax.

17. SUBSEQUENT EVENTS

  On June 5, 1997, the Company announced the execution of a definitive agreement to acquire 100% of the capital stock of United Kingdom based LSI Group Holdings, PLC (LSI). LSI is a developer, owner and operator of European Vacation ownership resorts with 11 resorts in England, Spain, and Austria. LSI operates a points based club system called the Grand Vacation Club with 25,000 member families. The Company plans to acquire all the outstanding stock of LSI for newly issued shares of the Company's common stock. The actual number of

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES shares will be determined by the average closing price of the Company's common stock for a five day trading period ending August 7, 1997. Between an average closing price of $21 and $27 per share, 1,875,000 shares will be issued. Should the average closing price exceed $27 per share, the number of shares issued would decrease so that the total common stock consideration would not exceed $50,625,000 subject to a minimum of 1,400,000 shares issued. The company plans to account for this merger under the pooling of interest method of accounting.

  On May 15, 1997, the Company announced the acquisition and merger of Plantation Resorts Group, Inc (PRG), a Williamsburg, VA based developer, owner and operator of vacation ownership intervals. The merger was consummated through the issuance of 2.4 million shares of the Company's common stock. PRG owns and operates the 256 acre Powhatan Plantation Resort which currently consists of 405 units, and the 123 acre Greensprings Plantation Resort which currently consists of 58 units. In addition, the Company acquired an additional 141 acres of waterfront land near the two resorts.

  The following presents a summary of the pro forma revenue, net income and earnings per share if the merger between the Company and PRG had taken place on January 1, 1996:

      Pro forma total revenue..................................... $191,900,000
      Pro forma net income (unaudited)............................ $  2,115,000
      Pro forma earnings per share (unaudited).................... $       0.12

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Plantation Resorts Group, Inc.:

We have audited the accompanying consolidated balance sheets of Plantation Resorts Group, Inc. (a Virginia corporation) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, equity and cash flows for each of the three years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Plantation Resorts Group, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period then ended in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP
Orlando, Florida
 March 28, 1997 (except with respect to
 the matter discussed in Note 10,
 as to which the date
 is May 15, 1997)

                PLANTATION RESORTS GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                           DECEMBER 31,
                                                     --------------------------
                                      MARCH 31, 1997     1996          1995
                                      -------------- ------------  ------------
                                       (UNAUDITED)
ASSETS:
Cash and cash equivalents...........   $ 5,994,697   $  7,142,739  $ 10,657,091
Cash in escrow......................       611,156        430,681       802,719
Mortgages receivable, net of an
 allowance of $6,938,806, $7,148,915
 and $6,506,000 at March 31, 1997,
 December 31, 1996 and 1995,
 respectively.......................    64,793,823     65,964,496    63,315,332
Due from related parties............     5,440,012      4,426,678    14,132,963
Real estate and development costs,
 net................................    16,231,464     14,580,222    10,513,808
Property and equipment, net.........     1,560,865      1,582,036     2,281,462
Prepaid expenses....................     1,657,748      4,502,403     5,561,859
Intangible assets, net..............     1,267,560      1,338,517     1,550,531
Deferred income taxes...............     2,340,582      1,948,626           --
                                       -----------   ------------  ------------
   Total assets.....................   $99,897,907   $101,916,398  $108,815,765
                                       ===========   ============  ============
LIABILITIES AND EQUITY:
Accounts payable....................   $ 3,474,853   $  1,923,294  $  2,492,141
Accrued liabilities.................       933,198      1,380,227       771,186
Deferred revenue....................     2,353,373      5,661,152     8,123,190
Notes payable to financial
 institutions.......................    68,429,288     69,755,720    69,278,148
                                       -----------   ------------  ------------
   Total liabilities................    75,190,712     78,720,393    80,664,665
Stockholders equity:
  Common stock (no par value, 5,000
   shares authorized and 973
   outstanding).....................           --             --            --
  Additional paid-in capital........       410,998        410,998       410,998
  Retained deficit .................    (5,900,111)    (5,260,604)     (294,927)
Venturer's equity...................    30,196,308     28,045,611    28,035,029
                                       -----------   ------------  ------------
Total equity........................    24,707,195     23,196,005    28,151,100
                                       -----------   ------------  ------------
   Total liabilities and equity.....   $99,897,907   $101,916,398  $108,815,765
                                       ===========   ============  ============


        See accompanying notes to the consolidated financial statements.

                PLANTATION RESORTS GROUP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                           THREE MONTHS ENDED
                                MARCH 31,               YEAR ENDED DECEMBER 31,
                         ------------------------ ------------------------------------
                            1997         1996        1996         1995        1994
                         -----------  ----------- -----------  ----------- -----------
                         (UNAUDITED)  (UNAUDITED)
REVENUES:
  Vacation Interval
   sales................ $ 8,133,678  $11,284,685 $35,712,455  $26,249,708 $34,659,161
  Interest income.......   3,023,608    3,166,380  12,681,108   12,483,200  11,883,479
  Other income..........       1,071        2,986      31,660       91,661     151,263
                         -----------  ----------- -----------  ----------- -----------
    Total revenues......  11,158,357   14,454,051  48,425,223   38,824,569  46,693,903
                         -----------  ----------- -----------  ----------- -----------
COSTS AND OPERATING
 EXPENSES:
  Vacation Interval cost
   of sales.............   2,510,934    3,493,016  11,366,259    7,345,649   9,806,598
  Advertising, sales and
   marketing............   3,766,607    5,255,614  16,534,132   12,202,283  16,103,507
  Loan portfolio:
    Interest expense--
     treasury...........   1,758,903    1,670,508   7,016,109    6,189,582   6,533,220
    Other expenses......     578,035      395,692   1,816,246      351,006     215,684
    Provision for
     doubtful accounts .      80,687      579,869   1,722,832      920,619     661,822
  General and
   administrative ......   1,103,520      378,316   2,855,882    2,450,752   1,838,268
  Depreciation and
   amortization ........     138,836      104,017     419,944      293,126     354,867
                         -----------  ----------- -----------  ----------- -----------
    Total costs and
     operating expenses.   9,937,522   11,877,032  41,731,404   29,753,017  35,513,966
                         -----------  ----------- -----------  ----------- -----------
  Income before
   (benefit) provision
   for income taxes.....   1,220,835    2,577,019   6,693,819    9,071,552  11,179,937
(Benefit) provision for
 income taxes ..........    (380,456)     418,314    (337,365)   1,533,193   1,351,376
                         -----------  ----------- -----------  ----------- -----------
  Net income............ $ 1,601,291  $ 2,158,705 $ 7,031,184  $ 7,538,359 $ 9,828,561
                         ===========  =========== ===========  =========== ===========
PRO FORMA INCOME DATA
 (UNAUDITED):
  Income before taxes... $ 1,220,835  $ 2,577,019 $ 6,693,819  $ 9,071,552 $11,179,937
  Pro forma provision
   for income taxes.....     488,334    1,030,808   2,677,528    3,628,621   4,360,175
                         -----------  ----------- -----------  ----------- -----------
  Pro forma net income.. $   732,501  $ 1,546,211 $ 4,016,291  $ 5,442,931 $ 6,819,762
                         ===========  =========== ===========  =========== ===========

        See accompanying notes to the consolidated financial statements.

                PLANTATION RESORTS GROUP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF EQUITY

                             COMMON STOCK                                TOTAL
                          ------------------ ADDITIONAL  RETAINED    STOCKHOLDERS'
                            SHARES            PAID-IN    EARNINGS       EQUITY     VENTURERS'      TOTAL
                          OUTSTANDING AMOUNT  CAPITAL    (DEFICIT)     (DEFICIT)     EQUITY       EQUITY
                          ----------- ------ ---------- -----------  ------------- -----------  -----------
Balance at December 31,
 1993...................      973      --     $410,998  $ 1,507,551   $ 1,918,549  $17,960,948  $19,879,497
Net (loss) income.......      --       --          --    (1,069,617)   (1,069,617)  10,898,178    9,828,561
Distributions...........      --       --          --           --            --    (4,434,248)  (4,434,248)
Balance at December 31,
 1994...................      973      --      410,998      437,934       848,932   24,424,878   25,273,810
Net (loss) income.......      --       --          --      (732,861)     (732,861)   8,271,220    7,538,359
Distributions...........      --       --          --           --            --    (4,811,069)  (4,811,069)
Contributions...........      --       --          --           --            --       150,000      150,000
                              ---      ---    --------  -----------   -----------  -----------  -----------
Balance at December 31,
 1995...................      973      --      410,998     (294,927)      116,071   28,035,029   28,151,100
Net (loss) income.......      --       --          --    (1,076,002)   (1,076,002)   8,107,186    7,031,184
Distributions...........      --       --          --           --            --    (4,648,096)  (4,648,096)
Assignment to venturers'
 of receivable due from
 related party .........      --       --          --           --            --    (3,448,508)  (3,448,508)
Write-off of receivable
 from related party.....      --       --          --    (3,889,675)   (3,889,675)         --    (3,889,675)
                              ---      ---    --------  -----------   -----------  -----------  -----------
Balance at December 31,
 1996...................      973      --      410,998   (5,260,604)   (4,849,606)  28,045,611   23,196,005
(Unaudited interim
 financial information):
Net (loss) income.......      --       --          --      (639,507)    (639,507)    2,240,798    1,601,291
Distributions...........      --       --          --           --            --       (90,101)     (90,101)
                              ---      ---    --------  -----------   -----------  -----------  -----------
Balance at March 31,
 1997 (unaudited).......      973      --     $410,998  $(5,900,111)  $(5,489,113) $30,196,308  $24,707,195
                              ===      ===    ========  ===========   ===========  ===========  ===========


        See accompanying notes to the consolidated financial statements.

                PLANTATION RESORTS GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                            THREE MONTHS ENDED
                                 MARCH 31,                YEAR ENDED DECEMBER 31,
                          ------------------------  -------------------------------------
                             1997         1996         1996         1995         1994
                          -----------  -----------  -----------  -----------  -----------
                          (UNAUDITED)  (UNAUDITED)
OPERATING ACTIVITIES:
Net income..............  $ 1,601,291  $ 2,158,705  $ 7,031,184  $ 7,538,359  $ 9,828,561
Adjustments to reconcile
 net income to net cash
 (used in) provided by
 operating activities:
 Depreciation and
  amortization..........      138,836      104,017      419,944      293,126      354,867
 Provision for doubtful
  accounts..............       80,687      579,869    1,722,832      920,619      661,822
 Loss on disposal of
  property and
  equipment.............          --       337,135      572,820          --           --
 Changes in operating
  assets and
  liabilities:
   Cash in escrow.......     (180,475)          92      372,038       (7,619)    (133,002)
   Due from related
    parties.............   (1,013,334)   1,562,220    2,368,102   (1,425,553)  (4,854,354)
   Real estate and
    development costs...   (1,651,242)    (131,578)  (4,066,414)  (4,532,302)     800,222
   Prepaid expenses.....    2,844,655    2,901,951    1,059,456   (2,422,705)     983,322
   Accounts payable.....    1,551,559      337,531     (568,847)     186,869      476,699
   Accrued liabilities..     (447,029)    (350,917)     609,041      (36,869)    (127,057)
   Deferred revenue.....   (3,307,779)  (3,840,200)  (2,462,038)   3,852,447   (2,114,669)
   Deferred income
    taxes...............     (391,956)     (57,000)  (1,948,626)         --           --
                          -----------  -----------  -----------  -----------  -----------
Net cash (used in)
 provided by operating
 activities.............     (774,787)   3,601,825    5,109,492    4,366,372    5,876,411
                          -----------  -----------  -----------  -----------  -----------
INVESTING ACTIVITIES:
Mortgages receivable....    1,089,986     (991,071)  (4,371,996)  (1,957,056)  (5,848,598)
Expenditures for
 property and equipment.      (46,708)     (16,524)     (16,524)  (1,600,236)    (486,220)
Expenditures for
 intangible assets......          --       (11,217)     (64,800)    (903,183)    (152,680)
                          -----------  -----------  -----------  -----------  -----------
Net cash provided by
 (used in) investing
 activities.............    1,043,278   (1,018,812)  (4,453,320)  (4,460,475)  (6,487,498)
                          -----------  -----------  -----------  -----------  -----------
FINANCING ACTIVITIES:
Net (payments of)
 proceeds from notes
 payable to financial
 institutions...........   (1,326,432)    (760,977)     477,572    5,261,579    2,562,796
Contributions...........          --           --           --       150,000          --
Distributions...........      (90,101)  (1,958,002)  (4,648,096)  (4,811,069)  (4,434,248)
                          -----------  -----------  -----------  -----------  -----------
Net cash (used in)
 provided by financing
 activities.............   (1,416,533)  (2,718,979)  (4,170,524)     600,510   (1,871,452)
                          -----------  -----------  -----------  -----------  -----------
Net (decrease) increase
 in cash and cash
 equivalents............   (1,148,042)    (135,966)  (3,514,352)     506,407   (2,482,539)
Cash and cash
 equivalents, beginning
 of period..............    7,142,739   10,657,091   10,657,091   10,150,684   12,633,223
                          -----------  -----------  -----------  -----------  -----------
Cash and cash
 equivalents, end of
 period.................  $ 5,994,697  $10,521,125  $ 7,142,739  $10,657,091  $10,150,684
                          ===========  ===========  ===========  ===========  ===========
SUPPLEMENTAL DISCLOSURES
 OF CASH FLOW
 INFORMATION:
Cash paid during the
 period for interest....  $ 1,763,604  $ 1,680,064  $ 7,027,982  $ 6,423,392  $ 6,802,821
Cash (received) paid
 during the period for
 income taxes...........  $  (391,755) $   223,936  $(1,048,213) $ 1,683,360  $ 1,109,384
SUPPLEMENTAL DISCLOSURE
 OF NON-CASH
 INFORMATION:
Assignment to venturers
 of receivable due from
 related party recorded
 as a reduction of
 venturers' equity......               $ 3,448,508  $ 3,448,508
Write-off of receivable
 from related party
 recorded as a reduction
 of stockholders'
 equity.................                            $ 3,889,675

        See accompanying notes to the consolidated financial statements.

                PLANTATION RESORTS GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1995

1. NATURE OF BUSINESS

  Plantation Resorts Group, Inc. (the Company) generates revenues from the sale and financing of vacation ownership interests in its resorts, which typically entitle the owner to use a fully furnished vacation resort (in perpetuity), typically for one-week each year (a Vacation Interval). The Company's principal operations consist of (1) developing and acquiring vacation ownership resorts and (2) providing consumer financing for the purchase of Vacation Intervals at its resorts.

  The Company was incorporated in April 1997 through a private placement of its common stock in which certain predecessor joint ventures and corporations (the "Entities") exchanged their interests for shares of the Company's common stock (the "Consolidation Transactions"). The Entities are Powhatan Associates, Greensprings Associates (Virginia joint ventures wholly-owned by the Company), Powhatan Associates Mortgage Trust I (a Delaware trust wholly-owned by the Company), RKG Corporation (RKG) and its wholly-owned subsidiaries, Greensprings Plantation Resort, Inc. (GPR) and Williamsburg Vacations, Inc. (WVI) (all Virginia corporations).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation and Principles of Consolidation

  The accompanying consolidated financial statements include the combined accounts of the companies listed in Note 1, which became wholly-owned subsidiaries of the Company through the Consolidation Transactions. As a result, the combined accounts are now referred to as consolidated financial statements for the historical periods presented. All significant intercompany transactions and balances have been eliminated from these consolidated financial statements.

  The Consolidation Transactions have been accounted for as a reorganization of entities under common control. Accordingly, the net assets of the predecessor entities were recorded at the predecessor entities' basis. In addition, the accompanying consolidated financial statements reflect the historical results of operations of the predecessor entities on a combined basis.

 Interim Financial Statements

  The accompanying unaudited interim financial statements at March 31, 1997 and for the three months ended March 31, 1997 and 1996, do not include all disclosures provided in the annual financial statements. These interim financial statements should be read in conjunction with the accompanying annual audited financial statements and the footnotes thereto. Results for the 1997 interim period are not necessarily indicative of the results to be expected for the year ended December 31, 1997. However, the accompanying interim financial statements reflect all adjustments which are, in the opinion of management, of a normal and recurring nature necessary for a fair presentation of the financial position and results of operations of the Company. Unless otherwise stated, all information subsequent to December 31, 1996, is unaudited.

 Cash and Cash Equivalents

  Cash and cash equivalents consist of all highly liquid investments purchased with an original maturity of three months or less. Cash and cash equivalents consist of cash and money market funds.

 Cash in Escrow

  Cash in escrow is restricted cash consisting of deposits received on sales of Vacation Intervals that are held in escrow until a certificate of occupancy is obtained or the legal rescission period has expired.

                PLANTATION RESORTS GROUP, INC. AND SUBSIDIARIES

 Real Estate and Development Costs

  Real estate is valued at the lower of cost or net realizable value. Development costs include both hard and soft construction costs and, together with real estate costs, is allocated to Vacation Intervals. Interest, taxes and other carrying costs incurred during the construction period are capitalized.

  In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to Be Disposed Of" (SFAS 121), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted SFAS 121 effective January 1, 1996, and there has been no material impact on the Company's operations or financial position.

 Income Taxes

  The Company accounts for income taxes using an asset and liability approach in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Deferred tax assets and liabilities are measured by applying enacted statutory tax rates applicable to the future years in which the related deferred tax assets or liabilities are expected to be settled or realized. Income tax expense consists of the taxes payable for the current period and the change during the period in deferred tax assets and liabilities.

 Property and Equipment

  Property and equipment consists of buildings used for sales presentations. The buildings are recorded at cost and depreciated using the straight-line method over their estimated useful life of 39 years.

  Depreciation expense related to property and equipment was $143,130, $67,496 and $89,394 for the years ended December 31, 1996, 1995 and 1994, respectively.

 Fair Value of Financial Instruments

  SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values for its financial instruments. The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

  Cash and cash equivalents and cash in escrow: The carrying amount reported in the balance sheet for cash and cash equivalents and cash in escrow approximates their fair value because of the short maturity of these instruments.

  Mortgages receivable: The carrying amount reported in the balance sheet for mortgages receivable approximates its fair value because the weighted average interest rate on the portfolio of mortgages receivable approximates current interest rates to be received on similar current mortgages receivable.

  Notes payable to financial institutions: The carrying amount reported in the balance sheet for notes payable approximates its fair value because the interest rates on these instruments approximate current interest rates charged on similar current borrowings.

                PLANTATION RESORTS GROUP, INC. AND SUBSIDIARIES

 Intangible Assets

  Bond issuance costs and loan commitment fees incurred in connection with obtaining funding for the Company have been capitalized and are being amortized over the life of the respective loans.

 Revenue Recognition

  The Company recognizes sales of Vacation Intervals on an accrual basis after a binding sales contract has been executed, a 10 percent minimum down payment has been received, the rescission period has expired, construction is substantially complete, and certain minimum sales levels have been achieved. If all the criteria are met except that construction is not substantially complete, then revenues are recognized on the percentage-of-completion (cost-to-cost) basis. For sales that do not qualify for either accrual or percentage-of-completion accounting, all revenue is deferred using the deposit method.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities at the date of the financial statements during the reporting period. Actual results could differ from those estimates.

3. MORTGAGES RECEIVABLE

  The Company provides financing to the purchasers of Vacation Intervals, which is collateralized by the purchaser's deeded interest in such Vacation Intervals. The mortgages receivable bear interest at the time of issuance of 16 percent per annum over the term of the loan, which is 10 years.

  Mortgages receivable consisted of the following as of December 31, 1996 and 1995:

                                                            DECEMBER 31,
                                                       ------------------------
                                                          1996         1995
                                                       -----------  -----------
   Mortgages receivable............................... $72,131,335  $68,713,899
   Accrued interest...................................     982,076    1,107,433
   Allowance for doubtful accounts....................  (7,148,915)  (6,506,000)
                                                       -----------  -----------
                                                       $65,964,496  $63,315,332
                                                       ===========  ===========

  The activity in the mortgages receivable allowance for doubtful accounts is as follows for the years ended December 31, 1996 and 1995:

                                                            DECEMBER 31,
                                                       ------------------------
                                                          1996         1995
                                                       -----------  -----------
   Balance, beginning of period....................... $(6,506,000) $(6,500,000)
     Provision........................................  (1,722,832)    (920,619)
     Receivables charged-off..........................   1,079,917      914,619
                                                       -----------  -----------
   Balance, end of period............................. $(7,148,915) $(6,506,000)
                                                       ===========  ===========

                PLANTATION RESORTS GROUP, INC. AND SUBSIDIARIES

  The following schedule reflects the principal maturities of mortgages receivable as of December 31, 1996:

   YEAR ENDING
   DECEMBER 31,                                                       AMOUNT
   ------------                                                     -----------
     1997.......................................................... $ 7,989,000
     1998..........................................................   9,186,000
     1999..........................................................   9,323,000
     2000..........................................................   9,281,000
     2001..........................................................   9,168,000
     Thereafter....................................................  27,184,335
                                                                    -----------
     Total principal maturities of mortgages receivable............  72,131,335
     Less--Allowance for doubtful accounts.........................  (7,148,915)
                                                                    -----------
       Net principal maturities of mortgages receivable............ $64,982,420
                                                                    ===========

4. REAL ESTATE AND DEVELOPMENT COSTS

  Real estate and development costs and accumulated cost of Vacation Interval sales consisted of the following as of December 31, 1996, and 1995:

                                                           DECEMBER 31,
                                                     --------------------------
                                                         1996          1995
                                                     ------------  ------------
Land................................................ $  5,135,676  $  3,275,476
Development costs...................................   77,167,391    63,594,918
                                                     ------------  ------------
Total real estate and development costs.............   82,303,067    66,870,394
Less--Accumulated cost of Vacation Interval sales...  (67,722,845)  (56,356,586)
                                                     ------------  ------------
  Real estate and development costs, net............ $ 14,580,222  $ 10,513,808
                                                     ============  ============

5. INTANGIBLE ASSETS

  Intangible assets and accumulated amortization consisted of the following as of December 31, 1996 and 1995:

                                                             DECEMBER 31,
                                                         ----------------------
                                                            1996        1995
                                                         ----------  ----------
Bond issuance costs..................................... $  933,184  $  933,184
Loan commitment fees....................................  1,056,268     991,468
                                                         ----------  ----------
                                                          1,989,452   1,924,652
Accumulated amortization................................   (650,935)   (374,121)
                                                         ----------  ----------
  Intangible assets, net................................ $1,338,517  $1,550,531
                                                         ==========  ==========

  Amortization expense related to intangible assets was $276,814, $225,630 and $265,473 for the years ended December 31, 1996, 1995 and 1994, respectively. During the year ended December 31, 1994, the Company wrote-off certain fully amortized loan commitment fees related to expired loan agreements.

                PLANTATION RESORTS GROUP, INC. AND SUBSIDIARIES

6. NOTES PAYABLE TO FINANCIAL INSTITUTIONS

  Notes payable to financial institutions consisted of the following as of December 31, 1996 and 1995:

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1996        1995
                                                        ----------- -----------
Bonds payable, bearing interest at 7.75%, payable from
 collections of mortgages receivable, secured by
 mortgages receivable, matures April 2004.............  $17,460,180 $23,179,521
Construction loan, bearing interest at prime plus 2%,
 payable by release fees on Vacation Interval sales,
 secured by mortgages receivable, matures June 2001...    2,055,635   3,692,321
Endpaper loan, bearing interest at prime plus 2%,
 payable from collections of mortgages receivable,
 secured by mortgages receivable, matures
 December 2002........................................    9,137,010   1,119,833
Endpaper loan, bearing interest at prime plus 1.25%,
 payable from collections of mortgages receivable,
 secured by mortgages receivable, matures June 2005...    2,558,595     306,168
Endpaper loan, bearing interest at prime plus 2.25%,
 payable from collections of mortgages receivable,
 secured by mortgages receivable, matures April 2003..    7,963,092   7,088,997
Endpaper loan, bearing interest at prime plus 1.5%,
 payable from collections of mortgages receivable,
 secured by mortgages receivable, matures April 2003..   14,654,234  16,553,718
Endpaper loan, bearing interest at prime plus 1.25%,
 payable from collections of mortgages receivable,
 secured by mortgages receivable, matures
 December 2002........................................    2,700,252   1,798,148
Endpaper loan, bearing interest at prime plus 2.25%,
 payable from collections of mortgages receivable,
 secured by mortgages receivable, matures April 2003..   13,226,722  15,539,442
                                                        ----------- -----------
                                                        $69,755,720 $69,278,148
                                                        =========== ===========

  The prime rate was 8.25% at December 31, 1996.

  The following schedule reflects the expected principal maturities of notes payable to financial institutions as of December 31, 1996:

        YEAR ENDING
        DECEMBER 31,                                                  AMOUNT
        ------------                                                -----------
        1997..............................................          $12,813,000
        1998.......................................................  12,857,000
        1999.......................................................  12,799,000
        2000.......................................................  12,549,000
        2001.......................................................  12,215,000
        Thereafter.................................................   6,522,720
                                                                    -----------
        Net principal maturities of debt........................... $69,755,720
                                                                    ===========

                PLANTATION RESORTS GROUP, INC. AND SUBSIDIARIES

7. DUE FROM RELATED PARTIES

  Amounts due from related parties represent advances to affiliates and owners of the Company. Amounts due from affiliates totalled $4,043,942 and $12,315,611 at December 31, 1996 and 1995, respectively, and represent amounts advanced to entities owned by Shareholders to fund working capital and expansion. Amounts due from Shareholders totaled $382,736 and $1,817,352 at December 31, 1996 and 1995, respectively. These amounts represent advances for services to be provided to the Company. For each of the three years in the period ended December 31, 1996, Shareholders of the Company, through their affiliates, provided certain marketing and development services to the Company as follows:

                                                1996        1995        1994
                                             ----------- ----------- -----------
Marketing .................................. $16,070,605 $11,812,369 $15,596,622
Development ................................  13,572,473  10,612,475   9,006,376

  The above services were performed at rates negotiated by the Shareholders and are reflected in the accompanying consolidated statements of income, except for development-related costs, which have been capitalized as real estate and development costs.


8. PREPAID EXPENSES

  Prepaid expenses consisted of the following as of December 31, 1996 and 1995:

                                                               DECEMBER 31,
                                                           ---------------------
                                                              1996       1995
                                                           ---------- ----------
Deferred selling and marketing costs...................... $3,978,223 $5,050,726
Other prepaid expenses....................................    524,180    511,133
                                                           ---------- ----------
                                                           $4,502,403 $5,561,859
                                                           ========== ==========

9. INCOME TAXES (PRO FORMA UNAUDITED)

  In connection with the merger discussed in Note 10, the Company became a C corporation, which made it subject to federal and state income taxes from the date of incorporation. In addition, the Company is now required to record the impact of cumulative temporary differences between financial reporting and tax reporting since the date of incorporation. RKG, GPR and WVI were subject to federal and state income taxes for all periods presented. The actual provision (benefit) for income taxes for RKG, GPR and WVI has been included in the unaudited pro forma provision for income taxes for all periods presented.

  The unaudited pro forma provision for income taxes represents the estimated income taxes that would have been reported had the Company filed federal and state income tax returns as a C corporation. The following summarizes the unaudited pro forma provision for income taxes for the years ended December 31, 1996, 1995 and 1994:

                                                1996        1995        1994
                                             ----------  ----------  ----------
   Current:
     Federal................................ $2,778,530  $4,049,536  $3,587,934
     State..................................    308,726     449,949     410,050
                                             ----------  ----------  ----------
                                              3,087,256   4,499,485   3,997,984
   Deferred:
     Federal................................   (368,756)   (783,777)    325,043
     State..................................    (40,972)    (87,087)     37,148
                                             ----------  ----------  ----------
                                               (409,728)   (870,864)    362,191
                                             ----------  ----------  ----------
   Unaudited pro forma provision for income
    taxes................................... $2,677,528  $3,628,621  $4,360,175
                                             ==========  ==========  ==========

                PLANTATION RESORTS GROUP, INC. AND SUBSIDIARIES

  The reconciliation between the unaudited pro forma statutory provision for income taxes and the unaudited pro forma provision for income taxes is shown as follows for the years ended December 31, 1996, 1995 and 1994:

                                                   1996       1995       1994
                                                ---------- ---------- ----------
Unaudited pro forma provision for federal tax.  $2,409,774 $3,265,759 $3,912,977
Unaudited pro forma provision for state tax,
 net of federal benefit.......................     267,754    362,862    447,198
                                                ---------- ---------- ----------
Unaudited pro forma provision for income
 taxes........................................  $2,677,528 $3,628,621 $4,360,175
                                                ========== ========== ==========

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the pro forma net deferred tax liabilities were as follows as of December 31, 1996 and 1995:

                                                         1996         1995
                                                      -----------  -----------
Deferred tax assets:
  Allowance for doubtful accounts.................... $ 4,813,343  $ 2,602,400
                                                      -----------  -----------
Total deferred tax assets............................   4,813,343    2,602,400
                                                      -----------  -----------
Deferred tax liabilities:
  Book over tax sales................................   8,218,071    6,332,526
  Other..............................................     178,424      262,754
                                                      -----------  -----------
Total deferred tax liabilities.......................   8,396,495    6,595,280
                                                      -----------  -----------
Pro forma net deferred tax liabilities............... $(3,583,152) $(3,992,880)
                                                      ===========  ===========

10. SUBSEQUENT EVENT

  On May 15, 1997, the Company announced the signing of a merger agreement with Signature Resorts, Inc. ("Signature"). The merger was consummated through the issuance of 2,401,229 shares of Signature's common stock in the exchange for 100% of the Company's outstanding Common Stock.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any of the Underwriters. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the registered securities to which this Prospectus relates or any offer to any person in any jurisdiction where such an offer would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.

                              ------------------

                               TABLE OF CONTENTS

                              ------------------

                                                                            Page
                                                                            ----
Summary...................................................................    2
Risk Factors..............................................................   10
Use of Proceeds...........................................................   23
Common Stock Price Range..................................................   23
Dividend Policy...........................................................   23
Consolidated Capitalization...............................................   24
Selected Consolidated and Restated Historical Financial Information of the
 Company..................................................................   25
Selected Financial Data of Plantation Resorts Group, Inc. ................   27
Pro Forma Financial Information (Unaudited)...............................   29
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   32
Business..................................................................   40
Management................................................................   64
Certain Relationships and Related Transactions............................   75
Principal Stockholders....................................................   78
Registering Stockholders..................................................   80
Description of Capital Stock..............................................   82
Certain Provisions of Maryland Law and of the Company's Charter and
 Bylaws...................................................................   83
Shares Eligible for Future Sale...........................................   86
Plan of Distribution......................................................   88
Legal Matters.............................................................   88
Experts...................................................................   88
Available Information.....................................................   89
Index to Financial Statements.............................................  F-1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                4,959,548 SHARES


                            [LOGO OF SIGNATURE RESORTS]

                            SIGNATURE RESORTS, INC.

                                  COMMON STOCK

                                ---------------

                                   PROSPECTUS

                                ---------------

                                          , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, in connection with the sale and distribution of the shares of Common Stock being registered hereby.

      Commission Registration Fee...................................... $49,690
      Accounting fees and expenses.....................................    *
      Blue Sky fees and expenses.......................................    *
      Legal fees and expenses..........................................    *
      Printing and engraving expenses..................................    *
      Transfer Agent fees..............................................    *
      Miscellaneous and other expenses.................................    *
                                                                        -------
        TOTAL.......................................................... $
                                                                        =======

--------
*  To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Company is a Maryland corporation. Section 2-418 of the Maryland General Corporation Law empowers the Company to indemnify, subject to the standards set forth therein, any person who is a party in any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The Maryland General Corporation Law also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent.

  The Company's Charter and Bylaws provide in effect for the indemnification by the Company of each director and officer of the Company to the fullest extent permitted by applicable law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  In connection with the Consolidation Transactions in June 1996, investors in the Property Partnerships and the Affiliated Entities agreed to contribute their interests in such entities to the Company in return for the issuance of 11,354,705 shares of the Company's common stock, $.01 par value.

  Additionally, in connection with the PRG Merger in May 1997, the Company issued 2,401,229 shares of its Common Stock to former PRG stockholders. Such securities were issued by the Company in reliance upon an exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

  Unless otherwise indicated, all exhibits have been previously filed.

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   2.1    Plan and Agreement of Merger dated as of September 22, 1996 by and between Signature Resorts, Inc. and AVCOM International, Inc. as
           amended (incorporated by reference to Exhibit 2 to Registrant's
           Registration Statement on Form S-4 (No. 333-16339))

   2.2 Agreement and Plan of Merger dated as of May 15, 1997 by and among Signature Resorts, Inc., Primavera Acquisition Corp. and Plantation
           Resorts Group, Inc. (incorporated by reference to Exhibit 2.1 to
           Registrant's current report on Form 8-K filed with the Commission on May 29, 1997)

  +2.3    Purchase Agreement dated as of June 5, 1997 by and among Signature
           Resorts, Inc., Ian K. Ganney, Richard Harrington and Stephen Massey

   3.1    Articles of Incorporation, as amended, of Signature Resorts, Inc.
           (incorporated by reference to Exhibit 3.1 to Registrant's
           Registration Statement on Form S-1 (No. 333-06027))

   3.2 Bylaws of Signature Resorts, Inc., as amended (incorporated by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

   *4     Indenture dated as of January 15, 1997 by and between Signature
           Resorts, Inc. and Norwest Bank Minnesota, National Association, as
           trustee, for the 5 3/4% Convertible Subordinated Notes of Signature
           Resorts, Inc. due 2007

  *5.1    Opinion of Ballard Spahr Andrews & Ingersoll regarding the validity of the Common Stock being registered (including consent)

 *10.1    Registration Rights Agreement dated as of August 20, 1996 by and among Signature Resorts, Inc. and the persons named therein

 *10.2.1  Employment Agreement between Signature Resorts, Inc. and Osamu Kaneko

 *10.2.2  Employment Agreement between Signature Resorts, Inc. and Andrew J.
           Gessow

 *10.2.3  Employment Agreement between Signature Resorts, Inc. and Steven C.
           Kenninger

  10.2.4  Employment Agreement between Signature Resorts, Inc. and James E.
           Noyes (incorporated by reference to Exhibit 10.2.2 to Registrant's
           Registration Statement on Form S-1 (No. 333-06027))

  10.2.5  Employment Agreement between Signature Resorts, Inc. and Michael A.
           Depatie (incorporated by reference to Exhibit 10.2.5 to Registrant's
           Registration Statement on Form S-4 (No. 333-16339))

 *10.2.6  Option Agreement between Signature Resorts, Inc. and Osamu Kaneko.

 *10.2.7  Option Agreement between Signature Resorts, Inc. and Andrew J. Gessow

 *10.2.8  Option Agreement between Signature Resorts, Inc. and Steven C.
           Kenninger

 *10.2.9  Option Agreement between Signature Resorts, Inc. and James E. Noyes

 *10.2.10 Option Agreement between Signature Resorts, Inc. and Michael A.
           Depatie

  10.3.1  1996 Equity Participation Plan of Signature Resorts, Inc.
           (incorporated by reference to Exhibit 10.3 to Registrant's
           Registration Statement on Form S-1 (No. 333-06027))

 *10.3.2  First Amendment to 1996 Equity Participation Plan of Signature
           Resorts, Inc. dated as of May 16, 1997

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  10.4   Agreement of Limited Partnership of Pointe Resort Partners, L.P.
          (subsequently renamed Poipu Resort Partners L.P.) dated October 11,
          1994 (incorporated by reference to Exhibit 10.4 to Registrant's
          Registration Statement on Form S-1 (No. 333-06027))
  10.5   Signature Resorts, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to Registrant's Registration Statement on
          Form S-1 (No. 333-06027))
  10.6   Agreement between W&S Hotel L.L.C. and Argosy/KOAR Group, Inc. dated as of May 3, 1996 (incorporated by reference to Exhibit 10.6 to
          Registrant's Registration Statement on Form S-1 (No. 333-06027))
  10.7   Conti-Trade Financial Warehouse Line Agreement (incorporated by reference to Exhibit 10.7 to Registrant's Registration Statement on
          Form S-4 (No. 333-16339))
  10.8.1 Loan and Security Agreement between Port Royal Resort, L.P., and
          Finova Capital Corporation (as successor in interest to Greyhound
          Capital Corporation) dated as of October 7, 1993 and as amended by the First Amendment to Loan and Security Agreement dated as of April
          26, 1995 (incorporated by reference to Exhibit 10.8.1 to Registrant's
          Registration Statement on Form S-1 (No. 333-18447))
  10.8.2 Loan and Security Agreement between Signature Resorts, Inc. (as successor in interest to Cypress Pointe Resorts, L.P.), and Finova
          Capital Corporation (as successor in interest to Greyhound Real
          Estate Finance Company) dated as of December 19, 1991 and as amended by (i) the First Amendment to Loan and Security Agreement and Consent
          and Agreement of Guarantors dated as of November 9, 1992, (ii) the
          Second Amendment to Loan and Security Agreement dated as of January
          13, 1993, (iii) the Third Amendment to Loan and Security Agreement
          dated as of April 7, 1993, (iv) the Fourth Amendment to Loan and
          Security Agreement dated as of December 16, 1993, (v) the Fifth
          Amendment to Loan and Security Agreement dated as of June 28, 1994,
          (vi) the Sixth Amendment to Loan and Security Agreement dated
          December 16, 1994, and (vii) the Seventh Amendment to Loan and
          Security Agreement dated as of November 6, 1995 (incorporated by reference to Exhibit 10.8.2 to Registrant's Registration Statement on
          Form S-1 (No. 333-18447))
  10.8.3 Loan and Security Agreement between Signature Resorts, Inc. (as successor in interest to San Luis Resort Partners, LLC), and Finova
          Capital Corporation dated as of June 6, 1996 (incorporated by reference to Exhibit 10.8.3 to Registrant's Registration Statement on
          Form S-1 (No. 333-18447))
  10.8.4 Loan and Security Agreement between Grand Beach Resort, Limited
          Partnership, and Finova Capital Corporation (as successor in interest to Greyhound Financial Corporation) dated as of October 7, 1994 and as amended by the First Amendment to Loan and Security Agreement
          dated as of July 5, 1995 (incorporated by reference to Exhibit 10.8.4 to Registrant's Registration Statement on Form S-1 (No. 333-18447))
  10.8.5 Loan and Security Agreement (Receivables) between Signature Resorts,
          Inc. (as successor in interest to Fall Creek Resort, L.P.), and
          Heller Financial, Inc., dated as of October 9, 1995 (incorporated by reference to Exhibit 10.8.5 to Registrant's Registration Statement on
          Form S-1 (No. 333-18447))
  10.8.6 Loan and Security Agreement between AKGI-St. Maarten NV (as successor in interest to AKGI-Royal Palm C.V.o.a.), and Finova Capital
          Corporation dated as of July 12, 1995 (incorporated by reference to
          Exhibit 10.8.6 to Registrant's Registration Statement on Form S-1
          (No. 333-18447))
  10.8.7 Loan and Security Agreement between Lake Tahoe Resort Partners, LLC, and Finova Capital Corporation dated as of April 29, 1996
          (incorporated by reference to Exhibit 10.8.7 to Registrant's
          Registration Statement on Form S-1 (No. 333-18447))
  10.8.8 Construction Loan Agreement between Lake Tahoe Resort Partners, LLC, and Finova Capital Corporation dated as of April 29, 1996
          (incorporated by reference to Exhibit 10.8.8 to Registrant's
          Registration Statement on Form S-1 (No. 333-18447))

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  10.8.9  Lender's Certification and Consent from Resort Capital Corporation to
           Signatures Resorts, Inc. dated as of August 15, 1996 (incorporated by reference to Exhibit 10.8.1 to Registrant's Registration
           Statement on Form S-4 (No. 333-16339))
  10.8.10 Lender's Certification and Consent from FINOVA Capital Corporation to
           Signature Resorts, Inc. dated as of August 15, 1996 (incorporated by reference to Exhibit 10.8.2 to Registrant's Registration Statement
           on Form S-4 (No. 333-16339))
  10.8.11 Assumption Agreement between FINOVA Capital Corporation and Signature
           Resorts, Inc. dated as of August 15, 1996 (incorporated by reference to Exhibit 10.8.3 to Registrant's Registration Statement on Form S-4
           (No. 333-16339))
  10.8.12 Assumption Agreement between Resort Capital Corporation and Signature
           Resorts, Inc. dated as of August 15, 1996 (incorporated by reference to Exhibit 10.8.4 to Registrant's Registration Statement on Form S-4
           (No. 333-16339))
  10.8.13 Assumption Agreement between FINOVA Capital Corporation and AKGI-Sint
           Maarten, N.V. dated as of August 15, 1996 (incorporated by reference to Exhibit 10.8.5 to Registrant's Registration Statement on Form S-4
           (No. 333-16339))
  10.9    Registration Rights Agreement dated as of May 15, 1997 by and among
           Signature Resorts, Inc. and the persons named therein (incorporated by reference to Exhibit 4 to Registrant's current report on Form 8-K filed with the Commission on May 29, 1997)
 *11      Statement re Computation of Per Share Earnings
  16.1    Letter from Ernst & Young LLP regarding change in certifying accountant (incorporated by reference to Exhibit 16.1 to
           Registrant's current report on Form 8-K filed with the Commission on
           September 18, 1996)
 *21      Subsidiaries of Signature Resorts, Inc.
 *23.1    Consent of Ballard Spahr Andrews & Ingersoll (included as part of
           Exhibit 5.1)
 *23.2    Consent of Arthur Andersen LLP
 *23.3    Consent of Ernst & Young LLP
 *24      Power of Attorney (included on page II-6)
 *27      Financial Data Schedule

--------
* Filed herewith

+ To be filed by amendment


  (b) Financial Statement Schedules

  None. Schedules are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

ITEM 17. UNDERTAKINGS

  (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (b) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold as of the termination of the offering.

  (c) The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, Signature Resorts, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 27, 1997.

                                          SIGNATURE RESORTS, INC.

                                          By:  /s/ Andrew D. Hutton
                                            -----------------------------------
                                             Name: Andrew D. Hutton
                                             Title: Vice President and General
                                             Counsel

                               POWER OF ATTORNEY

  Each person whose signature appears below constitutes and appoints Andrew J. Gessow, Steven C. Kenninger, Michael A. Depatie and Andrew D. Hutton, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including pre- and post-effective amendments) or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
    /s/ Osamu Kaneko                 Chairman of the Board and       June 27, 1997
____________________________________ Chief Executive Officer
   Osamu Kaneko                      (Principal Executive
                                     Officer)


   /s/ Andrew J. Gessow              Director and President          June 27, 1997
____________________________________
   Andrew J. Gessow


   /s/ Steven C. Kenninger           Director, Chief Operating       June 27, 1997
____________________________________ Officer and Secretary
   Steven C. Kenninger


   /s/ Michael A. Depatie            Executive Vice President and    June 27, 1997
____________________________________ Chief Financial Officer
   Michael A. Depatie                (Principal Financial
                                     Officer)

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
    /s/ James E. Noyes               Executive Vice President and    June 27, 1997
____________________________________ Director
   James E. Noyes


    /s/ Charles C. Frey              Senior Vice President and       June 27, 1997
____________________________________ Chief Accounting Officer
   Charles C. Frey                   (Principal Accounting
                                     Officer)


    /s/ Juergen Bartels              Director                        June 27, 1997
____________________________________
   Juergen Bartels


   /s/ Sanford R. Climan             Director                        June 27, 1997
____________________________________
   Sanford R. Climan


   /s/ Joshua S. Friedman            Director                        June 27, 1997
____________________________________
   Joshua S. Friedman


    /s/ W. Leo Kiely III             Director                        June 27, 1997
____________________________________
   W. Leo Kiely III

                                 EXHIBIT INDEX

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
  NUMBER                        DESCRIPTION                            PAGE
 --------                       -----------                        ------------
   2.1    Plan and Agreement of Merger dated as of September 22,
           1996 by and between Signature Resorts, Inc. and AVCOM
           International, Inc. as amended (incorporated by
           reference to Exhibit 2 to Registrant's Registration
           Statement on Form S-4 (No. 333-16339))

   2.2 Agreement and Plan of Merger dated as of May 15, 1997 by and among Signature Resorts, Inc., Primavera
           Acquisition Corp. and Plantation Resorts Group, Inc.
           (incorporated by reference to Exhibit 2.1 to Registrant's current report on Form 8-K filed with the Commission on May 29, 1997)

  +2.3    Purchase Agreement dated as of June 5, 1997 by and
           among Signature Resorts, Inc., Ian K. Ganney, Richard
           Harrington and Stephen Massey

   3.1    Articles of Incorporation, as amended, of Signature
           Resorts, Inc. (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on
           Form S-1 (No. 333-06027))

   3.2    Bylaws of Signature Resorts, Inc., as amended
           (incorporated by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

   *4     Indenture dated as of January 15, 1997 by and between
           Signature Resorts, Inc. and Norwest Bank Minnesota,
           National Association, as trustee, for the 5 3/4%
           Convertible Subordinated Notes of Signature Resorts,
           Inc. due 2007

  *5.1    Opinion of Ballard Spahr Andrews & Ingersoll regarding
           the validity of the Common Stock being registered
           (including consent)

 *10.1    Registration Rights Agreement dated as of August 20,
           1996 by and among Signature Resorts, Inc. and the
           persons named therein

 *10.2.1  Employment Agreement between Signature Resorts, Inc.
           and Osamu Kaneko

 *10.2.2  Employment Agreement between Signature Resorts, Inc.
           and Andrew J. Gessow

 *10.2.3  Employment Agreement between Signature Resorts, Inc.
           and Steven C. Kenninger

  10.2.4  Employment Agreement between Signature Resorts, Inc.
           and James E. Noyes (incorporated by reference to Exhibit 10.2.2 to Registrant's Registration Statement on Form S-1 (No. 333-06027))

  10.2.5  Employment Agreement between Signature Resorts, Inc.
           and Michael A. Depatie (incorporated by reference to Exhibit 10.2.5 to Registrant's Registration Statement on Form S-4 (No. 333-16339))

 *10.2.6  Option Agreement between Signature Resorts, Inc. and
           Osamu Kaneko.

 *10.2.7  Option Agreement between Signature Resorts, Inc. and
           Andrew J. Gessow

 *10.2.8  Option Agreement between Signature Resorts, Inc. and
           Steven C. Kenninger

 *10.2.9  Option Agreement between Signature Resorts, Inc. and
           James E. Noyes

 *10.2.10 Option Agreement between Signature Resorts, Inc. and
           Michael A. Depatie

  10.3.1  1996 Equity Participation Plan of Signature Resorts,
           Inc. (incorporated by reference to Exhibit 10.3 to Registrant's Registration Statement on Form S-1 (No.
           333-06027))

 *10.3.2  First Amendment to 1996 Equity Participation Plan of
           Signature Resorts, Inc. dated as of May 16, 1997

  10.4    Agreement of Limited Partnership of Pointe Resort
           Partners, L.P. (subsequently renamed Poipu Resort
           Partners L.P.) dated October 11, 1994 (incorporated by reference to Exhibit 10.4 to Registrant's
           Registration Statement on Form S-1 (No. 333-06027))

  10.5    Signature Resorts, Inc. Employee Stock Purchase Plan
           (incorporated by reference to Exhibit 10.5 to Registrant's Registration Statement on Form S-1 (No.
           333-06027))

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                        DESCRIPTION                             PAGE
 -------                       -----------                         ------------
  10.6   Agreement between W&S Hotel L.L.C. and Argosy/KOAR
          Group, Inc. dated as of May 3, 1996 (incorporated by
          reference to Exhibit 10.6 to Registrant's Registration
          Statement on Form S-1 (No. 333-06027))
  10.7   Conti-Trade Financial Warehouse Line Agreement
          (incorporated by reference to Exhibit 10.7 to
          Registrant's Registration Statement on Form S-4 (No.
          333-16339))
  10.8.1 Loan and Security Agreement between Port Royal Resort,
          L.P., and Finova Capital Corporation (as successor in
          interest to Greyhound Capital Corporation) dated as of
          October 7, 1993 and as amended by the First Amendment
          to Loan and Security Agreement dated as of April 26,
          1995 (incorporated by reference to Exhibit 10.8.1 to
          Registrant's Registration Statement on Form S-1
          (No. 333-18447))
  10.8.2 Loan and Security Agreement between Signature Resorts,
          Inc. (as successor in interest to Cypress Pointe
          Resorts, L.P.), and Finova Capital Corporation (as
          successor in interest to Greyhound Real Estate Finance
          Company) dated as of December 19, 1991 and as amended
          by (i) the First Amendment to Loan and Security
          Agreement and Consent and Agreement of Guarantors
          dated as of November 9, 1992, (ii) the Second
          Amendment to Loan and Security Agreement dated as of
          January 13, 1993, (iii) the Third Amendment to Loan
          and Security Agreement dated as of April 7, 1993, (iv)
          the Fourth Amendment to Loan and Security Agreement
          dated as of December 16, 1993, (v) the Fifth Amendment
          to Loan and Security Agreement dated as of June 28,
          1994, (vi) the Sixth Amendment to Loan and Security
          Agreement dated December 16, 1994, and (vii) the
          Seventh Amendment to Loan and Security Agreement dated
          as of November 6, 1995 (incorporated by reference to
          Exhibit 10.8.2 to Registrant's Registration Statement
          on Form S-1 (No. 333-18447))
  10.8.3 Loan and Security Agreement between Signature Resorts,
          Inc. (as successor in interest to San Luis Resort
          Partners, LLC), and Finova Capital Corporation dated
          as of June 6, 1996 (incorporated by reference to
          Exhibit 10.8.3 to Registrant's Registration Statement
          on Form S-1 (No. 333-18447))
  10.8.4 Loan and Security Agreement between Grand Beach Resort,
          Limited Partnership, and Finova Capital Corporation
          (as successor in interest to Greyhound Financial
          Corporation) dated as of October 7, 1994 and as
          amended by the First Amendment to Loan and Security
          Agreement dated as of July 5, 1995 (incorporated by
          reference to Exhibit 10.8.4 to Registrant's
          Registration Statement on Form S-1 (No. 333-18447))
  10.8.5 Loan and Security Agreement (Receivables) between
          Signature Resorts, Inc. (as successor in interest to
          Fall Creek Resort, L.P.), and Heller Financial, Inc.,
          dated as of October 9, 1995 (incorporated by reference
          to Exhibit 10.8.5 to Registrant's Registration
          Statement on Form S-1 (No. 333-18447))
  10.8.6 Loan and Security Agreement between AKGI-St. Maarten NV
          (as successor in interest to AKGI-Royal Palm
          C.V.o.a.), and Finova Capital Corporation dated as of
          July 12, 1995 (incorporated by reference to
          Exhibit 10.8.6 to Registrant's Registration Statement
          on Form S-1 (No. 333-18447))
  10.8.7 Loan and Security Agreement between Lake Tahoe Resort
          Partners, LLC, and Finova Capital Corporation dated as
          of April 29, 1996 (incorporated by reference to
          Exhibit 10.8.7 to Registrant's Registration Statement
          on Form S-1 (No. 333-18447))
  10.8.8 Construction Loan Agreement between Lake Tahoe Resort
          Partners, LLC, and Finova Capital Corporation dated as
          of April 29, 1996 (incorporated by reference to
          Exhibit 10.8.8 to Registrant's Registration Statement
          on Form S-1 (No. 333-18447))

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
  NUMBER                        DESCRIPTION                            PAGE
 --------                       -----------                        ------------
  10.8.9  Lender's Certification and Consent from Resort Capital
           Corporation to Signatures Resorts, Inc. dated as of
           August 15, 1996 (incorporated by reference to Exhibit
           10.8.1 to Registrant's Registration Statement on Form
           S-4 (No. 333-16339))
  10.8.10 Lender's Certification and Consent from FINOVA Capital
           Corporation to Signature Resorts, Inc. dated as of
           August 15, 1996 (incorporated by reference to Exhibit
           10.8.2 to Registrant's Registration Statement on Form
           S-4 (No. 333-16339))
  10.8.11 Assumption Agreement between FINOVA Capital
           Corporation and Signature Resorts, Inc. dated as of
           August 15, 1996 (incorporated by reference to Exhibit
           10.8.3 to Registrant's Registration Statement on Form
           S-4 (No. 333-16339))
  10.8.12 Assumption Agreement between Resort Capital
           Corporation and Signature Resorts, Inc. dated as of
           August 15, 1996 (incorporated by reference to Exhibit
           10.8.4 to Registrant's Registration Statement on Form
           S-4 (No. 333-16339))
  10.8.13 Assumption Agreement between FINOVA Capital
           Corporation and AKGI-Sint Maarten, N.V. dated as of
           August 15, 1996 (incorporated by reference to Exhibit
           10.8.5 to Registrant's Registration Statement on Form
           S-4 (No. 333-16339))
  10.9    Registration Rights Agreement dated as of May 15, 1997
           by and among Signature Resorts, Inc. and the persons
           named therein (incorporated by reference to Exhibit 4
           to Registrant's current report on Form 8-K filed with
           the Commission on May 29, 1997)
 *11      Statement re Computation of Per Share Earnings
  16.1    Letter from Ernst & Young LLP regarding change in
           certifying accountant (incorporated by reference to
           Exhibit 16.1 to Registrant's current report on Form
           8-K filed with the Commission on September 18, 1996)
 *21      Subsidiaries of Signature Resorts, Inc.
 *23.1    Consent of Ballard Spahr Andrews & Ingersoll (included
           as part of Exhibit 5.1)
 *23.2    Consent of Arthur Andersen LLP
 *23.3    Consent of Ernst & Young LLP
 *24      Power of Attorney (included on page II-6)
 *27      Financial Data Schedule

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* Filed herewith

+ To be filed by amendment